UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ⌧

Filed by a party other than the Registrant ◻

Check the appropriate box:

◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material Pursuant to Section 24 0.14a-12

RLI CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
⌧	No fee required

◻	Fee paid previously with preliminary materials.

◻	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

RLI CORP. NOTICE OF 2021 ANNUAL MEETING AND PROXY STATEMENT. RLI© DIFFERENT WORKS

9025 N. LINDBERGH DRIVE • PEORIA, IL 61615 PHONE: 309-692-1000 • FAX: 309-692-1068 WWW.RLICORP.COM

RLI Corp.

9025 N. Lindbergh Drive

Peoria, Illinois 61615

March 23, 2023

Dear Fellow Shareholders:

Please consider this letter your personal invitation to attend the 2023 RLI Corp. Annual Shareholders Meeting, which will be conducted via live audio webcast on May 4, 2023, at 9:00 a.m. CDT. In order to provide expanded access, improved communication and cost savings for our shareholders and our Company, this year’s Annual Meeting will be a completely “virtual” meeting of shareholders. You will be able to attend the virtual Annual Meeting, vote your shares and submit questions during the meeting via the live webcast by visiting www.virtualshareholdermeeting.com/rli2023. To participate, you will need the 16-digit control number included in your proxy materials or on your proxy card. We encourage you to allow ample time for online check-in, which will begin at 8:45 a.m. CDT. Please note that there will be no in-person meeting for you to attend.

Business scheduled to be considered at the meeting includes the election of Directors, an amendment to the Company’s Certificate of Incorporation to include the exculpation of officers, approval of the 2023 RLI Corp. Long-Term Incentive Plan, an advisory vote on our executive compensation, and ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the current year. In addition, we will review significant events of 2022 and their impact on you and the Company.

Again, this year we are furnishing our proxy materials via the Internet. Shareholders will receive a mailed notice card with instructions on how to view our proxy materials over the Internet and other information.

Thank you for your interest in RLI as well as your confidence in, and support of, our future.

Sincerely,

Jonathan E. Michael

Chairman of the Board

RLI Corp. | 9025 N. Lindbergh Drive | Peoria, Illinois 61615

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 4, 2023

To the Shareholders of RLI Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of RLI Corp. (“Company”) will be conducted via live audio webcast on Thursday, May 4, 2023, at 9:00 a.m. Central Daylight Time at www.virtualshareholdermeeting.com/rli2023 for the following purpose:

1.	to elect as Directors the eleven (11) nominees named in the attached proxy statement for a one-year term expiring at the 2024 Annual Meeting of Shareholders;
2.	to hold an advisory vote to approve executive compensation (the “Say-on-Pay” vote);
3.	approval of an amendment to the Company’s Certificate of Incorporation to include the exculpation of officers;
4.	approval of the 2023 RLI Corp. Long-Term Incentive Plan;
5.	to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the current year; and
6.	to transact such other business as may properly be brought before the meeting.

Only holders of Common Stock of the Company of record at the close of business on March 6, 2023, are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

Jeffrey D. Fick
Chief Legal Officer & Corporate Secretary

Peoria, Illinois

March 23, 2023

It is important, regardless of the number of shares you hold, that you attend the Annual Meeting via the live webcast or be represented by proxy. Even if you expect to attend via the live webcast, we encourage you to promptly submit your proxy by any method described below to ensure your vote is counted:

●By Internet: submit your proxy over the Internet in accordance with the instructions provided on your proxy card or Notice of Internet Availability of Proxy Materials;
●By Phone: submit your proxy by telephone, toll-free, in accordance with the instructions provided on your proxy card, or
●By Mail: if you received your proxy card by mail, complete the proxy card and sign, date and return it as promptly as possible.

You have the right to revoke your proxy at any time prior to the Annual Meeting by filing a written notice of revocation with the Corporate Secretary of the Company prior to the convening of the Annual Meeting, or by submitting another proxy card with a later date or voting by telephone or over the Internet at a later date. If you attend the Annual Meeting via live webcast, you may change your vote by voting online while the meeting is in progress by visiting www.virtualshareholdermeeting.com/rli2023. You will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials.

RLI Corp. 2023 Proxy Statement    |    1

2    |    RLI Corp. 2023 Proxy Statement

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PROXY SUMMARY

This Proxy Statement Summary (“Summary”) highlights information contained in this Proxy Statement, the Annual Report on Form 10-K, or on our website at www.rlicorp.com. This Summary does not contain all the information you should consider, so please read the entire Proxy Statement carefully before voting. For more information regarding our 2022 performance, please review the Annual Report on Form 10-K for the year ended December 31, 2022, a copy of which is available at the Investors section of our website at www.rlicorp.com.

MATTERS TO BE VOTED ON:

The following is a summary of the proposals to be voted on at the Annual Meeting and the Board’s voting recommendations with respect to each proposal:

	Board
	Recommendation	Page

PROPOSAL 1: Election of Directors	FOR	15

PROPOSAL 2: Non-Binding, Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers	FOR	33

PROPOSAL 3: Approval of Amendment to the Company’s Certificate of Incorporation to Include the Exculpation of Officers	FOR	56

PROPOSAL 4: Approval of the 2023 RLI Corp. Long-Term Incentive Plan	FOR	61

PROPOSAL 5: Ratification of the Selection of Independent Registered Public Accounting Firm	FOR	69

CORPORATE GOVERNANCE HIGHLIGHTS:

●	Annual election of Directors
●	9 of our 11 Director nominees are Independent
●	Five new Independent Directors in the last seven years
●	Split Chairman & CEO roles effective January 1, 2022
●	Independent Lead Director position empowered with broad responsibilities and significant governance duties
●	Comprehensive Code of Conduct that applies to all employees and Directors
●	Executive sessions of Independent Directors conducted at regularly scheduled board meetings
●	Oversight of executive succession planning by the Human Capital & Compensation Committee of the Board
●	Directors elected by majority vote
●	Regular Board, Committee, and Director Evaluations
●	Ethics and corporate compliance program and anonymous whistleblower hotline
●	Stock ownership guidelines for Directors and Officers

4    |    RLI Corp. 2023 Proxy Statement

BOARD COMPOSITION & EXPERIENCE:

	Kaj Ahlmann	Michael Angelina	David Duclos	Susan Fleming	Jordan Graham	Paul Medini	Jonathan Michael	Craig Kliethermes	Robert Restrepo	Debbie Roberts	Michael Stone
Legal, Regulatory, or Government		●						●	●		●
Strategy formulation and planning	●	●	●	●	●		●	●	●	●	●
Accounting	●					●	●			●
Audit	●	●				●	●			●
Private equity/venture capital	●			●	●
Brand & Marketing	●		●							●
M&A / Corporate Development	●		●	●	●	●			●		●
Investments & Capital Markets				●	●		●				●
Internet / Digital & Social Media					●
Insurance Industry Expertise	●	●	●	●	●	●	●	●	●		●
Information technology					●
Human Resources / Compensation			●	●				●	●
C-Suite / Executive Management	●	●	●		●	●	●	●	●	●	●
Risk Management	●	●	●				●	●	●		●
Academia & Education		●		●
Actuarial	●	●						●
Demographics
Race/Ethnicity
African American										●
White / Caucasian	●	●	●	●	●	●	●	●	●		●
Gender
Male	●	●	●		●	●	●	●	●		●
Female				●						●
Board Tenure
Years	13	9	5	4	18	0	25	2	6	4	10

BOARD OF DIRECTORS TRANSITIONS:

On August 17, 2022, John T. Baily informed the Company that he will retire from the Board upon conclusion of his term on at the Annual Meeting. Mr. Baily has been a member of the Company’s Board since 2003 and currently serves as member of the Audit Committee, Chair of the Nominating & Corporate Governance Committee, and serves as Lead Director. The Board of Directors will select a new Lead Director at its May meeting.

On November 1, 2022, Paul B. Medini was appointed to the Company’s Board of Directors and was appointed to the Company’s Audit and Human Capital and Compensation Committee effective February 1, 2023.

On January 31, 2023, Calvin G. Butler, Jr. resigned from the Board of Directors of RLI Corp. (“RLI”) in light of the demands of his new role as President and Chief Executive Officer of Exelon Corporation. Mr. Butler was a member of the Audit Committee and Nominating & Corporate Governance Committee.

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COMPANY HIGHLIGHTS
OUR HISTORY:
RLI is a specialty insurance company with more than 50 years of experience serving diverse niche, property, casualty, and surety markets.

OUR PRODUCTS:
Product diversification has fueled our growth & financial success.

General Liability
Excess Liability
SURPLUS LINES
E&S Property
Personal Umbrella
Earthquake
PROPERTY
(29%)
CASUALTY
(60%)
Executive Products
Marine
SURETY
(11%)
Transportation
Other
Contract
Commercial
Miscellaneous
Other
Commercial
Package
Professional Services

*Based on 2022 net written premium

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OUR BUSINESS MODEL:
RLI is a domestic, specialty insurance company that does its own underwriting.

● We hire experienced, entrepreneurial underwriters	● Underwriting leadership compensation is tied directly to underwriting profit	● Our products are run like stand-alone businesses	● Organic product growth

● We focus on difficult markets that require unique expertise		● Diversification reduces corporate risk	● Talent acquisition & start-ups

● Strong feedback loop between underwriting and claims	● 91% Institutions & other public investors ● 9% Insiders & Employee Stock Ownership Plan “(ESOP”)	● Many products are convenient and tailored to fill a void in the market	● Acquisitions

OUR STRATEGY:
From our niche product offerings to our business model, our culture to our results — we’re different.

We aspire to:

●

Be a premier specialty underwriting company that achieves long-term industry leading combined ratios and book value growth.

●

Remain a destination for talented, entrepreneurial underwriters with ‘narrow & deep’ expertise.

●

Seek out difficult markets while maintaining a highly diverse product portfolio.

●

Emphasize profit maximization and enhance our ability to grow over the long term, with a focus on organic opportunities and acquisitions that preserve the unique culture that has made RLI successful.

LEADERSHIP TRANSITION:

In November 2021, Jonathan E. Michael, Chairman of the Board of Directors and Chief Executive Officer, announced his resignation as Chief Executive Officer of RLI Corp. (the “Company”) effective December 31, 2021.  He remains Chairman of the Board. Mr. Michael’s resignation as Chief Executive Officer was part of a succession plan previously approved by Independent Directors of the Board. Effective January 1, 2022 the Board appointed Craig W. Kliethermes as President and Chief Executive Officer of the Company and appointed Jennifer L. Klobnak as Chief Operating Officer of the Company.

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2022 FINANCIAL PERFORMANCE

FINANCIAL RESULTS:

As a result of the efforts of our associates, we achieved outstanding financial results in 2022. These results included posting a 84.4 combined ratio, which marked our 27th consecutive year of underwriting profit; delivering return on equity of 48.6 percent*, a testament to our sustained profitability; growing book value per share by 25 percent during the year, inclusive of dividends; and continuing to reward shareholders through regular dividends and a $7.00 per share special dividend which resulted in returning $318 million to shareholders in 2022 and paying more than $1.3 billion in dividends over the last 10 years.

Gross Premiums Written (in millions) $1,565 Compared to $1,347 million in the previous year	Comprehensive Earnings (in millions) $304.5 Compared to $220.5 million in the previous year

Combined Ratio 84.4 27th consecutive year below 100	Net Cash Flow from Operations (in millions) $250.4 Compared to $384.9 million in the previous year

Regular / Special Dividend Per Share Paid in 2022 $1.03 / $7.00 47 years of paying and increasing regular dividends	Book Value per Share at December 31 $25.89 25% increase from year-end 2021, inclusive of dividends

FINANCIAL STRENGTH:

AM Best A+ (Superior)	Standard & Poor’s A (Strong)

Moody’s A2	Ward’s 50® Top P&C Performer 32 Consecutive Years One of two companies named every year since inception

* Return on equity for 2022 includes $484.4 million of after-tax realized gain from the sale of our equity method investment in Maui Jim.

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SUSTAINABLE BUSINESS PRACTICES

The Company is a specialty underwriting company and our financial performance starts with our entrepreneurial and ownership culture. We are steadfast in our belief that to deliver strong returns for our shareholders, we must also remain a sustainable organization. Our approach to sustainability reflects our focus on doing the right thing – for our customers, our employees, our communities, and the environment. With that philosophy guiding our efforts, we are committed to continue integrating sound and relevant Environmental, Social and Governance principles into our business. Additional detail on how we are integrating these principles into our work can be found in our Sustainability Report which can be viewed at www.rlicorp.com/sustainability.

Ethical Business Conduct:

Our Code of Conduct, which applies to all employees and Directors, provides guidance on ethical business behavior to support our strong reputation as a leading specialty property and casualty insurance company. Annually, employees and Directors are asked to read, understand, agree to comply with the Code and other Company policies, and confirm they have complied with the Code in the last year. No waiver of the Code was made in 2022 for any executive or Director. We also maintain a Third-Party Code of Conduct for our suppliers, vendors, consultants, and business partners to communicate ethical business standards under which Third Parties are expected to operate when providing goods and services to the Company.

Diversity and Inclusion:

The Company strives to deliver excellent customer service and achieve superior business results by cultivating an exceptional workforce. Our goal is to attract, develop and retain the best employee talent from diverse backgrounds while promoting an environment where different viewpoints are valued and individuals feel respected, are treated fairly, and have an opportunity to excel in their chosen careers. Our Diversity and Inclusion Counsel ensures employees and management are engaged on topics related to an inclusive workforce. Employee resource groups (ERGs) provide further opportunities for employees to connect with each other on shared interested and experiences. We actively support, and participate in, initiatives led by the American Property Casualty Insurance Association that aim to increase diversity in the insurance industry.

The Company sustains its high-performance ownership culture through ongoing investments in our greatest assets - our people. Our Total Rewards program is designed to attract the best talent in the industry and we strive to help all employees realize their potential through training, mentoring and professional development.

The Company believes in fostering an open and collaborative workplace that encourages employees to take ownership of their performance and development. We consistently track employee engagement and satisfaction metrics, along with other workforce data and insights, to assess the health of our workforce culture on an ongoing basis and make improvements based on employee feedback. Every two years, we conduct an employee engagement survey. Results from RLI’s last employee engagement survey reflected strong employee engagement scores exceeding a finance and insurance benchmark.

The Company also has a goal of establishing diversity among members of its Board of Directors reflecting, but not limited to, profession, background, experience, geography, skills, ethnicity, and gender. The Nominating & Corporate Governance Committee of the Board is committed to actively seeking highly qualified candidates, including women and minority candidates, and will include such candidates in each director search it undertakes, including those by third-party search firms.

Environmental Stewardship:

Information on the Company’s environmental stewardship and climate change-related risk management can be found at www.rlicorp.com/environment.

The Company has demonstrated its commitment to a renewable future through its $5 million investment in a 1.8-megawatt solar field on our corporate campus in Peoria, Illinois. Located on six and a half acres, the 4,752-panel solar field is capable of producing annual electrical power equal to or exceeding annual electrical usage for our office buildings in Peoria, which house approximately 43% of our workforce.

In 2022, the Company’s solar field produced 1,375,000 kilowatt hours (“kWh”) of electricity. The Company purchased 160,000 kWh of electricity for Peoria facilities for times when the solar field was not operational and returned 526,000 excess kWh produced by the solar farm to the electrical grid.

While we are doing our part to support the global transition to more sustainable energy sources, we also believe this process will be lengthy and complex. Current energy needs cannot be met solely through green technologies and many, including those who are the most economically vulnerable, cannot simply stop using fossil fuels. By providing insurance products to the energy market, our responsible underwriting and sound risk management practices serve to support a reliable energy supply and enable a transition to more sustainable energy sources over time.

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RLI Corp. | 9025 N. Lindbergh Drive | Peoria, Illinois 61615

PROXY STATEMENT

Annual Meeting of Shareholders to be held May 4, 2023

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of RLI Corp., a Delaware corporation (“Company”), in connection with the solicitation by the Board of Directors of the Company (“Board” or “Board of Directors”) of proxies to be used at the Annual Meeting of Shareholders (“Annual Meeting”) to be held at 9:00 a.m. Central Daylight Time on Thursday, May 4, 2023 which will be conducted via live webcast at www.virtualshareholdermeeting.com/rli2023 and at any adjournments or postponements of the Annual Meeting.

This year, we are pleased to again be taking advantage of a Securities and Exchange Commission (“SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (“E-Proxy Notice”) instead of a paper copy of the proxy materials. The E-Proxy Notice contains instructions that will enable shareholders receiving the E-Proxy Notice to access these materials over the Internet and, if so desired, to request a paper copy of these proxy materials by mail. Shareholders who do not receive the E-Proxy Notice will receive a paper copy of the proxy materials by mail. The Company intends to mail the E-Proxy Notice to shareholders on or about March 23, 2023.

VOTING AND QUORUM

Pursuant to the Company’s Bylaws, at least a majority in voting power of the stock issued and outstanding and entitled to vote must be present (in person or by proxy) at the Annual Meeting to conduct the meeting, which is known as a “quorum” of shares. Even if you expect to attend the virtual Annual Meeting, we encourage you to promptly submit your proxy by any method described below to ensure your vote is counted.

Whether you hold your shares directly as the shareholder of record or through a broker, trustee, or other nominee (“in street name”), you may vote by the following methods:

●	Internet: Shareholders may submit their proxy over the Internet by following the instructions provided on the proxy card or on the E-Proxy Notice. Shareholders will need to have the 16-digit control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy over the Internet.
●	Telephone: Shareholders may submit their proxy by telephone, toll-free, by following the instructions provided on the proxy card or on the E-Proxy Notice. Shareholders will need to have the 16-digit control number appearing on their proxy card or E-Proxy Notice available in order to submit their proxy by telephone.
●	Mail: Shareholders who receive a paper copy of a proxy card by mail may submit their proxy by signing, dating, and returning the proxy card as promptly as possible in the envelope enclosed for that purpose.
●	Virtually During the Meeting: Shareholders may vote during the Annual Meeting at www.virtualshareholdermeeting.com/rli2023 by using the 16-digit control number included with these proxy materials provided. However, as explained below, shares held in the RLI Corp. Employee Stock Ownership Plan (“ESOP”) must be voted before 11:59 p.m. on May 1, 2023.

Each proxy will be voted in accordance with the shareholder’s specifications. If you return a signed proxy card without providing voting instructions or do not designate a voting preference when using the other methods, your shares will be voted as recommended by the Board of Directors, except that if your shares are held in the Company’s (“ESOP”) and no vote is received for those shares by 11:59 p.m. on May 1, 2023, the Trustee (as defined herein) of the ESOP will vote such shares in proportion to other ESOP votes cast unless contrary to applicable law, as further explained in note 3 on page 13.

All proxies delivered pursuant to this solicitation are revocable at any time prior to the meeting by giving written notice to the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, or by submitting a proxy by any method bearing a later date, or by voting electronically at the Annual Meeting. Attending the virtual Annual Meeting will not, in and of itself, revoke a proxy. Beneficial shareholders may revoke any prior voting instructions by contacting the broker, bank, or other nominee that holds their shares or by voting online during the meeting.

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SHAREHOLDERS ENTITLED TO VOTE

Shareholders of record at the close of business on March 6, 2023, the record date, shall be entitled to vote at the 2023 Annual Meeting. As of the record date, the Company had 45,551,955 shares of Common Stock outstanding and entitled to vote. Common share ownership entitles the holder to one vote per share upon each matter to be voted at the 2023 Annual Meeting.

VOTES REQUIRED TO APPROVE THE PROPOSALS

The following chart describes the proposals to be considered at the meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted:

Proposal	Voting Options	Vote Required to Approve the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
Election of Directors	For, against, or abstain on each nominee	Majority of votes cast	No effect.	No effect. No broker discretion to vote.
Say-on-Pay	For, against, or abstain	Majority of votes cast	No effect	No effect. No broker discretion to vote.
Approve Amendment to the Company’s Certificate of Incorporation to Include Exculpation of Officers	For, against, or abstain	Majority of shares outstanding	Counted as vote. Same effect as votes against.	Same effect as a vote against. No broker discretion to vote.
Approve 2023 Long-Tern Incentive Plan	For, against, or abstain	Majority of votes cast	No effect.	No effect. No broker discretion to vote.
Ratify selection of Deloitte & Touche LLP	For, against, or abstain	Majority of votes cast	No effect.	Brokers have discretion to vote.

In the election of directors, a nominee for director will be elected if the votes cast for such nominee exceed the votes cast against such nominee. For all other matters except for the approval of the amendment to the Company’s Certificate of Incorporation to include the exculpation of officers, approval will require the affirmative vote of a majority of the votes cast. For the approval of the amendment to the Company’s Certificate of Incorporation to include the exculpation of officers, the affirmative vote of a majority of the shares of common stock outstanding on the record date will be required.

If you are a beneficial holder with your shares in street name and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote your shares, which would result in “broker non-votes” on proposals other than the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Any shares represented by “broker non-votes” are not considered votes cast or entitled to vote and therefore will not impact the outcome of such proposals, except that a broker non-vote will have the same impact as a vote “against” the proposal to approve the amendment to the Company’s Certificate of Incorporation to include the exculpation of officers. Accordingly, we encourage you to vote promptly, even if you plan to attend the virtual annual meeting.

ATTENDING THE VIRTUAL ANNUAL MEETING

In order to provide expanded access, improved communication and cost savings for our shareholders and our Company, this year’s Annual Meeting will be a completely “virtual” meeting of shareholders, which will be conducted via live audio webcast. We believe that hosting a virtual meeting will enable more of our shareholders to attend and participate in the meeting since our shareholders can participate from any location around the world with Internet access. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/rli2023. Such questions must be confined to matters properly before the Annual Meeting and of general Company concern. You will also be able to vote your shares electronically at the Annual Meeting. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. If you are not a shareholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the record date, a copy of the voting instruction form provided by your broker, trustee or other nominee, or other similar evidence of ownership. If your shares are held in the ESOP, you will not be able to vote your shares at the virtual Annual Meeting.

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The meeting will begin promptly at 9:00 a.m. Central Daylight Time. We encourage you to access the meeting prior to the start time. Online access will open at 8:45 a.m. Central Daylight Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page at www.virtualshareholdermeeting.com/rli2023.

A replay of the Annual Meeting will be posted as soon as practical at www.virtualshareholdermeeting.com/rli2023 along with answers to shareholder questions pertinent to meeting matters that are received before and during the Annual Meeting that cannot be answered during the Annual Meeting due to time constraints.

PROXY SOLICITATION

The Company will bear the cost of proxy solicitation. In addition to the use of the mail, proxies may be solicited in person or by telephone, facsimile or other electronic means, by Directors, officers, or employees of the Company. No additional compensation will be paid to such persons for their services. In accordance with the regulations of the SEC and the NYSE, the Company will reimburse banks, brokerage firms, investment advisors and other custodians, nominees, fiduciaries, and service bureaus for their reasonable out-of-pocket expenses for forwarding soliciting material to beneficial owners of the Company’s Common Stock and obtaining their proxies or voting instructions. The Company has engaged Okapi Partners LLC (“Okapi”) to assist with the solicitation of proxies and expects to pay a maximum of $15,000 to Okapi for these services, plus reimbursement of out-of-pocket expenses.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT TO SHAREHOLDERS

This Notice of 2023 Annual Meeting and Proxy Statement and the Company’s 2022 Annual Report to Shareholders are available on the Company’s website at www.rlicorp.com and at http://materials.proxyvote.com/749607.

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SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

The following table includes persons or entities known to the Company who beneficially own more than 5 percent of the Company’s Common Stock as of December 31, 2022:

Name and Address	Number of Shares	Percent of Outstanding
of Beneficial Owner	Beneficially Owned	Common Stock
The Vanguard Group, Inc. (1)	4,781,024	10.54%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

BlackRock, Inc. (2)	4,771,661	10.50%
55 East 52nd Street
New York, New York 10055

State Street Corporation (3)	4,639,518	10.22%
State Street Financial Center
One Lincoln Street
Boston, Massachusetts 02111

Kayne Anderson Rudnick Investment Management LLC (4)	2,846,623	6.27%
1800 Avenue of the Stars
2nd Floor
Los Angeles, CA 90067

(1)	The information shown is based solely on a Schedule 13G dated February 9, 2023, filed with the SEC by The Vanguard Group, Inc. (“Vanguard”). According to the Schedule 13G, as of December 31, 2022, Vanguard is the beneficial owner of 4,781,024 shares, and has no sole voting power with respect to any shares held, sole dispositive power with respect to 4,674,870 shares, shared voting power with respect to 67,075 shares and shared dispositive power with respect to 106,154 shares.
(2)	The information shown is based solely on a Schedule 13G dated January 23, 2023, filed with the SEC by BlackRock, Inc. (“BlackRock”). According to the Schedule 13G, as of December 31, 2022, BlackRock is the beneficial owner of 4,771,661 shares, has sole voting power with respect to 4,683,613 shares, sole dispositive power with respect to 4,771,661 shares and no shared voting or shared dispositive power with respect to any shares beneficially held.
(3)	The information shown is based solely on a Schedule 13G dated February 3, 2023, filed with the SEC by State Street Corporation (“State Street”). According to the Schedule 13G, as of December 31, 2022, State Street Global Advisors Trust Company (“Trustee”), a subsidiary of State Street, in its capacity as trustee of the RLI Corp. Employee Stock Ownership Plan (“ESOP”), held 3,489,257 shares on behalf of participants in such plan. Each ESOP participant or beneficiary may direct the Trustee as to the manner in which the shares allocated to each participant under the ESOP are to be voted. With respect to allocated shares for which no votes are received, the Trustee will vote such shares in proportion to the votes cast on behalf of allocated shares for which votes are received unless contrary to applicable law. State Street further disclosed no sole voting or sole dispositive power with respect to any shares beneficially held, shared voting with respect to 4,541,556 shares, and shared dispositive power with respect to 4,639,518 shares.
(4)	The information shown is based solely on a Schedule 13G dated February 14, 2023, filed with the SEC by Kayne Anderson Rudnick Investment Management, LLC (“Kayne Anderson”). According to the Schedule 13G, as of December 31, 2022, Kayne Anderson is the beneficial owner of 2,846,623 shares, and has sole voting power with respect to 1,867,671 shares, sole dispositive power with respect to 2,231,146 shares, shared voting and share dispositive power with respect to 615,477 shares.

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DIRECTORS AND OFFICERS

The following is information regarding beneficial ownership of the Company’s Common Stock by each Director and Named Executive Officer (“NEO”) (whose compensation is disclosed in this Proxy Statement), and the Directors and executive officers of the Company as a group, as of March 6, 2023:

Name of Individual or	Number of Shares	Percent of Outstanding
Number of Persons in Group	Beneficially Owned (1)	Common Stock
Kaj Ahlmann (2) (3)	13,372	*
Michael E. Angelina (2) (3)	19,753	*
John T. Baily (2) (3) (4)	88,130	*
Todd W. Bryant (5) (8)	81,360	*
Aaron P. Diefenthaler (5) (6) (7)	76,699	*
David B. Duclos (2) (3)	8,098	*
Jeffrey D. Fick (5) (7)	102,980	*
Susan S. Fleming (2) (3)	8,322	*
Jordan W. Graham (2) (3)	58,581	*
Craig W. Kliethermes (5) (6) (7)	122,711	*
Jennifer L. Klobnak (5) (7)	108,159	*
Paul B. Medini (2) (8)	594	*
Jonathan E. Michael (5) (6) (7) (9)	1,294,559	2.8%
Robert P. Restrepo, Jr. (3)	12,338	*
Debbie S. Roberts (2) (3)	8,371	*
Michael J. Stone (3) (10)	222,243	*

Directors and executive officers as a group (17 persons) (5) (6) (7) (8)	2,288,686	5.00%

*      Less than 1 percent of Class.

(1)	Unless otherwise noted, each person has sole voting power and sole dispositive power with respect to the shares reported.
(2)	Includes shares held by a bank trustee under an irrevocable trust established by the Company with respect to the RLI Corp. Nonemployee Director Deferred Compensation Plan (“Director Deferred Plan”) for the benefit of the following: Mr. Ahlmann 10,024 shares; Mr. Angelina 6,674 shares; Mr. Baily 47,600 shares; Mr. Duclos 4,849 shares; Dr. Fleming 5,725 shares; Mr. Graham 52,180 shares; Mr. Medini 594 shares; and Ms. Roberts 7,688 shares. Each participating Director has no voting or investment power with respect to such shares.
(3)	The above number of shares beneficially owned includes 682 Restricted Stock Units (“RSUs”) (643 RSU’s granted plus dividend equivalents through March 6, 2023) granted to nonemployee Directors on May 5, 2022. Directors can elect to either receive the RSUs as shares of Company stock upon vesting or defer receipt of those shares under the Director Deferred Plan. RSUs have dividend rights that accrue as additional RSUs payable upon vesting or distribution from the Director Deferred Plan. The RSUs will vest, under the terms of the Award, on the date of the Company’s 2023 Annual Meeting.
(4)	Includes 6,000 shares held by Mr. Baily’s spouse.
(5)	Includes shares allocated to the named executive officers and one other executive officer under the ESOP as of March 6, 2023 with respect to which such persons have sole voting power (pursuant to their ability to direct the Trustee to vote their shares) and no investment power. As of March 6, 2023, the following shares were allocated under the ESOP: Mr. Bryant 30,009 shares; Mr. Diefenthaler 4,124 shares; Mr. Fick 12,315 shares; Mr. Kliethermes 7,266 shares; Ms. Klobnak 19,522 shares; and Mr. Michael 268,441 shares.
(6)	Includes shares allocated to the named persons which shares are held by a bank trustee under an irrevocable trust established by the Company with respect to the RLI Corp. Executive Deferred Compensation Plan (“Deferred Plan”) for the benefit of the following: Mr. Diefenthaler 1,442 shares; Mr. Kliethermes 10,991 shares; and Mr. Michael 61,514 shares. Each participant has no voting or investment power with respect to such shares.
(7)	Includes shares that may be acquired by the named persons within 60 days after March 6, 2023, under the 2015 LTIP (as described herein), upon the exercise of outstanding stock options as follows: Mr. Bryant 23,850 shares; Mr. Diefenthaler 45,400 shares; Mr. Fick 28,348 shares; Mr. Kliethermes 43,800 shares; Ms. Klobnak 55,400 shares; and Mr. Michael 68,349 shares.

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(8)	The above number of shares beneficially owned includes 594 Restricted Stock Units (“RSUs”) (563 RSU’s granted plus dividend equivalents through March 6, 2023) granted to Mr. Medini on November 1, 2022. Directors can elect to either receive the RSUs as shares of Company stock upon vesting or defer receipt of those shares under the Director Deferred Plan. RSUs have dividend rights that accrue as additional RSUs payable upon vesting or distribution from the Director Deferred Plan. The RSUs will vest, under the terms of the Award, on the date of the Company’s 2023 Annual Meeting.
(9)	Includes 152,423 shares allocated under the Key Employee Excess Benefit Plan (“Key Plan”), over which Mr. Michael has no voting or investment power; and 20,433 shares owned by the Jonathan E. Michael Family Trust, over which Mr. Michael, as Trustee, has sole voting and sole investment power.
(10)	Includes 135 shares held by Mr. Stone’s wife; and 1,580 shares held by Mr. Stone’s wife, as Custodian — UTMA-FL, as to which Mr. Stone refuses any beneficial interest.

The information with respect to beneficial ownership of Common Stock of the Company is based on information furnished to the Company by each individual included in the table.

PROPOSAL ONE: ELECTION OF DIRECTORS

GENERAL

At this year’s Annual Meeting, 11 Directors are to be elected, each to hold office for a one-year term expiring at the 2024 Annual Meeting and until such Director’s successor is elected and qualified or until such Director’s earlier death, resignation, or removal. Unless otherwise instructed, the shares represented by a signed proxy card will be voted for the election of each of the 11 nominees named below. The affirmative vote of a majority of the votes cast is required for the election of each Director. Votes will be tabulated by an Inspector of Election appointed at the Annual Meeting. Shares may be voted for, against or abstained from, each nominee. Cumulative voting for the Directors is not permitted under the Company’s Amended and Restated Certificate of Incorporation.

NOMINEES

Dr. Susan S. Fleming, Ms. Debbie S. Roberts and Messrs. Kaj Ahlmann, Michael E. Angelina, David B. Duclos, Jordan W. Graham, Craig W. Kliethermes, Paul B. Medini, Jonathan E. Michael, Robert P. Restrepo, Jr., and Michael J. Stone, each a current Director, are standing for election. Each is nominated to serve for a one-year term expiring at the 2024 Annual Meeting.

The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event that any nominee shall become unavailable for election, the shares represented by a proxy will be voted for the election of a substitute nominee selected by the persons appointed as proxies and recommended by the Board, unless the Board should determine to reduce the number of Directors pursuant to the Company’s Bylaws or allow the vacancy to stay open until a replacement is designated by the Board.

The Board of Directors recommends that the shareholders vote “FOR” the election of all 11 nominees listed below.

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Jonathan E. Michael
Age: 69 Director since: 1997 Management Director Committees: ● Board Chairman

BACKGROUND

Mr. Michael has been Chairman of the Board since May 5, 2011. Mr. Michael served as CEO of the Company from January 1, 2001 until his retirement on December 31, 2021. He served as President & CEO from January 1, 2001 until December 31, 2020 when he stepped down as President of the Company as part of the planned succession for his role in connection with his retirement as CEO on December 31, 2021. He was elected Chairman of the Board & CEO of the Company’s principal insurance subsidiaries on January 1, 2002 until his resignation as CEO effective December 31, 2021. Mr. Michael served as Chief Operating Officer of the Company from 1994 to 2001, and prior to that served for several years as Executive Vice President, responsible for running the Company’s insurance operations. Mr. Michael joined the Company in 1982. Prior to 1982, Mr. Michael was associated with Coopers & Lybrand LLP.

QUALIFICATIONS

Mr. Michael has over 40 years of experience with the Company and has held various managerial and executive officer positions. This significant experience with the Company provides Mr. Michael with a unique perspective into our operations, our people and the strategic vision needed to meet our performance goals. He has a Bachelor’s degree in Business Administration from Ohio Dominican College.

OTHER COMPANY BOARD SERVICE

Mr. Michael serves as Lead Director on the Board of Directors of investment management software maker SS&C Technologies Holdings, Inc. and is Chairman of the Board of business analytic technology firm TADA Cognitive Solutions, LLC. Mr. Michael served on the Board of sunglasses manufacturer Maui Jim, Inc. until its acquisition in September 2022. He is currently a member of the OSF St. Francis Medical Center Community Advisory Board; Vice-Chair of the Bradley University Board of Trustees; and the immediate past Chair of Easterseals Central Illinois. He is a member and Past Chair of Property Casualty Insurers Association of America (now known as American Property Casualty Insurance Association) Board of Governors.

Kaj Ahlmann
Age: 72 Director since: 2009 Independent Director Committees: ● Audit ● Nominating & Corporate Governance

BACKGROUND

Mr. Ahlmann retired after serving from October 2009 through December 2016 as Global Head, Strategic Services and Chair, Advisory Board of Deutsche Bank after having provided independent services to the Council of Global Insurance Asset Management, Deutsche Asset Management, since 2006. From 2001 to 2003, Mr. Ahlmann was the Chairman and CEO of inreon, a global electronic reinsurance venture created by Munich Re, Swiss Re, Internet Capital Group and Accenture. He was Vice Chairman and Executive Officer of E.W. Blanch Holdings, Inc., a provider of integrated risk management and distribution services, from 1999 to 2001. Prior to that, from 1993 to 1999, he was Chairman, President and CEO of Employers Reinsurance Corporation, a global reinsurance company and served as a Director of the parent organization, GE Capital Services. Mr. Ahlmann, with his family, owns and operates the Six Sigma Ranch & Winery in Lower Lake, California, which produces artisanal wines for retail distribution.

QUALIFICATIONS

Mr. Ahlmann has broad global reinsurance and insurance expertise and executive management experience. He brings over 40 years of experience with various companies related to the reinsurance and insurance industries and asset management. He has a Bachelor’s degree in Mathematics and a Master’s degree in Mathematical Statistics and Probability and Actuarial Science, both from the University of Copenhagen.

OTHER COMPANY BOARD SERVICE

Mr. Ahlmann served on the boards of Erie Indemnity Company, Erie Insurance Group from 2003 to 2008 and SCPIE Holdings, Inc., from 2006 to 2008. Mr. Ahlmann currently serves as Senior Advisor to the insurance sector for Arena Investors, LP; board member, The Institutes f/k/a American Institute for CPCU (Chartered Property and Casualty Underwriter); and an advisory board member of Six Sigma Academy.

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Michael E. Angelina
Age: 56 Director since: 2013 Independent Director Committees: ● Chair, Audit ● Strategy & Risk

BACKGROUND

Mr. Angelina is an Executive in Residence of the Maguire Academy of Insurance and Risk Management at Saint Joseph’s University since January 2021. Prior to this position he was the Executive Director of the Maguire Academy where he led the Risk Management and Insurance program within the Haub School of Business and coordinated the Maguire Academy activities. From June 2005 to April 2012, Mr. Angelina was the Chief Risk Officer and Chief Actuary for Endurance Specialty Holdings, Ltd., where he was a functional leader of pricing, reserving and risk management and the leader of the Enterprise Risk Management Initiative. From January 2000 to June 2005, Mr. Angelina was the Managing Principal of Tillinghast-Towers Perrin where he led the Philadelphia office and co-led the Tillinghast Asbestos practice.

QUALIFICATIONS

Mr. Angelina has significant insurance industry experience including his extensive risk management background. Mr. Angelina has a Bachelor’s degree in Mathematics from Drexel University.

OTHER COMPANY BOARD SERVICE

Mr. Angelina serves as Chairman of the Board for Hagerty, Inc; a Board Member of CoAction Specialty and QBE Equator Reinsurances Limited; and a former member of American Academy of Actuaries Committee on Property & Liability Financial Reporting and former Chair of AAA Casualty Practice Council.

David B. Duclos
Age: 65 Director since: 2017 Independent Director Committees: ● Chair, Human Capital & Compensation ● Finance & Investment

BACKGROUND

Mr. Duclos retired as CEO of QBE, North America in July 2016, which he was appointed to in April 2013. He retired December 2012 from XL Group, having served as Chief Executive of XL Insurance from January 2008 through December 2011. Mr. Duclos joined XL in October 2003 and served in several senior level underwriting and field operations roles, including running XL’s global specialty business. From September 1999 through July 2003, Mr. Duclos was the President, Small Business Group of Kemper Insurance Company. Mr. Duclos was employed at Cigna Corporation from July 1979 through July 1999 in various underwriting and managerial positions. The positions included Branch Underwriting, Marketing Manager, Branch Executive, AVP-Field Operations, Region President and Specialty Business Leader. He previously served as a Director of RLI Corp. from August 16, 2012 until February 26, 2013.

QUALIFICATIONS

Mr. Duclos brings 44 years of experience with various companies related to the insurance and reinsurance industries. Mr. Duclos has broad global reinsurance and insurance expertise, and executive management experience. Mr. Duclos has a Bachelor’s degree in Business Administration from Eastern Illinois University and is a graduate of the Advanced Insurance Executive Education Program at the Wharton School of the University of Pennsylvania.

OTHER COMPANY BOARD SERVICE

Mr. Duclos serves as Chair of QBE Groups subsidiary board for the Blue Ocean and Equator Re companies, a Director of Maguire Academy of Insurance and Risk Management at Saint Joseph’s University; a member of the board of the American Association of Insurance Services; and Advisor to the CEO of Brightway Insurance Brokerage. He is a former Director of QBE Latin American Insurance Holdings Limited, formerly known as QBE Emerging Markets Holdings Limited and former non-executive Chairman of Lloyd’s Global Network, an advisory Board of Lloyd’s of London.

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Susan S. Fleming
Age: 52 Director since: 2018 Independent Director Committees: ● Nominating & Corporate Governance ● Finance & Investment

BACKGROUND

Dr. Fleming is an entrepreneur in residence, executive educator, and angel investor. From 2009 through 2018, she served as a Senior Lecturer of management and entrepreneurship at the School of Hotel Administration and the Johnson Graduate School of Management of Cornell University. From 2004 through 2009, she pursued a Masters and PhD from Cornell University. From 1998 until December 2003, she was Partner and Principal of Capital Z Financial Services Partners, a private equity fund focused on the financial services industry. From 1994 until December 2003, she served as Vice President, Insurance Partners Advisors, L.P., a private equity fund focused on the insurance and healthcare industries. From 1992 until 1994 she was an analyst with Morgan Stanley & Co.

QUALIFICATIONS

With her years of experience in private equity, investment banking, and education, Dr. Fleming brings expertise in financial services, corporate finance, mergers and acquisitions, and organizational leadership to our Board. Dr. Fleming holds a Bachelor’s Degree in Economics and Asian Studies from the University of Virginia and a Master’s Degree and PhD in Management and Organizations from Cornell University.

OTHER COMPANY BOARD SERVICE

Dr. Fleming currently serves as a Director for Virtus Investment Partners, Inc. She was formerly a Director of Endurance Specialty Holdings, Ltd.; Quanta Capital Holdings, Ltd.; Ceres Group, Inc.; PXRE Group, Ltd.; and Universal American Financial Group, Inc.

Jordan W. Graham
Age: 62 Director since: 2004 Independent Director Committees: ● Human Capital & Compensation ● Chair, Finance & Investment

BACKGROUND

Mr. Graham has been Managing Director with Quotient Partners since May 2011, providing business strategy and merger/acquisition advisory services to financial services, digital media, internet, and information services companies. From 2010 to 2011, he served as President of FICO Consumer Services and Executive Vice President of Credit Scoring and Predictive Analytics at Fair Isaac, Inc., the leading provider of credit, analytics, and decision management technologies. From 2007 to 2010, Mr. Graham was Managing Director and Head of North America Business Development for the Global Transaction Services (GTS) Division of Citigroup responsible for strategic planning, global partnerships, and acquisitions. For the preceding two years, he was retained as a full-time consultant to the CEO of Citigroup GTS and provided strategy and acquisition advisory services. From 1998 to 2004, he was an executive with Cisco Systems, serving as Vice President of the Internet Business Solutions Group, Services Industries Strategy Consulting, leading internet business strategy consulting practices for the financial services, healthcare, energy, and media/entertainment industries globally. Previously, he was Managing Director and Global Head of Cisco’s Financial Services Industry Consulting Practice providing internet business strategy services to CXO level executives in Global 500 insurance, banking, and securities firms. He has also been the CEO of two successful venture capital-backed businesses, a financial services technology company and an internet cloud-based solutions provider, and an advisor to the Board of Directors of Hagerty, Inc.

QUALIFICATIONS

Mr. Graham has strong financial services, strategy, merger/acquisition, and advisory experience as well as deep information technology and digital/internet background. He has over 30 years of experience working both in and providing information technology-based products and services to the financial services industry globally. Mr. Graham has a Bachelor’s degree in Business Entrepreneurship from the University of Southern California.

OTHER COMPANY BOARD SERVICE

Mr. Graham currently serves on the board of Yiftee, Inc. Mr. Graham previously served as a board Director and member of the Investment Committee for Securitas Capital, a SwissRe and Credit Suisse backed private equity fund investing in insurance and risk related ventures.

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Craig W. Kliethermes
Age: 58 Director since: 2021 Management Director Committees: ● Finance & Investment ● Strategy & Risk

BACKGROUND

Mr. Kliethermes has been the President and Chief Executive Officer of the Company since January 1, 2022 and was President and Chief Operating Officer of the Company in 2021. From 2016 until 2020, Mr. Kliethermes was the President and Chief Operating Officer of the Company’s insurance subsidiaries and from 2013 until 2016 he was Executive Vice President, Operations of the Company’s insurance subsidiaries. Mr. Kliethermes joined the Company in 2006. Prior to joining RLI, he served in leadership roles with Lockton Companies, GE Insurance/Employers Reinsurance and John Deere Insurance Company.

QUALIFICATIONS

Mr. Kliethermes has over 36 years of industry experience including nearly 16 years at the Company where, in his current role, he is responsible to ensure the effective and profitable operations of the Company’s business. He has a Bachelor’s degree in Mathematics from Maryville University, a fellow of the Casualty Actuarial Society; a member of the American Academy of Actuaries; and a member of the Chartered Property & Casualty Underwriters Society.

OTHER COMPANY BOARD SERVICE

Mr. Kliethermes serves as a member of the American Property and Casualty Insurance Association Executive Advisory Board; a Director of Maguire Academy of Insurance and Risk Management at Saint Joseph’s University; and a Director of the Heart of Illinois Big Brothers Big Sisters. Mr. Kliethermes previously served as a Director of Maui Jim, Inc.

Paul B. Medini
Age: 65 Director since: 2022 Independent Committees: ● Audit ● Human Capital & Compensation

BACKGROUND

Mr. Medini retired in August 2020 as Sr. Vice President and Chief Accounting Officer of Chubb Ltd. Mr. Medini joined ACE Limited in June 2003 as Chief Accounting Officer. In 2016, ACE Limited completed the acquisition of Chubb Corporation and Mr. Medini continued in his prior role and was named Sr. Vice President and Chief Accounting Officer of Chubb Ltd. in January 2016. He was previously a partner in the property/casualty insurance practice at PricewaterhouseCoopers.

QUALIFICATIONS

Mr. Medini has extensive knowledge in accounting and auditing in the insurance and reinsurance industries and brings to the Board in-depth experience of insurance accounting and insurance auditing. He has a Bachelor’s and Master’s degree in Business Administration from Pace University.

OTHER COMPANY BOARD SERVICE Mr. Medini does not currently serve on any other public company board.

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Robert P. Restrepo, Jr.
Age: 72 Director since: 2016 Independent Director Committees: ● Human Capital & Compensation ● Strategy & Risk

BACKGROUND

Mr. Restrepo retired in May 2015 as CEO and President of State Auto Insurance Companies and as Chairman in December 2015. Mr. Restrepo joined and was appointed Chairman, CEO and President of State Auto in 2006. From 2005 to 2006, Mr. Restrepo served as Senior Vice President, Insurance Operations of Main Street America Group and was responsible for personal lines, commercial lines, bonds, claims, marketing, information technology and customer service. From 1998 to 2003, Mr. Restrepo was the President and CEO, Property & Casualty of Allmerica Financial. From 1996 to 1998, Mr. Restrepo was the President and CEO, Personal Lines at Travelers Property & Casualty and was responsible for the newly combined personal property and casualty operations of Travelers and Aetna. In 1972, Mr. Restrepo joined Aetna Life & Casualty and held various managerial positions through 1996, including positions in marketing, technology, and field management, and ended as Senior Vice President, Personal Lines.

QUALIFICATIONS

Mr. Restrepo brings over 40 years of experience with various companies related to the insurance industries. He has extensive insurance expertise, executive management, finance, regulatory, and risk management experience. He has a Bachelor’s degree in English from Yale University.

OTHER COMPANY BOARD SERVICE

Mr. Restrepo serves as a Director of Enact Holdings, Inc., Genworth Financial, and the Larry H. Miller Group. Mr. Restrepo is a former Director of Majesco; Nuclear Electric Insurance Limited; Big I Reinsurance Company; Property Casualty Insurers Association of America (now known as American Property Casualty Insurance Association); Insurance Information Institute; and The Institutes.

Debbie S. Roberts
Age: 58 Director since: 2018 Independent Director Committees: ● Human Capital & Compensation ● Strategy & Risk

BACKGROUND

Ms. Roberts has been the Executive Vice President and Chief Operations Officer of Panera Bread Co. since September 2020. From 2016 until her retirement in 2018, Ms. Roberts was the President East Zone at McDonald’s Corporation. From 2014 to 2016, Ms. Roberts served as President Northeast Zone at McDonald’s Corporation. In her 28-year career at McDonald’s Corporation, she gained increasingly progressive responsibilities in the areas of accounting, marketing and operations including roles as Sr. Vice President, Restaurant Support Officer-East, President Northeast Zone and President East Zone being responsible for $18.7 billion in sales and 7,000 restaurants.

QUALIFICATIONS

Ms. Roberts brings over 30 years of experience, expertise, and background in accounting matters as well as various executive management experience. Ms. Roberts holds a Bachelor’s degree in Accounting from the University of Illinois.

OTHER COMPANY BOARD SERVICE

Ms. Roberts currently serves on the Board of Directors of Krispy Kreme, Inc., The American Red Cross, and the Women’s Foodservice Forum. She is a former member of the University of Illinois Champaign Alumni and Catalyst Board of Directors.

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Michael J. Stone
Age: 74 Director since: 2012 Independent Director Committees: ● Finance & Investment ● Chair, Strategy & Risk

BACKGROUND

Mr. Stone is the former President and Chief Operating Officer of the Company’s principal insurance subsidiaries from January 2002 until his retirement in December 2015. Mr. Stone joined the Company in May 1996 and held various executive officer positions. From 1977 to May 1996, Mr. Stone held various managerial and executive officer positions with Travelers Insurance Group.

QUALIFICATIONS

Mr. Stone has nearly 40 years of insurance industry expertise and 19 years at the Company where he was responsible for the overall direction of the Company’s principal insurance subsidiaries. He has a Bachelor’s degree in Political Science from Bellarmine College, and received his Law degree, magna cum laude, from the University of Louisville.

OTHER COMPANY BOARD SERVICE

Mr. Stone serves as a Director of SILAC, Inc. He is also a former member of Board of Directors of Kairos Acquisition Corp. and UnityPoint Health and former member of the Bellarmine University Board of Trustees.

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE PRINCIPLES

The Company is committed to having sound corporate governance principles that are designed to ensure that the Board exercises reasonable business judgment in discharging its obligations to the Company and its shareholders. Corporate governance practices also help to ensure that full and transparent disclosures are made to the Company’s shareholders and the SEC.

The Company’s published Corporate Governance Guidelines, which are publicly available on the Company’s website under the Investors section at www.rlicorp.com, outline the Directors’ responsibilities, which include attendance at shareholder, Board, and committee meetings. All 12 Directors then in office attended the 2022 Annual Meeting of Shareholders and were available to respond to appropriate questions from shareholders.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

The Company has developed an orientation process for new Directors and encourages new Directors to attend a Director seminar in their first year as a Director. Directors are also required to maintain the necessary level of expertise to perform their responsibilities and to help ensure that they remain currently informed on corporate governance, financial and accounting practices, ethical issues for Directors and management, industry related topics, and similar matters. The sources through which Directors acquire and maintain this knowledge include webinars, websites, periodicals, newsletters, director education programs, conferences, seminars, and director educational and compliance presentations by the Company. Directors are encouraged to attend annually a forum, conference or conferences that will contribute to their performance on the Company Board and the Company reimburses Directors for the reasonable costs of attending Director education programs. The Nominating & Corporate Governance Committee annually reviews Director education to ensure all Directors are receiving regular education on appropriate topics.

DIRECTOR INDEPENDENCE

The Board is required to affirmatively determine the independence of each Director and to disclose such determination in the Proxy Statement for each Annual Meeting of Shareholders of the Company. The Board has established guidelines, which are set forth below, to assist it in making this determination, which incorporate all the NYSE independence standards. Only Independent Directors may serve on the Company’s Audit Committee, Human Capital & Compensation Committee, and Nominating & Corporate Governance Committee.

It is the policy of the Board of Directors of the Company that a majority of its members be Independent, which is also a requirement for listing on the NYSE. To be considered independent under the NYSE Listing Standards, the Board must affirmatively determine that a Director or Director nominee (collectively referred to as “Director”) has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company),

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and also meets other specific independence tests. The Board examines the independence of each of its members once per year, and again if a member’s outside affiliations change substantially during the year.

The Board has established the following categorical standards, incorporating the NYSE’s independence standards to assist it in determining if a Director is “Independent”:

(a)	A Director will not be “Independent” if:
(i)	the Director is, or has been within the last three years, an employee of RLI, or an immediate family member of the Director is, or has been within the last three years, an executive officer of RLI;
(ii)	the Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from RLI, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
(iii)	(A) the Director is a current partner or employee of a firm that is RLI’s internal or external auditor; (B) the Director has an immediate family member who is a current partner of such firm; (C) the Director has an immediate family member who is a current employee of such firm and personally works on RLI’s audit; or (D) the Director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on RLI’s audit within that time;
(iv)	the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of RLI’s present executive officers at the same time serves or served on that company’s compensation committee; or
(v)	the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues.
(b)	The following commercial and charitable relationships will not be considered to be material relationships that would impair a Director’s independence:
(i)	if a Director, or an immediate family member of the Director, is an executive officer, Director, employee, or holder of an equity interest of a company that has made payments to, or received payments from, RLI for property or services in an amount which, in the last fiscal year, does not exceed the greater of $1 million, or 2 percent of such other company’s consolidated gross revenues;
(ii)	if a Director, or an immediate family member of the Director, is an executive officer, Director, employee, or holder of an equity interest of a company that is indebted to RLI, or to which RLI is indebted, and the total amount of either company’s indebtedness to the other does not exceed the greater of $1 million, or 2 percent of such other company’s total consolidated assets;
(iii)	if a Director, or an immediate family member of the Director, is an executive officer, Director, or employee of a company in which RLI owns an equity interest, and the amount of RLI’s equity interest in such other company does not exceed the greater of $1 million, or 2 percent of such other company’s total shareholders’ equity;
(iv)	if a Director, or an immediate family member of the Director, is a holder of an equity interest of a company of which a class of equity security is registered under the Exchange Act and in which RLI owns an equity interest;
(v)	if a Director, or an immediate family member of the Director, is an executive officer, Director, employee, or holder of an equity interest of a company that owns an equity interest in RLI; and
(vi)	if a Director, or an immediate family member of the Director, serves as an officer, Director or trustee of a tax-exempt organization, and the contributions from RLI to such tax-exempt organization in the last fiscal year do not exceed the greater of $1 million, or 2 percent of such tax-exempt organization’s consolidated gross revenues. (RLI’s automatic matching of employee charitable contributions will not be included in the amount of RLI’s contributions for this purpose.)
(c)

For relationships not covered by the standards in subsection (b) above, the determination of whether the relationship is material or not, and therefore whether the Director would be “Independent” or not, shall be made by the Directors who satisfy the independence standards set forth in subsections (a) and (b) above. RLI is required to explain in its

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proxy statement the basis for any Board determination that a relationship was immaterial, despite the fact that it did not meet the categorical standards of immateriality set forth in subsection (b) above.

BOARD INDEPENDENCE STATUS

The following table identifies the independence status of our Director nominees and Directors who served on the Board during 2022:

Director	Independent	Management
Kaj Ahlmann	●
Michael E. Angelina	●
John T. Baily (1)	●
Calvin G. Butler, Jr. (2)	●
David B. Duclos	●
Susan S. Fleming	●
Jordan W. Graham	●
Craig W. Kliethermes		●
Paul B. Medini	●
Jonathan E. Michael		●
Robert P. Restrepo, Jr.	●
Debbie S. Roberts	●
Michael J. Stone	●
(1)	Mr. Baily will retire from the Board upon conclusion of his term on May 4, 2023.
(2)	Mr. Butler resigned from the Board of Directors in light of the demands of his new role as President and Chief Executive Officer of Exelon Corporate effective January 31, 2023.

The following relationships were reviewed in connection with determining Director independence but were determined to not be material relationships and to not affect such person’s independence under the Board independence standards:

●	Mr. Baily and Dr. Fleming were previously Directors of Endurance Specialty Holdings Ltd. (“Endurance”), affiliates of which include reinsurance companies. Endurance Specialty Holdings, Ltd. was acquired by SOMPO Holdings, Inc. After the acquisition, Dr. Fleming resigned from the Board and Mr. Baily became a Director of Endurance U.S. Holdings Corp., the U.S. holding company for the Sompo International group. From time to time, the Company’s principal insurance subsidiaries enter into reinsurance arrangements with Endurance and its affiliates.
●	Mr. Baily is a former partner with PricewaterhouseCoopers LLP (“PwC”), and retired from PwC in 1999. Mr. Baily receives pension payments from PwC. From time to time, the Company engages PwC for special projects and services in actuarial, tax, and other areas.
●	Mr. Angelina is a Director of QBE Equator Reinsurances Limited, a subsidiary of QBE Re. Mr. Duclos is a non-executive Chairman of QBE Groups subsidiary board for Equator Reinsurances Limited and Blue Ocean Limited and a former Director of QBE Emerging Markets and Latin American Insurance Holdings Limited. From time to time, the Company’s principal insurance subsidiaries enter into reinsurance arrangements with QBE Re.
●	Mr. Angelina is Lead Director and Chairman of the Board of Hagerty, Inc. (“Hagerty”) and Chairman of the Board of Hagerty Reinsurance Ltd. (“Hagerty Re”). Hagerty Re has reinsurance arrangements with the Company’s principal insurance subsidiaries. Hagerty Insurance Agency, a subsidiary of Hagerty, also produces insurance business for the Company’s principal insurance subsidiaries.

DIRECTOR EVALUATION PROCESS

To ensure that thorough attention is given to individual and collective Directors’ performance and optimizing the composition of our Board, the Board and Committees utilize an annual evaluation process. Each Director completes an evaluation that assesses the performance of the Committees on which the Director serves and the Board as a whole. In addition, Directors are annually asked to complete a self-evaluation on individual performance, and members of senior management evaluate the Board. Finally, periodically Directors are asked to complete a peer-evaluation on the contributions and performance of each other Director. The peer evaluation was last conducted in 2020. The Annual Board Evaluation focuses on board processes, policies, effectiveness, strategy, and individual Director performance. Detailed composites were prepared to obtain perspective on each Director’s individual performance and each Committee’s performance in relationship to its respective Charter, effectiveness, functionality, areas of improvement and overall performance. This process is handled by the Nominating & Corporate Governance Committee.

RLI Corp. 2023 Proxy Statement    |    23

Further, annually the Chairman of the Board and the Lead Director meet or confer separately with each Director to discuss, among other matters, (1) Director and Board performance; (2) recommendations to improve meetings; (3) Committees’ structure and leadership; (4) the effectiveness of the Lead Director; (5) whether key topics are sufficiently considered by the Board; (6) support from management; (7) succession planning; and (8) compensation.  The Chairman of the Board and Lead Director summarize their discussions with the Nominating & Corporate Governance Committee.

Based on the cumulative results of each Director’s overall performance, the Nominating & Corporate Governance Committee reviews and evaluates the Board candidates and their respective qualifications in detail to determine if it is in the best interest of the Company and its shareholders to nominate each Director to stand for election.

DIRECTOR NOMINATIONS

The Nominating & Corporate Governance Committee of our Board considers Director candidates based upon a number of qualifications. As minimum qualifications, a nominee should have:

●	A reputation for the highest professional and personal ethics and values, fairness, honesty, and good judgment;
●	A significant breadth of experience, knowledge, and abilities to assist the Board in fulfilling its responsibilities;
●	Been in a generally recognized position of leadership in his or her field of endeavor; and
●	A commitment to enhancing shareholder value.

A nominee should not have a conflict of interest that would impair the nominee’s ability to represent the interests of the Company’s shareholders and fulfill the responsibilities of a Director.

The Nominating & Corporate Governance Committee conducts an annual assessment of the composition of the Board and its committees. In its annual assessment and when conducting a director search, the Nominating & Corporate Governance Committee reviews the appropriate skills and characteristics required of Board members with a goal of establishing diversity among directors reflecting, but not limited to, profession, background, experience, geography, skills, ethnicity, and gender. The Nominating & Corporate Governance Committee is committed to actively seeking and will include highly qualified women and minority candidates in each director search it undertakes, including those by third party search firms. Annually, the Nominating & Corporate Governance Committee will review this Policy and assess its effectiveness in bringing forth both diverse and non-diverse Board candidates that meet the qualifications and have the capabilities to provide strategic direction, governance, and oversight to the Company.

The Nominating & Corporate Governance Committee relies upon recommendations from a wide variety of its business contacts, including current executive officers, Directors, community leaders, and shareholders as sources for potential director candidates, and may also utilize third party search firms. The Nominating & Corporate Governance Committee will consider qualified director candidates recommended by shareholders assuming the appropriate biographical and background material (including qualifications) is provided for candidates recommended by shareholders. The Nominating & Corporate Governance Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. Shareholders may also nominate director candidates directly pursuant to the procedures set forth in our Bylaws and referenced under Shareholder Proposals on page 71.

CODE OF CONDUCT

The Company has adopted a Code of Conduct, which is designed to help Directors, officers, and employees maintain ethical behavior and resolve ethical issues in an increasingly complex global business environment. The Code of Conduct applies to all Directors, officers, and employees, including specifically the Chief Executive Officer, Chief Financial Officer, Controller, Chief Investment Officer, Chief Legal Officer, and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code of Conduct covers topics including, but not limited to, ethical behavior, conflicts of interest, corporate opportunities, confidentiality of information and compliance with laws and regulations. The Company conducts an annual compliance acknowledgement completed by all Directors, officers, and employees to ensure compliance with the Code of Conduct as well as other Company policies. A copy of our Code of Conduct is available at the Company’s website under the Investors section at www.rlicorp.com. Any amendments to the Code of Conduct or waiver that applies to a Director or executive officer will be posted on our website.

HEDGING AND PLEDGING POLICY

The Company implemented a formal policy in 2015 prohibiting executive officers from using financial instruments to reduce the risk of holding Company stock (hedging); or from using Company shares for margin trading or collateral purpose. At the time the policy was implemented, no executive officer had engaged in hedging, pledging, or margining shares of Company stock.

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The Company’s Insider Trading Policy prohibits Directors, executive officers, and other officers of the Company at the level of Vice President or higher from engaging in hedging transactions involving the Company’s securities, including, without limitation, short sales, or put or call options. In addition, it prohibits Directors and executive officers from holding Company securities in a margin account or pledging Company securities as collateral for a loan. Officers of the Company at the level of Vice President or higher who are not executive officers may hold in margin accounts or pledge as collateral for loans a limited number of Company securities, subject to certain preclearance procedures.

Other employees of the Company are not prohibited from hedging or pledging Company shares, but may not enter into such a transaction during a Company blackout period established prior to each quarterly earnings release (and which may be established in connection with other transactions or events).

SHAREHOLDER AND INTERESTED PARTIES COMMUNICATIONS

Any shareholder or other interested party who desires to communicate with the Board’s Lead Director, the Board’s Independent Directors, or any of the other members of the Board of Directors may do so electronically by sending an email to the following address: Lead.Director@rlicorp.com. Alternatively, a shareholder or other interested party may communicate with the Lead Director or any of the other members of the Board by writing to: Lead Director, RLI Corp. 9025 N. Lindbergh Drive, Peoria, Illinois 61615. Communications may be addressed to the Lead Director, an individual Director, a Board Committee, the Independent Directors, or the full Board. Communications received by the Lead Director will then be distributed to the appropriate directors. Solicitations for the sale of merchandise, publications, or services of any kind will not be forwarded to the directors.

COMPANY POLICY ON RELATED PARTY TRANSACTIONS

The Company recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore has adopted a written Related Party Transaction Policy, which shall be followed in connection with all related party transactions involving the Company. The Related Party Transaction Policy generally requires review and approval by the Nominating & Corporate Governance Committee prior to the original or renewal effective date for all transactions to be entered into between the Company and its Directors, officers, shareholders owning in excess of 5 percent of the Common Stock of the Company, and their family members and affiliates. The Policy also provides that related party transactions in the form of ordinary course business transactions meeting specific conditions are deemed ratified or approved and do not require Committee or Board pre-approval. No new related party transactions were approved by the Nominating & Corporate Governance Committee in 2022. The Nominating & Corporate Governance Committee previously approved one related party transaction between the Company and SS&C Technologies Holdings, Inc. (“SS&C”) that continued in 2022 as described immediately below.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2022, the transactions, or series of similar transactions to which the Company was a party and in which any Director, executive officer, or holder of more than 5 percent of the Common Stock of the Company (or any of their immediate family members) had a direct or indirect material interest are set forth below:

In 2013, the Company entered into a contract with SS&C to license SS&C’s off-the-shelf investment portfolio accounting software for an annual amount based on the value of the Company’s investment portfolio. The Company’s agreement with SS&C is solely related to the use of the software product and related transaction processing services which provide operational support and are not advisory in nature. In October 1, 2018, the Company renewed the SS&C contract for an additional five-year term. The contract with SS&C was approved after a request for proposal process that considered multiple vendors against the Company’s needs, the levels of service offered, and costs. In 2019, the Company entered into an addendum to the contract with SS&C to provide upgrades and enhancements to its software. The addendum commenced on July 1, 2019 for a five-year term. The Company paid SS&C $525,152 in 2022. SS&C does not provide advisory services to the Company nor does it earn a commission from the Company.

The Company selected SS&C as a result of the arm’s length request for proposal process. The Company’s former Chief Executive Officer (Mr. Michael) serves as the Lead Director on the Board of Directors of SS&C. The Chairman and CEO of SS&C is the brother of Mr. Stone, a Director, and former Chief Operating Officer of the Company’s principal insurance subsidiaries. Neither Messrs. Michael, Stone, nor the Chairman and CEO of SS&C were involved in negotiations, contract review, term-setting, final decisions, or any other aspect of the process for the initial contract, renewal, or addendum.

This transaction falls within the purview of the Related Party Transaction Policy described in the previous paragraphs and was subject to review and approval by the Nominating & Corporate Governance Committee pursuant to that Policy.

In addition, our external portfolio managers may at times invest in securities issued by SS&C.  Such securities are purchased in ordinary course, arms-length transactions and the Company is not directly involved in the investment decision.

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BOARD’S ROLE IN RISK OVERSIGHT

The Company’s Strategy & Risk Committee has responsibility for overall oversight of the Company’s enterprise risk management (“ERM”) program. The Strategy & Risk Committee also has oversight for specific areas of ERM, as do the other Board committees, as specified in their respective charters, which can be found at the Company’s website at www.rlicorp.com, and which are listed in the table below.

Board Committee	Areas of ERM oversight
Strategy & Risk	Overall ERM oversight Underwriting Information Technology Growth Insurance markets
Human Capital & Compensation	Talent development Management succession Culture Compensation and benefits
Finance & Investment	Investment Capital
Nominating & Corporate Governance	Environmental, social and governance matters Regulatory and legislative
Audit	Catastrophe exposure – including climate change Reserving Reinsurance Business Continuity Cybersecurity Third Party Management

Annually, the Strategy & Risk Committee ensures that processes are in place to enable Board oversight of each area of ERM by conducting an ERM risk mapping review. For each ERM risk focus area, the mapping review details the primary Board committee responsible for oversight, considers management reports that are provided to Board committees, and the frequency at which such reports are provided. The mapping review also provides a summary description of each risk, mitigating factors, and means by which each risk is monitored by the Company.

The Board’s risk oversight is achieved through management assessing and reporting on risk to Board Committees, which Committees in turn report out to the full Board at each meeting. Annually, the Company provides a Company-wide ERM report to the full Board, which is periodically updated for each risk to the respective Board committee identified below. The Chief Executive Officer and other members of senior management have responsibility for assessing and managing the Company’s risk exposure through a management Risk Committee. The management Risk Committee meets quarterly to reassess its risk environment and relies on the expertise of outside advisors with respect to several risks to anticipate future threats and trends.

In addition, the Company’s internal audit department regularly assesses key risks in its audits and reports to the Audit Committee and the full Board. Management, in turn, reports to the Board Committees identified above on specific risks. In addition to regular reports from management related to areas of overall ERM, an in-depth report is provided on each area of ERM oversight on a biennial basis, and if appropriate, in a joint meeting with the Committee responsible for oversight of the selected topic. In 2022, in-depth discussions on catastrophe, underwriting, growth, reserving, and people risks were presented to the Strategy & Risk Committee as part of overall oversight of ERM. In addition, the Strategy & Risk Committee and the Audit Committee held a joint meeting in 2022 to discuss the catastrophe exposure ERM focus area.

CYBERSECURITY RISK MANAGEMENT

The Company maintains numerous guidelines and policies designed to protect the Company from cybersecurity risk. The Company’s information security policies, based on controls, objectives, and implementation guidance of the ISO/IEC27002:2013 Information Security Standard and NIST Cyber Security Framework, establishes core requirements for continuous protection of the Company’s information, process, and technologies in response to emerging and changing cyber threats and vulnerabilities. Among other guidelines and policies to safeguard our data and the data of our customers and employees, the Company: 1) annually engages a third-party to perform a series of tests to assess our incident response capabilities and to discover any vulnerabilities; 2) has a robust security awareness program for employees that includes

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monthly phishing simulations, periodic informational distributions, and semi-annual mandatory cybersecurity training for all employees; and 3) maintains cyber insurance coverage for cybersecurity events should one occur. The Company has not experienced a material information security breach in the last three years.

The Audit Committee oversees cybersecurity risk management by receiving regular quarterly reports from management discussing the Company’s cybersecurity efforts described above highlighting the Company’s: 1) active and planned initiatives; 2) protection and prevention measures; 3) detection and response measures; and 4) emerging and potential future risk topics being monitored. The Company’s chief information security officer presents at each regularly scheduled quarterly Audit Committee meeting and on an informal basis from time to time. The Audit Committee provides oversight of the steps management has taken to monitor and control cybersecurity risk by: 1) discussing guidelines and policies that govern the risk; 2) analyzing the extent to which those guidelines and policies would have a material adverse effect on the Company; 3) assessing, with management, the processes used to appropriately identify, evaluate, prioritize, and manage the risk. From time to time, additional reports are provided to the Audit Committee on additional related cybersecurity risk topics as recommended by management, the Audit Committee, or the Board. The Audit Committee Chair provides a summary report of discussions at each quarterly Board meeting. In 2022, members of management provided the Board of Directors an educational session on cybersecurity including: 1) the current threat landscape; 2) the Company’s cyber environment; 3) Company protections; 4) the Company’s Cybersecurity Incident Response Plan; and 5) the Board’s oversight obligations related to cybersecurity risk.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has five standing committees: Audit, Human Capital & Compensation, Finance & Investment, Nominating & Corporate Governance, and Strategy & Risk. The Audit, Human Capital & Compensation and Nominating & Corporate Governance Committees are composed solely of Independent Directors in compliance with the Company’s requirements and the NYSE Listing Standards. The Nominating & Corporate Governance Committee annually evaluates both Committee members and Committee Chairs, and rotates members as deemed necessary. At his discretion, the Chairman of the Board may attend any or all Committee meetings. All committees meet at least quarterly and also hold informal discussions from time to time. Charters for each Committee are available on the Company’s website under the Investors section at www.rlicorp.com.

COMMITTEE MEMBERSHIP

			Human Capital &	Nominating &	Finance &	Strategy &
Director	Board	Audit	Compensation	Corporate Governance	Investment	Risk
Kaj Ahlmann	●	•		●
Michael E. Angelina	●	Chair				●
John T. Baily (Lead Director)	●	●		Chair
David B. Duclos	●		Chair		●
Susan S. Fleming	●			●	●
Jordan W. Graham	●		●		Chair
Craig W. Kliethermes	●				●	●
Paul B. Medini	●	●	●
Jonathan E. Michael	Chair
Robert P. Restrepo, Jr.	●		●			●
Debbie S. Roberts	●		●			●
Michael J. Stone	●				●	Chair
Number of Meetings in 2023	4	8	5	4	4	3

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AUDIT COMMITTEE

The Company’s Audit Committee, composed exclusively of Independent Directors, met eight times in 2022 to consider various audit and financial reporting matters, including the Company’s outside audit firm relationship and to discuss the planning of the Company’s annual outside audit and its results. In addition, the Audit and Strategy & Risk Committees held one joint meeting to discuss the catastrophe exposure ERM focus area. The Audit Committee also:

●	Monitored the Company’s management of its exposures to risk of financial loss;
●	Reviewed the adequacy of the Company’s internal controls, including the Company’s continued adherence to the Committee of Sponsoring Organizations of the Treadway Commission Internal Control - Integrated Framework (COSO) 2013 update;
●	Reviewed the extent and scope of audit coverage;
●	Reviewed quarterly financial results;
●	Reviewed Company loss reserves;
●	Monitored selected financial reports;
●	Assessed the auditors’ performance; and
●	Selected the Company’s independent registered public accounting firm.

The Audit Committee also meets in executive session, with no members of management present, after its regular meetings, as well as private executive sessions with the independent registered public accounting firm and various members of management. The Chair of the Audit Committee is notified directly by the Company’s anonymous whistleblower complaint hotline provider any time a complaint is made through that system.

The Audit Committee is responsible for approving every engagement of KPMG, LLP, Ernst & Young LLP, Deloitte & Touche LLP, RSM US LLP, and PricewaterhouseCoopers LLP (or their successors) to perform audit or non-audit services on behalf of the Company or any of its subsidiaries before any of the above-mentioned firms are engaged to provide those services. The Chair of the Audit Committee is authorized to pre-approve non-audit services and then reports those services to the full Audit Committee, as described in the Audit Committee Report. The Audit Committee evaluates the effects that the provision of non-audit services may have on such firms’ independence with respect to the current, or potential, audit of our financial statements.

The Audit Committee is also responsible for enterprise risk management in the areas of business continuity risk, catastrophe risk, cybersecurity risk, reinsurance risk, reserving risk, and third-party risk. The Audit Committee receives either quarterly, semi-annual, or annual reports for each risk focus area to ensure the Audit Committee provides appropriate compliance oversight. From time to time the Audit Committee will also engage a third party to assist in providing appropriate compliance oversight.

The Board of Directors has determined that each of the Audit Committee members qualifies as an “audit committee financial expert” as defined by the SEC.

For 2022, the members of the Audit Committee were Messrs. Angelina (Chair), Ahlmann, Baily, and Butler. Mr. Butler resigned from the Board of Directors on January 31, 2023 in light of the demands of his new role as President and Chief Executive Officer of Exelon Corporation and ceased being a member of the Audit Committee. Effective, February 1, 2023, the members of the Audit Committee were Messrs. Angelina (Chair), Ahlmann, Baily, and Medini.

HUMAN CAPITAL & COMPENSATION COMMITTEE

The Company’s Human Capital & Compensation Committee (“HCCC”), composed exclusively of Independent Directors, met five times in 2022 to evaluate and recommend compensation of the CEO and certain key executive officers of the Company, discuss and evaluate the Company’s Market Value Potential Executive Incentive Program (“MVP Program”), select the Company’s compensation peer group, and evaluate the overall effectiveness of the executive compensation programs. The Committee also held numerous informal discussions related to CEO succession. The HCCC reviews and evaluates the corporate goals for the senior leadership team, management development, succession planning, the Company’s annual and long-term incentive programs, and retirement and medical programs. For additional details on the HCCC, see “Compensation Discussion & Analysis – How the HCCC Operates” on page 36.

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The HCCC is responsible for enterprise risk management in the area human capital management and effectiveness, including but not limited to topics such as management succession, talent development, employee benefits, incentive compensation, and culture. The Committee reviews periodic reports on plans, actions, and metrics related to Company culture and human capital, including: employee survey results; diversity and inclusion; workforce planning; employee headcount and turnover; and legal, regulatory, and policy developments and compliance. The HCCC receives either quarterly, semi-annual, or annual reports for each risk focus area, to ensure the HCCC provides appropriate compliance oversight.

For 2022, members of the HCCC were Messrs. Duclos (Chair), Graham, and Restrepo and Ms. Roberts. Effective February 1, 2023, the members of the HCCC were Messrs. Duclos (Chair), Graham, Medini, and Restrepo and Ms. Roberts.

FINANCE & INVESTMENT COMMITTEE

The Company’s Finance & Investment Committee oversees the Company’s investment and corporate finance transactions, policies, and guidelines, which includes reviewing investment performance, investment risk management exposure and the Company’s capital structure. The Finance & Investment Committee met four times in 2022 to discuss ongoing financial, investment and capital matters. In 2022, the Finance & Investment Committee also conducted one joint meeting with the Strategy & Risk Committee to discuss various aspects of the Maui Jim transaction.

The Finance & Investment Committee is also responsible for enterprise risk management in the area of investment risk management and capital and financial management including interest rate risk, credit risk, and liquidity risk. The Finance & Investment Committee receives either quarterly, semi-annual, or annual reports for each risk focus area to ensure the Finance & Investment Committee provides appropriate compliance oversight.

For 2022, the members of the Committee were Messrs. Graham (Chair), Duclos, Kliethermes, Stone and Dr. Fleming.

NOMINATING & CORPORATE GOVERNANCE COMMITTEE

The Company’s Nominating & Corporate Governance Committee, composed exclusively of Independent Directors, met four times in 2022 to guide the Company’s corporate governance program, to monitor and discuss current and emerging corporate governance principles and procedures, to select and interview Director candidates, and to recommend a Director for appointment to the Company’s Board of Directors. The Committee also held numerous informal discussions related to the director evaluation process and CEO and director succession planning. The Nominating & Corporate Governance Committee provides oversight of Company enterprise risk management in areas including but not limited to regulatory; legislative; corporate governance, environmental, health and safety, corporate social responsibility, sustainability (collectively “ESG”) and related matters, in coordination with other Board committees as appropriate. The Nominating & Corporate Governance Committee also counsels the Board with respect to Board and Committee organization, compensation, membership, function, and Board and Committee performance assessments, individually and collectively. The Nominating & Corporate Governance Committee identifies and reviews qualified individuals as potential new Director candidates.

For 2022, the members of the Nominating & Corporate Governance Committee were Messrs. Baily (Chair), Ahlmann, Butler and Dr. Fleming. Mr. Butler resigned from the Board of Directors on January 31, 2023 in light of the demands of his new role as President and Chief Executive Officer of Exelon Corporation and ceased being a member of the Nominating & Corporate Governance Committee. Effective February 1, 2023, the members of the Nominating & Corporate Governance Committee were Messrs. Baily (Chair), Ahlmann, and Dr. Fleming.

STRATEGY & RISK COMMITTEE

The Company’s Strategy & Risk Committee met three times in 2022 to oversee the Company’s strategic plan and its implementation. In 2022, the Committee was renamed from the Strategy Committee to reflect the Strategy & Risk Committee to reflects its risk management oversight role. As described above, the Strategy & Risk Committee also held a joint meeting with the Finance & Investment Committee to discuss various aspects of the Maui Jim transaction and one joint meeting with the Audit Committee to discuss the catastrophe exposure risk focus area. The Strategy & Risk Committee also provides oversight for overall enterprise risk management, risk profile, and risk assessment, including risks from the Company’s underwriting, information technology, insurance market, and business growth.

In addition, the full Board held a full day strategic retreat meeting in August 2022. The strategic retreat focused on providing additional details and updates on the Company’s strategic plan as well as in-depth discussions on one of the Company’s six strategic focus areas.

For 2022, members of the Strategy & Risk Committee were Messrs. Stone (Chair), Angelina, Kliethermes, Restrepo, and Ms. Roberts.

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BOARD MEETINGS AND COMPENSATION

MEETINGS

During 2022, five meetings of the Board of Directors were held and all Directors were in attendance except for one meeting in which two Directors had prior commitments that prevented their attendance. No Director attended fewer than 75 percent of the aggregate number of meetings of the Board and Board committees for the period in which he or she served. In connection with each Board meeting, the Independent Directors also meet in executive session with no members of management present. Effective May 5, 2011, the Lead Director position was established, a position to exist when the Company’s CEO is also the Board Chairman or when the Chairman is not an Independent Director. Prior to November 2022, pursuant to the Company’s Corporate Governance Guidelines and the Charter for the Lead Director position, the Chairman of the Board’s Nominating & Corporate Governance Committee also served as Lead Director of the Board. Among other responsibilities, the Lead Director presides at the Board’s executive sessions. In November 2022, the Lead Director Charter was amended so that any Independent Director may serve as Lead Director.

2022 DIRECTOR COMPENSATION

During 2022, the Company’s Independent Directors were compensated as set forth in the following table and as described below:

Annual Board Retainer:	$80,000
Restricted Stock Units:	$75,000
Annual Committee Retainer:
Audit	$15,000
All Other Committees	$10,000
Lead Director Retainer:	$20,000
Additional Annual Committee Chair Retainer:
Audit	$20,000
Human Capital & Compensation	$20,000
All Other Committees	$10,000

Each Independent Director, except for Mr. Medini, was granted a whole number of Restricted Stock Units (“RSUs”) corresponding with $75,000 in value on May 5, 2022, which will vest on the earlier of one year after grant or the date of the 2023 Annual Shareholders Meeting. Mr. Medini was granted a whole number of RSUs corresponding with $75,000 in value upon his appointment, on November 1, 2022, which will vest on the earlier of one year after grant or the date of the 2023 Annual Shareholders Meeting.

Directors may elect to either receive the RSUs as shares of Company stock upon vesting or defer receipt of those shares under the Nonemployee Director Deferred Compensation Plan (the “Director Deferred Plan”). In addition, the RSUs have dividend rights, which accrue as additional RSUs payable upon vesting or distribution from the Director Deferred Plan.

Directors are reimbursed for actual travel and related expenses incurred and are provided a travel accident policy funded by the Company. Directors are also eligible to participate in the Company’s charitable foundation matching gift program pursuant to which the Company will match qualifying charitable contributions of up to $3,000 per calendar year.

Effective January 1, 2023, the Nominating/Corporate Governance Committee recommended and the Board approved an increase in the value of RSU award from $75,000 to $100,000. RSUs will be granted upon election at the 2023 Annual Shareholders Meeting. In recommending changes, the Nominating & Corporate Governance Committee used market, industry, and peer data to assess the overall competitiveness and reasonableness of the Company’s nonemployee Director compensation program.

The following table provides the compensation of the Company’s nonemployee* Directors earned for the fiscal year ended December 31, 2022.

*Mr. Michael is a Company employee and Chairman of the Board and did not receive Director fees in 2022. In 2022, Mr. Michael received a base salary of $350,000, an MVP bonus bank payout for prior years of $2,407,060, and a quarterly stock option award of 7,000 shares approved in May 2021, when he was the Company’s CEO, and granted February 2022 of 7,000 shares. As of December 31, 2022, Mr. Michael holds 68,349 outstanding stock options. Also, during 2022, Mr. Michael was permitted to use the Company’s fractionally-owned aircraft for up to 35 hours annually at an hourly rate set by the Independent Directors of the Board.  Mr. Michael, as an employee of the Company, is eligible to participate in

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employee benefit programs under the terms of those programs, but is not eligible to participate in the Company’s annual or long-term incentive programs.

*Mr. Kliethermes is a Company employee and a management Director and did not receive Director fees for 2022. His compensation as President & CEO for 2022 is disclosed under the Executive Compensation 2022 Summary Compensation Table on pages 47-48.

					Change in
					Pension
					Value and
				Non-Equity	Nonqualified
	Fees Earned			Incentive Plan	Deferred	All Other
	or Paid in	Stock	Option	Compensation	Compensation	Compensation
Name	Cash ($) (1)	Awards ($) (2)	Awards ($)	($)	Earnings	($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Kaj Ahlmann	105,000	74,974					179,974
Michael E. Angelina	125,000	74,974					199,974
John T. Baily	135,000	74,974					209,974
Calvin G. Butler, Jr.	105,000	74,974					179,974
David B. Duclos	120,000	74,974					194,974
Susan S. Fleming	100,000	74,974					174,974
Jordan W. Graham	110,000	74,974					184,974
Paul B. Medini (3)	17,500	74,868					92,368
Robert P. Restrepo, Jr.	100,000	74,974					174,974
Debbie S. Roberts	100,000	74,974					174,974
Michael J. Stone	110,000	74,974					184,974

(1)	Nonemployee Directors elect the form of their Annual Board Retainer, Annual Committee Retainer, Lead Director Retainer and Annual Committee Chair Retainer, if applicable, which may be received either in cash or deferred, in accordance with the Director Deferred Plan. Amounts shown in column (b) shows total fees earned, whether or not deferred.
(2)	For nonemployee Directors except Mr. Medini, 643 RSUs were granted upon election at the 2022 Annual Shareholders’ Meeting. For Mr. Medini, 543 RSUs were granted upon appointment to the Board on November 1, 2022. Directors can elect to either receive the RSUs as shares of Company stock upon vesting or defer receipt of those shares under the Director Deferred Plan. In addition, the RSUs have dividend rights that accrue as additional RSUs payable upon vesting or distribution from the Director Deferred Plan. The amounts reported in this column were calculated in accordance with FASB ASC Topic 718 based on the Company’s stock price as of the grant date. Please refer to footnote 2 to the beneficial ownership table on page 14 for the number of shares held for each Director in the rabbi trust established with respect to the Director Deferred Plan.
(3)	Mr. Medini was appointed to the Board of Directors effective November 1, 2022. For 2022, this amount reflects the Annual Board Retainer calculated pro rata from the date of appointment through December 31, 2022 and the value of the RSU award granted upon his appointment to the Board.

NONEMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN (DIRECTOR DEFERRED PLAN)

Prior to the beginning of each year, a nonemployee Director may elect to defer the compensation otherwise payable or awarded to the Director during the succeeding year pursuant to the Director Deferred Plan. Under the Director Deferred Plan, a Director may elect to direct deferred amounts to a notional investment in one or more of several mutual funds, or Company shares.

If deferred amounts are directed to RLI shares, a Director’s account is credited with RLI stock credits equal to the number of Company shares that could be purchased by the amount of compensation deferred, with any cash dividend similarly converted to additional Company stock credits. The Company transfers to a bank trustee, under an irrevocable trust established by the Company, cash equal to the compensation deferred which is used to purchase an equivalent amount of Company common stock to be held in the trust. The assets held in this trust are subject to the claims by the Company’s creditors. Dividends on these shares are used to purchase additional shares of Company stock. Director Deferred Plan benefits deferred to Company shares are distributed, in the form of Company common stock, while other amounts deferred to other notational investments is distributed in cash, consistent with each Director’s investment election. Directors have the option to choose to receive a scheduled distribution beginning when the Director’s status terminates or while actively serving on the Board.

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DIRECTOR SHARE OWNERSHIP

Nonemployee Directors are encouraged to own shares of the Common Stock of the Company having a dollar value of $500,000 to be met within five years of initial appointment to the Board. Shares held directly and amounts notionally invested in Company deferred compensation plans are counted to satisfy the guideline. The Nominating & Corporate Governance Committee monitors Directors’ share ownership annually. Shares beneficially owned by each Director are reflected in the table on page 14. As of December 31, 2022, all Directors have met their respective goal or are within five years of initial appointment to the Board.

BOARD LEADERSHIP STRUCTURE

The Company’s Board Chairman and CEO roles were separated effective January 1, 2022. Mr. Michael served as Chairman of the Board in 2022. Given Mr. Michael’s role as prior CEO and management Director, the Board has determined that the Lead Director position remains an important counterbalancing governance structure and made no changes to the role for 2022.

The Company does not have a formal policy regarding separation of the offices of Chairman of the Board and chief executive officer. The Board believes that the decision whether or not to combine or separate such positions depends upon the Company’s particular circumstances at a given point in time.

Until November 2022, the Corporate Governance Guidelines provided that the Lead Director (an Independent Director) would be the person serving as the Chairperson of the Board’s Nominating & Corporate Governance Committee and would be elected/confirmed by the Board’s Independent Directors. The Lead Director Charter was amended in November 2022 to permit any Independent Director to serve as Lead Director. The Lead Director (a) presides over executive sessions of the Independent Directors, (b) serves as a liaison between the Chairman and the Independent Directors, (c) assists in setting Board meeting agendas and schedules, (d) assists in determining information sent to Directors for meetings, (e) may call meetings of the Independent Directors, (f) may consult with major shareholders if requested by the Chairman of the Board, and (g) consults with the Chairman of the Board regarding results of annual performance reviews of the Board Committees and Board members, all as set forth in the Charter for the Lead Director position.

Several factors promote a strong and Independent Board at our Company. Currently all Directors, except for Messrs. Michael and Kliethermes, are Independent as defined in the applicable NYSE listing standards (as adopted by the Company). In addition, our Independent Directors meet quarterly in executive session without management present. Consequently, with our Lead Director position, we believe our Board continues to be strong and independent and provides appropriate counterbalance to a non-independent Chairman.

Since May 2016, Mr. Baily has served in the Lead Director role.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires the Company’s directors, executive officers, and beneficial owners of more than 10 percent of the Common Stock of the Company to file with the SEC certain reports regarding their ownership of Common Stock or any changes in such ownership.

Based solely on its review of the copies of such reports received by it, and/or written representations from certain reporting persons, the Company believes that during the year ended December 31, 2022, the reporting persons have complied with all filing requirements of Section 16(a), except that a Form 4 was not timely filed for Mr. Aaron P. Diefenthaler, Chief Investment Officer for a transaction occurring on December 2, 2022 due to an administrative oversight, but such Form 4 was subsequently filed on December 7, 2022.

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PROPOSAL TWO: NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act and related SEC regulations require that we seek an advisory (non-binding) vote from our shareholders to approve the compensation of our Named Executive Officers (“NEOs”) as disclosed in the Compensation Discussion & Analysis (“CD&A”), compensation tables and related disclosures in this Proxy Statement.

As discussed in our CD&A starting on page 35, our executive compensation programs have been designed to provide a competitive total executive compensation program linked to Company performance that will attract, retain and motivate talented executives critical to the Company’s long-term success.

The Human Capital & Compensation Committee of our Board (“HCCC”) developed an overall compensation philosophy that is built on a foundation of the following principles:

●	The focus is on the linkage between long-term shareholder value creation and executive pay;
●	Incentives for executives directly involved in underwriting are based on underwriting profit measured over a period of years consistent with the income and risk to the Company;
●	Compensation should reflect both the Company’s and individual’s performance;
●	A meaningful element of equity-based compensation and significant executive equity holdings are important to ensure alignment of management and shareholder interests;
●	The Company’s overall executive pay levels must be competitive in the marketplace for executive talent to enable the Company to attract, motivate and retain the best talent; and
●	Appropriate safeguards must be in place to ensure annual incentives are aligned with long-term risk and value creation to protect against unnecessary and excessive risk to the Company.

We are asking you to indicate your support for our executive compensation programs as described in this Proxy Statement. This proposal gives you the opportunity to express your views on our 2022 executive compensation policies and procedures for NEOs. This non-binding vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and procedures described in this Proxy Statement. Accordingly, we ask the shareholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the CD&A, compensation tables and any related material disclosed in the Company’s Proxy Statement is hereby APPROVED.

Your vote is advisory, and therefore not binding on the HCCC or the Board. However, we value your opinions and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns. The HCCC will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends that the shareholders vote “FOR” the proposal to approve the compensation of the Company’s NEOs as described in this Proxy Statement.

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EXECUTIVE MANAGEMENT

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Information regarding our executive officers is provided below:

Name	Age	Position with Company	Executive Officer Since
Craig W. Kliethermes (1)	58	President & Chief Executive Officer	2007
Todd W. Bryant (2)	54	Chief Financial Officer	2009
Jennifer L. Klobnak (3)	51	Chief Operating Officer	2016
Aaron P. Diefenthaler	49	Chief Investment Officer & Treasurer	2012
Jeffrey D. Fick (4)	62	Chief Legal Officer & Corporate Secretary	2016
Seth A. Davis (5)	51	Vice President, Controller	2019

(1)	Mr. Kliethermes was promoted to President & Chief Executive Officer of the Company effective January 1, 2022. Prior to his promotion, Mr. Kliethermes was President & Chief Operating Officer of the Company since 2021 and was President & Chief Operating Officer of the Company’s principal insurance subsidiaries since 2016.
(2)	Mr. Bryant was promoted to Chief Financial Officer effective July 1, 2019. Prior to his promotion, Mr. Bryant was Vice President, Finance, and Controller since 2009.
(3)	Ms. Klobnak was promoted to Chief Operating Officer of the Company effective January 1, 2022. Prior to her promotion, Ms. Klobnak was Sr. Vice President, Operations of the Company’s principal insurance subsidiaries since January 2016.
(4)	Mr. Fick was promoted to Chief Legal Officer & Corporate Secretary on January 1, 2020. Prior to his promotion, Mr. Fick had been Chief Legal Officer from October 2016 through December 2019.
(5)	Mr. Davis was promoted to Vice President, Controller on July 1, 2019. Prior to his promotion, Mr. Davis was Vice President, Corporate Services from June 2018 through June 2019 and Vice President, Internal Audit from December 2005 through May 2018.

HUMAN CAPITAL & COMPENSATION COMMITTEE REPORT

The Human Capital & Compensation Committee has reviewed and discussed with management of the Company the Compensation Discussion & Analysis section of this Proxy Statement. Based on the Human Capital & Compensation Committee’s review and discussions, it recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in this Proxy Statement and its Annual Report on Form 10-K for the year ended December 31, 2022.

MEMBERS OF THE HUMAN CAPITAL & COMPENSATION COMMITTEE

David B. Duclos (Chair)

Jordan W. Graham

Paul B. Medini

Robert P. Restrepo, Jr.

Debbie S. Roberts

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COMPENSATION DISCUSSION & ANALYSIS

INTRODUCTION

The Human Capital & Compensation Committee (“HCCC”) of the Company’s Board of Directors, with the review and approval of the Board of Directors, administers specific compensation programs for senior executive officers and oversees other executive compensation programs and management succession and development processes. The following Compensation Discussion & Analysis (“CD&A”) describes our executive compensation programs and actions with respect to the following Named Executive Officers (“NEOs”) for 2022:

Craig W. Kliethermes, President & Chief Executive Officer

Todd W. Bryant, Chief Financial Officer

Jennifer L. Klobnak, Chief Operating Officer

Aaron P. Diefenthaler, Chief Investment Officer & Treasurer

Jeffrey D. Fick, Chief Legal Officer & Corporate Secretary

EXECUTIVE SUMMARY

With the exception of gross premiums written, the following financial metrics are used as targets in our incentive plans and our results are used to calculate annual incentives for our senior executive officers. Our results for 2022, reflected in the table below, exclude the net gain from the sale of the Company’s interest in Maui Jim - net of tax; net of transaction costs; and net of one-time transactions bonuses paid to all employees other than the NEOs. These financial measures (other than gross premiums written and combined ratio) are non-GAAP and should not be considered substitutes for GAAP measures. We consider them key performance indicators and employ them as well as other factors in determining senior management incentive compensation. The calculation of these non-GAAP metrics can be found in the discussions below with respect to the incentive plans in which those metrics are used:

Our Results in 2022:	2022	2021
Gross Premiums Written:	$1.57 billion	$1.35 billion
Operating Earnings*	$233.7 million	$177.1 million
(Net Earnings minus Realized Gains and Unrealized Gains (Losses) on Equity Securities Net of Tax)
Combined Ratio	84.4	86.8
(Net Loss and Operating Expense/Net Premiums Earned)
Operating Return on Equity	19.2%	15.6%
(Operating Earnings/Shareholders' Equity)
Market Value Potential (MVP)	$61.1 million	$240.6 million
(After Tax Returns Above Cost of Capital)
Five-Year Growth in Book Value: Rank Among Peer Companies	3/14	2/13

*As noted above, excludes net gain from sale of interest in Maui Jim, includes equity in earnings of Maui Jim for 2021 and partial year 2022.

In 2022, the Company continued to grow revenue and posted solid underwriting and operating performance. Gross premiums written were $1.57 billion, an increase of 16.2 percent over 2021. We posted $250.4 million of positive net cash flow from operating activities in 2022, which was used to support insurance operations, expand our investment portfolio, and allow us to return capital to our shareholders in the form of ordinary and special dividends.

The Company achieved an 84.4 combined ratio. Combined ratio is a common industry measure of profitability defined as expenses and losses as a percentage of net premiums earned. Thus, a combined ratio below 100 signifies an underwriting profit. Our result represents our 27th consecutive year of a combined ratio below 100.

Market Value Potential (“MVP”), which is a measure of our after-tax returns above our cost of capital (explained in more detail on page 39) decreased to $61.1 million (excluding the after-tax gain from the Maui Jim transaction) from $240.6 million last year, as investment returns in 2021 outpaced returns in 2022. At year-end 2022, we were third among our 13 peers when comparing the five-year growth in book value (excluding the after-tax gain from the Maui Jim transaction).

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KEY ATTRIBUTES OF RLI EXECUTIVE COMPENSATION

●	Performance-based compensation: Total executive compensation is directly linked to Company performance. As in prior years, all executives participate in an incentive plan, through which they are eligible to earn compensation based on achievement of Company financial objectives and strategic objectives that are designed to be aligned with shareholder value creation.
●	At risk compensation: A significant portion of annual incentive compensation for our President & CEO, COO, CFO, and each executive with oversight responsibility for product group underwriting is paid over time through a bonus bank concept to provide an incentive for sustained shareholder value creation. Amounts credited to the bonus bank are reduced dollar-for-dollar should negative results occur in a future period. As a result, net losses in a future period reduce the amount available in the bonus bank and could result in a negative balance.
●	Compensation based on relative company performance: Each year we conduct a review of executive compensation within an insurance peer group to evaluate whether the Company’s executive compensation remains fair, competitive, and consistent with the Company’s absolute and relative performance. The MVP Program for the President & CEO, COO, and CFO includes an adjustment factor (positive and negative) for relative company performance compared to selected Peer Companies.
●	Significant executive stock ownership: Our compensation programs encourage our employees to build and maintain an ownership interest in the Company. We have established specific executive stock ownership guidelines and our NEOs, as well as our other executive officers, currently maintain significant share ownership in the Company. As reflected on page 14, as of March 6, 2023, executive officers and Directors beneficially held 5.00% percent of Company shares, providing strong alignment with shareholders.

The HCCC believes that the Company’s overall compensation approach provided meaningful incentives for the talented management team at the Company to provide outstanding results for shareholders again this year.

HOW THE HCCC OPERATES

HCCC RESPONSIBILITIES

The HCCC operates under a Charter, which can be found on the Company’s website under the Investors section at www.rlicorp.com. The HCCC Charter is reviewed annually by the HCCC and any proposed changes to the Charter are submitted to the Nominating & Corporate Governance Committee for recommendation to the full Board for approval. The HCCC is responsible to the Board for: (1) reviewing and providing advice regarding the Company’s executive compensation; (2) reviewing and providing advice regarding the Company’s management succession and development processes; (3) monitoring compensation actions by management below the executive level; (4) producing an annual report on executive compensation for approval by the Board for inclusion in the Company’s proxy statement; (5) reviewing the Company’s employee benefit plans; and (6) monitoring the Company’s culture and human capital effectiveness.

HCCC MEETINGS

The HCCC held five meetings in 2022. The agenda for each HCCC meeting is established by the Chair of the HCCC, in consultation with other HCCC members and Mr. Kliethermes and Kathleen M. Kappes, Vice President, Human Resources; and approved by Mr. Michael. HCCC materials are prepared by Mr. Kliethermes and Ms. Kappes with input from members of senior management and are reviewed and approved by the HCCC Chair and Mr. Michael in advance of distribution to HCCC members. The HCCC meetings are attended by Messrs. Michael and Kliethermes, Ms. Kappes, and from time-to-time, other members of senior management, who are excused from the meeting during the Committee’s executive session.

RESPONSE TO 2022 SAY-ON-PAY VOTE

At the 2022 Annual Shareholder’s Meeting, we held a shareholder advisory vote on the compensation of our named executive officers, referred to as a Say-on-Pay vote, with over 96 percent of shareholder votes cast on that item in favor of our executive compensation programs. We considered this vote to represent strong support by shareholders for our long-standing executive compensation policies and practices. In 2022, therefore, the HCCC continued its general approach to executive compensation, as described above in “KEY ATTRIBUTES OF RLI EXECUTIVE COMPENSATION,” and did not make any changes to the Company’s executive compensation programs in response to the 2022 Say-on-Pay vote.

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INPUT FROM MANAGEMENT

Mr. Kliethermes played an important role in the HCCC’s consideration of executive compensation levels and the design of executive compensation plans and programs for other senior executive officers in 2022. For these individuals, Mr. Kliethermes recommended the following components of executive compensation to the HCCC for review and recommendation to the Board:

●	annual base salary levels;
●	annual incentive targets and financial and personal goals; and
●	the form and amount of long-term incentives.

Mr. Kliethermes made such compensation recommendations based on external market data; achievement of respective performance criteria by each executive; and his judgment related to internal pay equity among Company executives, potential for advancement, and contribution to team initiatives. Mr. Kliethermes also relied upon the input of the senior leadership team when making such recommendations. Mr. Kliethermes did not make recommendations with respect to his own compensation.

COMPENSATION CONSULTANT

The HCCC Charter specifically provides that if a compensation consultant is to assist in the evaluation of CEO or senior executive compensation, the HCCC has sole authority to retain and terminate the consulting firm including sole authority to approve the firm’s fees and retention terms. Management also has authority to retain a compensation consultant, but may not retain the same compensation consulting firm retained by the HCCC without approval in advance by the HCCC. The HCCC retained Meridian Compensation Partners as a compensation consultant in 2022 to provide input on: 1) the design of executive compensation plans and programs; and 2) peer companies used by the Company for assessing executive compensation. Management retained Lockton Financial Advisors, LLC in 2022 to provide advice regarding various elements of executive compensation. The Company has assessed the independence of Meridian Compensation Partners and Lockton Financial Advisors, LLC pursuant to the NYSE rules and the Company concluded that the retention of Meridian Compensation Partners and Lockton Financial Advisors, LLC’s did not raise any conflicts of interest.

MARKET DATA

For 2022, the HCCC considered its normal pay practices when setting executive compensation, using market data to assess the overall competitiveness and reasonableness of the Company’s executive compensation program.

The table below outlines Peer Companies that were used to evaluate 2022 executive compensation. The HCCC amended the Peer Companies in November 2021 to: 1) remove Protective Insurance Company due to its acquisition by The Progressive Corporation; and 2) add Axis Capital Holdings Limited and Kemper Corporation.

Peer Companies for Assessing 2022 Compensation (“Peer Company(ies)”).
Alleghany Corporation Argo Group Intl Holdings, Ltd. Axis Capital Holdings Limited Global Indemnity Limited The Hanover Insurance Group, Inc. James River Group Holdings, Ltd. Kemper Corporation	Kinsale Capital Group, Inc. Old Republic International Corporation ProAssurance Corporation Selective Insurance Group, Inc. United Fire Group, Inc. W.R. Berkley Corporation

The HCCC selected these Peer Companies based on its judgment and input from Meridian Compensation Partners. Each of the Peer Companies competes within the property and casualty insurance industry and sells a variety of specialty insurance products that serve both commercial entities and individuals that can generally be defined as specialty in nature, or targeted toward niche markets. The Peer Companies have established records of financial performance, and all have been publicly traded for at least five years, facilitating the comparison of the Company’s financial performance to that of the Peer Companies. The HCCC also reviews the market capitalization of the Company compared to the Peer Companies to ensure that the Company is at or near the median market capitalization among those companies at the time of the Company’s

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review of the Peer Companies. For the Peer Company comparison performed in 2022, the Company’s market capitalization was third among fourteen companies within the Peer Companies, which includes the Company.

Each year, the HCCC compares the relative ranking among the Company and Peer Companies based on the most recently available public data (2021 data reviewed in 2022) for base salaries and total compensation for the President & CEO, COO and CFO positions to the relative performance ranking for the following publicly available performance metrics for the prior year: price-to-book ratio; return on equity; combined ratio; and total shareholder return ("TSR") for one, three and five-year time frames to determine the overall competitiveness of the Company’s executive compensation. The Company’s rank among the Peer Companies for 2022, based on 2021 results, is shown in the table below:

Performance Metric	Price/Book	Return on Equity	Combined Ratio	One-Year TSR	Three-Year TSR	Five-Year TSR
RLI Rank	2	2	2	8	3	3

Base salaries and total compensation for other NEOs and executive positions are established by reference to publicly available survey data, including median base salary levels, for comparable executives in the insurance industry. The compensation information was primarily gathered from a survey of companies with assets greater than $1.5 billion with a median of $4.5 billion; and a survey with data regressed to the Company’s revenue size.

OVERVIEW OF RLI EXECUTIVE COMPENSATION

OBJECTIVE

The objective of the Company’s executive compensation program is to provide a competitive total executive compensation program linked to Company performance that will attract, retain, and motivate talented executives critical to the Company’s long-term success.

ELEMENTS OF COMPANY EXECUTIVE COMPENSATION

The Company’s total executive compensation program is comprised of the following components, each of which is described in greater detail below:

1.	Total annual cash compensation consisting of:
(a)	Base salary;
(b)	Annual incentive awards under the MVP Program, which incorporates annual and long-term design features, for the President & CEO COO and CFO;
(c)	Annual incentive awards under the Management Incentive Program (“MIP”) for other home office executives;
(d)	Annual incentive awards under the Underwriter Profit Program (“UPP”) for executives with oversight responsibility for product group underwriting;
2.	Long-term incentive compensation grants: equity-based awards under the 2015 LTIP to all NEOs and other management members; long-term components through at-risk payouts over time under: 1) the MVP Program for the President & CEO, COO, and CFO; and 2) the UPP Program for the Chief Investment Officer & Treasurer; and
3.	Limited perquisites. All Company executives are provided with travel accident insurance and are reimbursed for out of pocket costs for an annual health examination not covered by the Company’s health plan. The President & CEO, COO, and CFO are permitted to use the Company’s fractionally-owned aircraft for personal use for an hourly rate approved by the Board of Directors, with maximum annual use limited to total charges of 6.5 percent of their respective annual base salary. The Company generally does not provide any income tax gross-ups for our executive compensation.

BALANCE OF SHORT-TERM AND LONG-TERM COMPENSATION

The HCCC works to balance short-term and long-term elements of total compensation, as described in the following sections. The goal is to provide a meaningful level of long-term compensation to align with long-term value creation and mitigate the risk that members of management make decisions or take actions solely to increase short-term compensation while adding excessive risk to the Company. In that regard, the HCCC believes that a greater percentage of total compensation should be in the form of long-term compensation for more senior positions.

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We consider those salary and annual incentive amounts earned in 2022 and paid for 2022 to be short-term compensation. MVP Program payments made in 2022 from amounts earned in prior years, UPP payments in 2022 for prior underwriting years, and the grant date fair value of stock options awards in 2022, on the other hand, are considered long-term compensation. The following table compares the percentage of total compensation, which is short-term in nature, to the percentage, which is long-term in nature.

	Short-Term as % of Total Compensation	Long-Term as % of Total Compensation
	(Salary and Annual Incentive Earned	(Payment from Bonus Bank for Prior Years and
Name	and Paid in 2023)	Grant Date Fair Value of Stock Options Awarded)
Craig W. Kliethermes	27%	73%
Todd W. Bryant	31%	69%
Jennifer L. Klobnak	30%	70%
Aaron P. Diefenthaler (1) (2)	50%	50%
Jeffrey D. Fick (1)	68%	32%

(1)

Messrs. Fick and Diefenthaler participate in the MIP, which does not have a long-term component, instead of MVP, which does have a long-term component, and consequently their long-term percentage is less than the other NEOs.

(2)	Mr. Diefenthaler also participates in UPP, which does have a long-term payout component.

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM (MVP PROGRAM) — GENERAL

MVP Defined. As discussed in further detail below, the MVP Program provides a mechanism with which the HCCC can correlate incentive compensation to long-term shareholder value creation. The MVP Program uses an economic profit measure called “Market Value Potential” (“MVP”), which measures the after-tax returns earned by the Company above its cost of capital, as a gauge of shareholder value creation. MVP is defined as (1) the Actual Return (the increase in adjusted GAAP book value as defined immediately below), less (2) the Required Return (beginning capital multiplied by the blended cost of capital). If the Company does not earn the Required Return in a given year and MVP is negative, no incentive award is made pursuant to the MVP Program for that year.

For the purposes of the MVP Program, the increase or decrease in GAAP book value is calculated as ending capital less beginning capital. Ending capital is defined as ending GAAP book value, less unrealized gains or losses net of tax on available-for-sale fixed income investments, plus outstanding long-term debt instruments at the end of the period; and adjusted for capital transactions during the year. Beginning capital is defined as beginning GAAP book value, less unrealized gains or losses net of tax on available-for-sale fixed maturity investments, plus outstanding long-term instruments at the beginning of the period. The Company’s blended cost of capital is defined as the weighted average of the cost of equity capital and the cost of debt capital. The cost of equity capital is the average ten-year U.S. Treasury Note rate, plus a market risk premium of five percent modified by the Company’s ten-year beta versus the S&P 500 index. The Company’s cost of debt capital is the forward market rate on its outstanding long-term debt.

MVP Program Participation. Participation in the MVP Program, percentage incentive awards and the formula to calculate MVP are recommended by the HCCC and approved annually by the Independent Directors of the Board for Mr. Kliethermes and by the entire Board for other participants. In 2022, participation in the MVP Program was limited to Messrs. Kliethermes and Bryant and Ms. Klobnak. The Board has concluded based on the position responsibilities and ongoing assessment of individual performance against operational and financial goals that the senior executive management team is most responsible for the operating and investment decisions and actions that directly impact the creation of long-term shareholder value, and, therefore, should be rewarded with a portion of their incentive compensation being directly and exclusively tied to the creation of MVP.

MVP Components. As discussed in more detail below, there are two components to the MVP Program. The first component, based on strategic objectives, represents annual compensation. The second component, based on financial objectives, is paid out over time out of amounts credited to a bonus bank, which is at risk of forfeiture based on future performance and as such represents long-term compensation. The component based on financial objectives is also adjusted based on a relative comparison of the Company's five-year growth in book value to that of the Peer Companies. The Company’s relative growth in book value, in turn, is calculated by comparing its compound annual growth rate (“CAGR”) in GAAP comprehensive earnings over the applicable five-year period to that of the Peer Companies. CAGR in comprehensive earnings is calculated based on publicly disclosed comprehensive earnings of Peer Companies for the five-year period ending at the third quarter of the fifth year.

MVP Percentage Award. For 2022, each participant in the MVP Program received an MVP incentive award expressed as a percentage of MVP created by the Company in that calendar year. Each year the HCCC confirms that the percentage awards remain appropriate by reviewing historical incentive award payouts, projected future payouts, and resulting total compensation for MVP Program participants, which in turn, is compared to the performance of the Company necessary to

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achieve such payouts. The HCCC compares the performance of the Company and total compensation of the MVP Program participants with comparable performance metrics and compensation at the Peer Companies. The MVP percentage award, expressed as a percentage of MVP, for each participant for 2022 was as follows, the same as for 2021: 2.0 percent for Mr. Kliethermes; 1.0 percent for Mr. Bryant; and 1.15 percent for Ms. Klobnak. The HCCC set the percentage incentive awards for 2022 based on the factors described above and based on the range of expected MVP to be created by the Company in 2022 and the projected incentive awards and incentive payouts that would result. For 2023, the HCCC approved an increase to the percentage of MVP awarded to each participant for future awards. Mr. Kliethermes’ percentage award was increased from 2.0 percent to 2.25 percent. Ms. Klobnak’s percentage award was increased from 1.15 percent to 1.5 percent. Mr. Bryant’s percentage award was increased from 1.0 percent to 1.1 percent.

Individual MVP Award payments during any fiscal year, including payments from amounts credited to a bonus bank in prior years, are capped at $7.5 million under the terms of the RLI Corp. Annual Incentive Compensation Plan. Pursuant to the Annual Incentive Compensation Plan under which the MVP Program operates, the Board of Directors may exercise discretion to alter MVP Awards based on such objective or subjective criteria it deems appropriate.

MVP Program Guideline Amendment. In 2022 the Company sold its minority interest in Maui Jim, Inc. (“Maui Jim”) to Kering Eyewear for cash proceeds of $686.6 million. We recognized a net realized gain of $571.0 million as a result of the sale. Prior to the sale, RLI had held its minority ownership interest in Maui Jim since 1996, when RLI Vision Corp., its legacy ophthalmic services subsidiary, merged with Hester Enterprises, Inc. to form Maui Jim. Since 1996, various RLI executive officers served on Maui Jim’s Board of Directors, but because of its minority ownership interest, RLI did not direct the business activities of Maui Jim.  At the time of the sale of RLI’s Maui Jim shares, Messrs. Michael, Kliethermes, and Diefenthaler served on the Maui Jim Board.

The RLI Corp. Annual Incentive Compensation Plan, under which the MVP Program operates, provides the HCCC authority to adjust annual performance goals or performance results to exclude the effects of an extraordinary, unusual or nonrecurring event; discontinued operations; or a divestiture, among other events. In 2022 the HCCC revised the MVP Program to provide that the net gain in 2022 from the sale of Maui Jim shares – net of tax; net of transaction costs; and net of one-time transactions bonuses paid to all employees other than the NEOs, a total of $434.4 million - would be excluded from the calculation of the Actual Return (increase in adjusted GAAP book value), which in turn is used to calculate MVP as described on page 39. The HCCC made this determination on the basis of a number of factors including: the guiding principles of RLI executive compensation discussed on page 33; the unique one-time nature of the transaction; market precedent for the treatment of gains by other companies from a one-time sale or divestiture transaction; the longstanding nature of the Company’s investment in Maui Jim; RLI’s contractual obligation to sell its Maui Jim shares pursuant to a Shareholder’s Agreement with the majority owner of Maui Jim; and the minority interest held by RLI and resulting lack of direct control over Maui Jim’s business by RLI, among other factors.

MVP is also a financial goal in the Management Incentive Program in which Messrs. Diefenthaler and Fick participate, as further explained on page 42, and in Company’s Underwriter Incentive Program and Associate Incentive Program. The net after-tax gain in 2022 from the sale of RLI’s Maui Jim shares was excluded from the calculation of MVP achieved in 2022 in each of these incentive programs in the same manner and for the same reasons it was excluded from the MVP Program.

The HCCC revised the calculation of MVP for 2023 MVP Program and MIP Guidelines to exclude the net gain from the sale of Maui Jim subsequently received by the Company from certain escrow accounts established at the time of the close of the transaction in 2022.

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ANNUAL COMPENSATION

BASE SALARY

Executive base salaries are targeted to be at the median base salary for comparable positions in the insurance industry, taking into account performance, experience, potential and the level of base salary necessary to attract and retain top executive talent.

In 2022, the HCCC set base salary ranges for the President & CEO, CFO and COO based on publicly available executive compensation data for 2022 from the Peer Companies described on page 37.

Effective January 1, 2022, the HCCC and Board approved a base salary increase for Mr. Kliethermes’ of 20.4% and a base salary increase of 20.3% for Ms. Klobnak in conjunction with their respective promotions to President & CEO and COO.

At the May 2022 Board meeting, when the annual review of base salaries was conducted by the HCCC, Mr. Kliethermes recommended no base salary increase for himself or Ms. Klobnak in light of their base salary increases on January 1, 2022. Based on an assessment of annual cash compensation levels (base salary and annual incentive program payouts), Mr. Kliethermes recommended an increase of 7.1% for Mr. Bryant, a 3.0% increase for Mr. Diefenthaler, and a 2.9% increase for Mr. Fick in light of the placement of their respective base salaries compared to other similar positions in the insurance industry. The HCCC and Board approved Mr. Kliethermes’ recommendations.

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM — ANNUAL INCENTIVE COMPENSATION COMPONENT

Twenty percent of the preliminary MVP award calculated for each participant is evaluated against annual objectives and an achievement rating of 0 to 100 percent is assigned to that portion of the award. This amount represents the annual compensation component of the MVP Program award (The long-term incentive component of the MVP Program is explained under the section Long-Term Compensation on pages 43-44).

For 2022, Messrs. Kliethermes and Bryant and Ms. Klobnak shared annual objectives weighted as follows: customer experience (15 percent); innovation and strategic fit (15 percent); product adjacencies (15 percent); cultural adaptability (15 percent); people (15 percent); technology alignment (15 percent) and financial and growth goals (10 percent). The annual financial performance metric, combined ratio, is non-GAAP and should not be considered a substitute for GAAP measures. The calculation of this non-GAAP metric is described on page 35. The annual growth goal relates to premium growth over one-, three-, and five-years.

Under each annual objective category, there were a number of shared goals against which performance would be assessed to determine whether the annual objectives had been achieved. The evaluation of performance relative to these objectives is inherently subjective, involving a high degree of judgment by the CEO and the Board. The annual objectives are established as difficult stretch goals, requiring superior effort and execution to achieve 100 percent on all goals.

The annual objectives component of an MVP award will only be paid if objectives are achieved and if positive MVP is created for shareholders. If MVP is positive and annual objectives are achieved, the annual objectives component of the award will be paid annually to provide direct linkage of annual incentive compensation for the achievement of those annual goals. However, if MVP is negative for a year, no MVP award will be made for that year with respect to the annual objective’s component.

For 2022, the Committee evaluated annual objectives and a 97 percent overall achievement factor was applied. The following annual incentive compensation component was paid to each participant under the MVP Program:

Calculation of MVP Program Annual Incentive Award

	(A)	(B)	(C = A x B)	(D = C x 20%)	(E = % Achieved)	(F = D x E)
	2022 MVP	Percentage	2022 Preliminary	20% Annual Component	Achievement	2022 Annual
Participant	Created	Award	MVP Award	Based on Strategic Goals	Rating	Incentive Award
C. Kliethermes	$61,080,000	2.0%	$1,221,600	$244,320	97%	$236,990
T. Bryant	$61,080,000	1.0%	$610,800	$122,160	97%	$118,495
J. Klobnak	$61,080,000	1.15%	$702,420	$140,484	97%	$136,269

*The net gain from the sale of the Company’s shares in Maui Jim, as explained on page 40, was excluded from 2022 MVP created, which had the impact of lowering the MVP created for purposes of the Company’s incentive programs.

RLI Corp. 2023 Proxy Statement    |    41

MANAGEMENT INCENTIVE PROGRAM (MIP)

Participants in the MIP include home office vice presidents, assistant vice presidents and other senior managers. Awards are granted annually and expressed as a percentage of year-end base pay based on targets for three financial goals and annual objectives related to strategic goals. The financial goals are: operating return on equity (“ROE”), combined ratio, and MVP. The annual objectives for 2022 were the same annual objectives for the MVP Program: customer experience (15 percent); innovation and strategic fit (15 percent); product adjacencies (15 percent); cultural adaptability (15 percent); people (15 percent); technology alignment (15 percent) and financial and growth goals (10 percent). Awards are based on actual results for the financial and growth goals, and an assessment of achievement of annual objectives as discussed above in relation to the MVP Program.

ROE and combined ratio are used as financial goals to provide an incentive to increase annual profitability. ROE is a ratio calculated as our operating earnings divided by our beginning equity adjusted for capital transactions such as share repurchases and special dividends. Operating earnings, in turn, are our net earnings minus realized investment gains or losses and unrealized gains or losses on equity securities, net of tax. For 2022, the calculation of ROE excluded the net gain from the sale of the Company’s interest in Maui Jim - net of tax; net of transaction costs; and net of one-time transactions bonuses paid to all employees other than the NEOs, but included equity in earnings of Maui Jim for the partial year prior to the sale. Combined ratio is a profitability measure and is calculated as the sum of our incurred losses and settlement expenses plus our policy acquisition costs and operating expenses, divided by our net premiums earned. The difference between the combined ratio and 100 reflects the per-dollar rate of underwriting income or loss. MVP is used as a financial goal as a proxy for shareholder value creation and is explained on page 39.

Actual awards for a year are paid in the first quarter of the following year. The HCCC approves award levels for MIP participants at the senior vice president and vice president levels, who are designated as executive officers under Section 16 of the Exchange Act. Mr. Kliethermes approves award levels for other MIP participants.

For 2022, Mr. Kliethermes recommended, and the HCCC approved, an MIP maximum annual incentive opportunity for Messrs. Diefenthaler and Fick of 90 percent of their respective year-end base salary, 67.5 percent of which was based on the achievement of financial goals of MVP, ROE and combined ratio and 22.5 percent of which was based on the annual objectives. The MIP maximum annual incentive opportunity for Messrs. Diefenthaler and Fick did not change as compared to 2021.

For 2023, Mr. Kliethermes recommended, and the HCCC approved, the MIP maximum annual incentive opportunity for Messrs. Diefenthaler and Fick be increased from 90 percent to 100 percent of their respective year-end base, 40 percent of which will be based on the achievement of financial goals of MVP, 20 percent on the ROE, 20 percent on the combined ratio goal, and 20 percent on the achievement of annual objectives.

For 2022, targets levels and corresponding achievement levels for actual results for financial goals are measured according to the following proportionate payout ranges.

2022 MIP Maximum – Diefenthaler and Fick

	Payout Range
Management Incentive Plan Goals	0% Payout	100% Payout	Bonus Opportunity
STRATEGIC GOALS
Annual Objectives	0% achievement	100% achievement	22.50%
FINANCIAL GOALS
Operating Return on Equity (ROE)	7%	16%	22.50%
Market Value Potential (MVP)	$0	$100M	22.50%
Combined Ratio	100%	85%	22.50%
			MAXIMUM BONUS
			90.00%

In 2022, the following MIP awards were calculated based on the corresponding actual results with respect to financial goals and an aggregate 97% achievement of annual objectives based upon an assessment by senior management of achievement of each annual objective:

2022 MIP Award

								Actual
	MIP					Actual		Strategy			Total
	Level	Actual	Bonus	Actual		Combined		Scorecard		Total	MIP
Participant	%	ROE %	%	MVP	Bonus %	Ratio	Bonus %	%	Bonus %	MIP %	Bonus
Aaron P. Diefenthaler	90	19.2	22.5	$61,080,000	13.748	84.4	22.5	97	21.825	80.573	$273,948
Jeffrey D. Fick	90	19.2	22.5	$61,080,000	13.748	84.4	22.5	97	21.825	80.573	$290,063

*The net after-tax gain from the sale of the Company’s shares in Maui Jim, as explained on page 40, was excluded from 2022 MVP created, which had the impact of lowering the MVP created for purposes of the Company’s incentive programs.

42    |    RLI Corp. 2023 Proxy Statement

UNDERWRITER PROFIT-SHARING PROGRAM (UPP) – ANNUAL INCENTIVE COMPENSATION COMPONENT

Executives with oversight responsibility for product group underwriting participate in UPP and are eligible to earn an annual incentive based on a percentage of underwriting profit created by that product for a given underwriting year. In addition to his other duties as Chief Investment Officer & Treasurer, Mr. Diefenthaler has oversight responsibility for underwriting for two products. Under the terms of the UPP, Mr. Diefenthaler is eligible to receive a UPP bonus for each of these products based on 2% of the underwriting profit created over the respective payout periods for those products (six to ten years for one of the products and four to eight years for the other product).

For UPP, underwriting profit is calculated as premiums earned net of reinsurance (“Premium”) minus expenses and actual and estimated losses (collectively “Losses”). Because Losses are determined over a multi-year payout period over which they may develop, only a partial incentive award based on underwriting profit is paid each year until all actual Losses likely to develop have occurred and a final underwriting profit figure can be determined for the applicable underwriting year. If expenses and Losses exceed the Premium, there is an underwriting loss (negative underwriting profit) for a given underwriting year in the payout period. This such negative amount will be deducted from underwriting profit from other years to determine a UPP payout. If in aggregate a negative amount results in a given year for all underwriting years the amount will be deducted from Mr. Diefenthaler’s MIP bonus for that given year. The percentage of the incentive award paid out ranges from 20% to 100%, based on product and year in the payout period, with the cumulative payout percentage increasing for later years in the payout period. Mr. Diefenthaler’s UPP award calculation also includes an adjustment for investment income over a payout period, which is calculated by multiplying the investment rate by the unpaid award balance as of the previous year-end or December 31, 2021. The investment rate, 1.22 percent, was derived by matching the duration of the product reserves to a matching bond term and is net of investment expenses of 0.15 percent.

For UPP payouts, the payout for the same calendar year as the underwriting year is deemed annual incentive compensation, while payouts based on underwriting profit in prior underwriting years are deemed long-term compensation. The following table illustrates the UPP award calculation, determined on an aggregate basis for both products.

UPP Award Calculation
	(A)				(E)		(G = E - F)
	Underwriting Profit	(B)	(C = A x B)	(D)	Cumulative	(F)	UPP Payout
	(Premium less	Award	Total Eligible	Payout	Eligible	Paid to	by Award
	Losses)	Percentage	Award	Percentage	Award	Date	Year
Award Year	($)	(%)	($)	(%)	($)	($)	($)
2022 Underwriting Year	749,372	2	14,987	36.8	5,508	—	5,508
Prior Underwriting Years	37,426,218	2	748,524	91.9	687,904	467,667	220,237
Total 2022 UPP Award (sum of G)							226,842	(1)
(1)	Under the terms of the UPP Program, $1,097 of investment income accrued on the unpaid profit-sharing balance as described above in included in the 2022 UPP Award.

LONG-TERM COMPENSATION

MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PROGRAM — LONG-TERM INCENTIVE COMPENSATION COMPONENT AND FORFEITURE PROVISION (CLAWBACK)

The MVP Program is described on page 39. Eighty percent of the preliminary MVP award calculated under that program (which will be positive if MVP is positive or negative if MVP is negative) is subject to an assessment of Company performance compared to the Peer Companies (the “financial component”). This represents the long-term component of the MVP award. The financial component of a preliminary award will be adjusted in a range from a 20 percent reduction (minimum) to a 25 percent increase (maximum) based on the Company’s long-term performance relative to the Peer Companies measured by five-year growth in book value per share. The Company’s relative growth in book value per share is calculated by comparing its CAGR in GAAP comprehensive earnings over the applicable five-year period to that of the Peer Companies. CAGR in comprehensive earnings is calculated based on publicly disclosed comprehensive earnings of Peer Companies for the five-year period ending at the third quarter of the fifth year. The adjustment to the financial component is made according to the following schedule:

Adjustment of Preliminary Financial Award Based on RLI’s Relative Five-Year Book Value per Share Growth

Relative Performance	Adjustment
90th percentile of peers or greater	125% (maximum)
60th percentile of peers	100% (target)
33rd percentile of peers or less	80% (minimum)
Results between the stated values for relative performance will be interpolated to determine the achievement rating.

As noted above, the Company must perform at the 60th percentile, above the median of long-term performance of its Peer Companies, in order for 100 percent of the long-term financial component of an MVP award otherwise earned to be made.

RLI Corp. 2023 Proxy Statement    |    43

The financial component of an MVP award earned is not immediately paid to participants; rather it is credited (if positive) or charged (if negative) to each participant’s long-term bonus bank. A bonus bank, in turn, may be positive or negative based on prior year results. The aggregate bonus bank balance for all prior years is paid out annually at a rate of 33 percent, if the balance is positive, meaning that it will take more than 10 years to completely pay out an incentive award for a given year deposited into a bonus bank since 33% of the remaining balance from a prior year (if positive) is paid in a given year.

Until paid out, all amounts in the MVP Program bonus bank are subject to a risk of forfeiture if future financial performance results in a negative MVP calculation. In other words, negative MVP charged to a bonus bank will reduce a positive balance in that bonus bank from prior years, effectively causing a forfeiture of such positive balance. If the aggregate bonus bank is negative after the financial component of an MVP award for a given year is credited or charged to a bonus bank, no award will be paid from the bank until the aggregate balance is positive as a result of future positive amounts credited to the bank from future year awards. The forfeiture provision in the MVP Program bonus bank in the event of negative MVP, in effect, operates as a clawback for negative shareholder results by reducing the amount payable from the bonus bank when the Company has negative MVP.

The Company’s MVP in 2022 was $61.1 million, after excluding the after-tax gain from the sale of the Company’s shares in Maui Jim compared to MVP of $240.6 million in 2021. The following table shows the manner in which 2022 annual and long-term MVP award payouts and remaining at-risk bank balances were calculated for Messrs. Kliethermes, Bryant, and Ms. Klobnak.

2022 MVP Program Incentive Awards and Payouts
Annual Objectives Achieved	97.0%
Peer Company Adjustment Factor	120.51%
(A)
2022 MVP Achieved (after tax)	$61,080,000

Formula for
2022 MVP Award:	(B)	(C = A x B)	(D = C x 20%)	(E = D x % Achieved)	(F = C x 80%)	(G = F x Peer Factor)
			Annual	Annual		Financial
		Preliminary	Objectives	Objectives	Financial	Award
Participant	MVP %	MVP Award ($)	Component ($)	Award ($)	Component ($)	($)
Craig W. Kliethermes	2.0%	1,221,600	244,320	236,990	977,280	1,177,720
Todd W. Bryant	1.0%	610,800	122,160	118,495	488,640	588,860
Jennifer L. Klobnak	1.15%	702,420	140,484	136,269	561,936	677,189

Formula for 2022
Payout from MVP Bank:	(H)	(G) (from above)	(I = G + H)	(J = I x 33%)	(K = I - J)
	Beginning Bank	2022 Award	Total Pre-payout	Payout	Remaining
Participant	Balance ($) (1)	Credited to Bank ($)	Balance ($)	of Bank ($)	At-Risk Bank
Craig W. Kliethermes	5,721,010	1,177,720	6,898,730	2,276,581	4,622,149
Todd W. Bryant	2,412,844	588,860	3,001,704	990,562	2,011,142
Jennifer L. Klobnak	3,074,831	677,189	3,752,020	1,238,167	2,513,853

Formula for Total
2022 MVP Payout:		(E) (from above)
	(J) (from above)	Payout of 2022	(L = J + E)
	Payout	Annual Objectives	Total 2022
Participant	of Bank ($)	Component ($)	Payout ($)
Craig W. Kliethermes	2,276,581	236,990	2,513,571
Todd W. Bryant	990,562	118,495	1,109,057
Jennifer L. Klobnak	1,238,167	136,269	1,374,436
(1)	Under the terms of the MVP Program, interest at the three-year U.S. Government Treasury Note rate (0.97 percent) was accrued on the unpaid bonus bank balance on December 31, 2021. The following interest was accrued to the December 31, 2022 bonus bank balance as follows: Mr. Kliethermes, $54,961; Mr. Bryant, $23,180; and Ms. Klobnak $29,539.

UNDERWRITER PROFIT-SHARING PROGRAM — LONG-TERM INCENTIVE COMPENSATION COMPONENT

As noted on page 43, payouts based on underwriting profit for prior underwriting years are deemed long-term compensation. For Mr. Diefenthaler, UPP payouts of $220,237 in 2022 for prior underwriting years 2016-2021 are deemed long-term incentive compensation.

44    |    RLI Corp. 2023 Proxy Statement

LONG-TERM INCENTIVE PLAN

The Company has a long-term incentive plan that covers award of equity/stock-based compensation to participants, the 2015 Long-Term Incentive Plan (“2015 LTIP”). Messrs. Kliethermes, Bryant, Diefenthaler, Fick and Ms. Klobnak have outstanding stock option awards under the 2015 LTIP, described immediately below.

The purpose of our 2015 LTIP is to promote the interests of the Company and its shareholders by providing key personnel of the Company with an opportunity to acquire an equity interest in the Company and rewarding them for achieving or exceeding the Company’s performance goals. The grant of equity awards, the value of which is related to the value of the Company’s Common Stock, aligns the interests of the Company’s executive officers with that of the shareholders. The HCCC believes this arrangement develops a strong incentive for Company executives to put forth maximum effort for the continued creation of shareholder value and long-term growth of the Company.

Under the Company’s 2015 LTIP, certain employees, officers, and Directors of the Company are eligible to receive equity awards in a variety of forms including non-qualified stock options, stock appreciation rights, performance units, restricted stock awards and other equity awards. All executives at the Company are required to own a significant level of Company stock, stated as a multiple of base salary. Equity grants provide a means for executives to meet their ownership requirement. As explained further on page 46, executives are required to hold all net shares from an equity grant until their stock ownership level is met.

The HCCC believes equity awards serve as incentives to executives to maximize long-term growth and profitability of the Company, an arrangement that benefits executives, shareholders, and other stakeholders of the Company. Equity awards also provide a means to attract and retain key employees. The HCCC establishes and recommends to the Independent Directors of the Board the annual equity award for Mr. Kliethermes, which is established based on a review of long-term incentive compensation of CEO positions among the Peer Companies described above, an assessment of his performance and initiatives underway and a comparison of his equity awards compared to awards to other executives. A target range of the value of annual equity awards, expressed as a percentage of base salary based on comparisons with respect to Peer Companies and executive compensation benchmarking surveys has been established for all other Company executives.

In 2022, the Company awarded long-term incentives in the form of non-qualified stock option grants to the NEOs in amounts recommended by the HCCC and approved by the Board of Directors (Independent Directors with respect to Mr. Kliethermes’ award). Grant amounts in 2022 were based upon market data, year-to-date Company performance, Company stock price performance in 2021 and through the grant date in 2022, and executive retention considerations. The HCCC believes that non-qualified stock options provide an effective form of performance-based compensation to align the interests of NEOs and shareholders. In reaching that conclusion, the HCCC considered the following: stock options provide more leverage than equity awards such as restricted stock; stock options are directly aligned with shareholder interests since they provide rewards only with share price appreciation; and, stock options are understood and supported by recipients.

The Company targets long-term incentives at approximately the median of competitive market data. Mr. Kliethermes recommends to the HCCC proposed long-term incentive awards within the target range for each executive officer based on the executive officer’s position and a subjective assessment of the executive officer’s individual performance and anticipated future contributions to the Company. The HCCC considers Mr. Kliethermes’ recommendations and then approves and recommends stock option awards to the Board for approval. Options expire eight years after grant. Add for retention – CEO succession include the number for one-time grant. In determining 2022 stock option awards the Committee considered peer company compensation, compensation survey benchmarking, individual and Company performance, and the need to retain the senior leadership team in light of planned CEO succession that occurred in 2022.

Stock options vest over five years at the rate of 20 percent per year, or upon termination of employment due to the death, Disability, or qualified Retirement of the recipient. Upon termination of employment (other than due to death, Disability, or Retirement), vested options must be exercised within the earlier of 90 days of termination or expiration of the option award, except that options are forfeited in the event the employment of an option recipient is terminated for cause.

EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)

The Company’s ESOP offers another performance-based means of retaining and motivating employees, including executive officers, who work 1,000 or more hours per year, by offering ownership in the Company on a long-term basis. The Board may approve an annual contribution to the ESOP based on the profitability of the Company that is used by the ESOP to purchase Common Stock on behalf of participating employees, including executive officers. For 2022, the HCCC recommended, and the Board approved, a discretionary profit-sharing contribution to the ESOP of 7.8 percent of participants’ eligible compensation. In addition, plan forfeitures equal to 0.175 percent of eligible compensation were added to all participants’ accounts.

RLI Corp. 2023 Proxy Statement    |    45

401(K) PLAN

The Company sponsors a 401(k) Plan in which all employees, including executive officers, scheduled to work 1,000 or more hours per year, are entitled to participate. All participants receive a “safe harbor” annual contribution by the Company to their 401(k) accounts of three percent of eligible compensation. The Board may also approve discretionary profit-sharing contributions to the 401(k) Plan. For 2022, in addition to the safe harbor three percent annual contribution, the HCCC recommended and the Board approved a discretionary profit-sharing contribution to the 401(k) of 4.8 percent of participants’ eligible compensation and plan forfeitures equal to 0.036 percent of eligible compensation were added to all participants’ accounts.

DEFERRED COMPENSATION PLAN (DEFERRED PLAN)

Under the Company’s Deferred Plan, an executive officer may elect to defer up to 100 percent of total cash compensation after payroll deductions. Upon an election by an executive officer to defer compensation (a “Participant”), the Participant may elect to direct deferred amounts to a notional investment in one or more of several mutual funds or RLI shares. If deferred amounts are directed to RLI shares, the Company allocates to the Participant RLI stock credits equal to the number of shares that could be purchased with the amount deferred. Additional RLI stock credits are allocated to a Participant’s account equal to shares of RLI stock that could be purchased with dividends paid on RLI stock credited to a Participant’s account. The Company transfers cash equal to the amount deferred to a bank trustee under an irrevocable trust established by the Company, and the trustee purchases a number of shares of common stock of the Company representing an amount equal to the compensation deferred by the Participant. Dividends paid on the shares in such trust are used by the trustee to purchase additional shares of common stock of the Company, which are placed in the trust. The trust is considered to be a “Rabbi Trust” or grantor trust for tax purposes. The assets of the trust are subject to claims by the Company’s creditors. Deferred Plan benefits are distributable, in the form of Company common stock or cash, consistent with each participant’s investment election. Participants have the option to choose to receive a scheduled distribution while still employed or to have their account distributed upon termination of employment. In either case, distributions may be paid in a lump sum, or in annual installments ranging from five to 15 years. Messrs. Kliethermes, Bryant, Fick, and Ms. Klobnak did not elect to defer any income for 2022 while Mr. Diefenthaler elected to defer income in 2022. Messrs. Kliethermes, Diefenthaler, and Fick have deferred income under the Deferred Plan in prior years.

STOCK OWNERSHIP/RETENTION GUIDELINE

It is the Company’s belief that key executives should hold significant amounts of Company common stock. The value of all shares owned or vested, including: those held outright; those in benefit plans; and the value of in-the-money vested stock options, must equal or exceed a multiple of their annual base salary, as shown below:

Position	$Value of Shares
Chief Executive Officer	6.0 x Base Salary
Chief Operating Officer	4.0 x Base Salary
Chief Financial Officer	3.0 x Base Salary
Chief Legal Officer, Chief Investment Officer, Sr. VP	2.0 x Base Salary
Vice President	1.5 x Base Salary

Executives to whom this Guideline applies are encouraged to reach their respective stock ownership level within five years of the date on which an individual assumes an executive position covered by this Guideline. Until an executive reaches the required ownership level, all net shares obtained from the exercise of stock options or other long-term incentive awards must be retained and may not be sold. The HCCC reviews the progress of executives, to whom the Guideline applies, toward their stock ownership goal each year. As of December 31, 2022, all NEOs have met their respective stock ownership goals.

The Company prohibits NEOs from using financial instruments to reduce the risk of holding Company stock (hedging), or from using Company shares for margin trading or collateral purpose. Refer to our “Hedging and Pledging Policy” on page 24 for further details.

46    |    RLI Corp. 2023 Proxy Statement

EXECUTIVE COMPENSATION

2022 SUMMARY COMPENSATION TABLE

The aggregate compensation earned from the Company and its subsidiaries during the last fiscal year is set forth below for the Company’s President & CEO CFO; and the other three most highly compensated executive officers, referred to herein collectively as NEOs. None of the NEOs have an employment contract with the Company.

The key elements of compensation presented in the 2022 Summary Compensation Table include base salary (column c); payouts under annual incentive programs (column g); and stock option awards (column f). Amounts reflected in column (g) titled “Non-Equity Incentive Plan” for Messrs. Kliethermes, Bryant, and Ms. Klobnak reflect payouts from each of their respective MVP Program bonus bank accounts of amounts earned in prior years based on financial performance of the Company in those years. As described in detail on pages 39-41, payouts under the long-term component of the MVP Program are reflective of amounts earned in prior years, which are banked and paid out over a period of time of up to 10 years.

							Change in Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and			Bonus	Awards	Awards	Compensation	Compensation	Compensation
Principal Position	Year	Salary ($)	($)	($)	($) (1)	($) (2)	Earnings ($)	($) (3)(4)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Craig W. Kliethermes	2022	648,942	0	0	1,603,500	2,513,571	—	80,767	4,846,780
President & Chief Executive Officer	2021	538,000	0	0	499,240	3,704,994	—	61,197	4,803,431
	2020	525,000	0	0	527,600	2,235,030	—	48,092	3,335,722

Todd W. Bryant	2022	366,539	0	0	637,915	1,109,057	—	78,430	2,191,941
Chief Financial Officer	2021	344,500	0	0	228,130	1,634,125	—	61,197	2,267,952
	2020	330,000	0	0	183,400	816,742	—	48,092	1,378,234

Jennifer L. Klobnak	2022	474,539	0	0	919,340	1,374,436	—	69,840	2,838,155
Chief Operating Officer	2021	389,039	0	0	249,620	2,025,616	—	61,197	2,725,472
	2020	370,000	0	0	263,800	1,120,446	—	48,092	1,802,338

Aaron P. Diefenthaler	2022	336,616	0	0	406,220	500,790	—	69,840	1,313,466
Chief Investment Officer & Treasurer	2021	326,164	0	0	142,640	490,048	—	61,197	1,020,049
	2020	315,000	0	0	164,875	343,516	—	48,092	871,483

Jeffrey D. Fick	2022	356,616	0	0	293,123	290,063	—	69,840	1,009,642
Chief Legal Officer & Corporate Secretary

(1)	The amounts shown in column (f) reflect the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2023.
(2)	The amount shown in column (g) for Messrs. Kliethermes, Bryant, and Ms. Klobnak reflects the cash awards paid under the MVP Program, which is discussed in further detail on pages 39-41, and includes the annual award payout under the MVP Program and long-term payout reflecting 33 percent of their respective bonus bank balances. The bank balance, in turn, includes amounts credited to their bonus banks for 2022. The amount reflected in column (g) for Mr. Diefenthaler reflects the cash award paid under the MIP, which is discussed in further detail on page 42, and the cash award paid under the UPP, which is discussed in further detail on page 43. The amount reflected in column (g) for Mr. Fick reflects the cash award paid under the MIP.
(3)	The amounts shown in column (i) include:
a.	A Company contribution to the ESOP of $24,319 for 2022 for each of the NEOs.
b.	A Company contribution to the 401(k) Plan of $23,898 for 2022 for each of the NEOs.
c.	The amounts reflected in this column represent the maximum amount expended on an individual annual executive physical examination for a NEO. The maximum amount is used for all NEOs to ensure that no protected health-related information is disclosed.
d.	The proportionate amounts of travel accident insurance provided for all Company management at the assistant vice president level and above.

RLI Corp. 2023 Proxy Statement    |    47

(4)	Messrs. Kliethermes, Bryant and Ms. Klobnak were authorized by the Board to use the Company’s fractionally-owned aircraft for personal use in 2022, at an hourly rate established from time to time by the Board, with personal hours flown limited such that the net hourly charges to the Company (the variable hourly rate paid by the Company less the hourly rate paid to the Company by Messrs. Kliethermes, Bryant and Ms. Klobnak) are equal to or less than 6.5 percent of their respective base salaries, a maximum for Mr. Kliethermes of $42,250, Mr. Bryant of $24,375 and Ms. Klobnak of $30,875. The hourly rate prior to September 1, 2022 was set at $2,100 per hour. Effective September 1, 2022, the hourly rate was increased to $2,300 per hour. Ms. Klobnak did not use this benefit in 2022. The amounts included in the All Other Compensation column for Messrs. Kliethermes and Bryant reflect the difference between the Company’s hourly variable operating costs, less the hourly rates paid by each, respectively, for all personal hours flown as reflected in column (e) in the following table:

		(a)	(b)	(c)	(d = b - c)	(e = a x d)
Total aggregate
					Aggregate	incremental
			Company		incremental	cost to
			variable	Hourly rate	cost to	Company
			operating	charged for	Company	for all personal
		Personal	cost per	personal	per personal	hours flown
	Year	hours flown	hour flown	hours flown	hour flown	in year
Craig W. Kliethermes	2022	6.5	$3,781	$2,100	$1,681	$10,927
Todd W. Bryant	2022	5.8	$3,781	$2,300	$1,481	$8,590

2022 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information about estimated possible payouts under non-equity incentive plan awards, which consist of potential payouts under the long-term component of the MVP Program for Messrs. Kliethermes, Bryant, and Ms. Klobnak, under MIP for Mr. Fick, and under the MIP and UPP for Mr. Diefenthaler. The table also shows information regarding grants of stock options made to the NEOs under the 2015 LTIP.

					All Other	Exercise
					Option Awards:	or Base	Grant Date
					Number of	Price of	Fair Value
		Estimated Possible Payouts Under			Securities	Option	of Stock
		Non-Equity Incentive Plan Awards			Underlying	Awards	and Option
Name	Grant Date	Threshold ($) (1)	Target ($) (2)	Maximum ($) (3)	Options (#) (4)	($/Sh)(5)	Awards ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Craig W. Kliethermes	05/05/22				75,000	109.60	1,603,500
		0	3,704,994	7,500,000

Todd W. Bryant	02/01/22				3,000	97.85	51,840
	05/05/22				8,500	109.60	181,730
	08/01/22				8,500	103.56	172,380
	11/01/22				8,500	125.98	231,965
		0	1,634,125	7,500,000

Jennifer L. Klobnak	05/05/22				43,000	109.60	919,340
		0	2,025,616	7,500,000

Aaron P. Diefenthaler	05/05/22				19,000	109.60	406,220
		0	490,048	7,500,000

Jeffrey D. Fick	02/01/22				2,000	97.85	34,560
	05/05/22				3,750	109.60	80,175
	08/01/22				3,750	103.56	76,050
	11/01/22				3,750	125.98	102,338
		0	298,113	7,500,000
(1)	The MVP Program applicable to Messrs. Kliethermes, Bryant and Ms. Klobnak discussed in further detail on pages 39-41, does not provide for a minimum threshold award level. Messrs. Diefenthaler and Fick participate in the MIP and the amounts shown in column (c) represent the minimum award under MIP, discussed in further detail on page 42, which is equal to zero if strategic objectives and financial goals are not met. The amount shown in column (c) for Mr. Diefenthaler also includes UPP, discussed in further detail on page 44, which does not provide a minimum threshold award level.
(2)	The MVP Program applicable to Messrs. Kliethermes, Bryant and Ms. Klobnak does not provide for a target award. The amounts shown in column (d) are their respective 2021 MVP Program payouts for 2021 performance, which are shown as representative amounts for a target MVP Program award for 2022. For Mr. Diefenthaler, the amount in column (d) reflects the amount he received as a payout under both MIP ($281,078) and UPP ($208,970) for 2021, which is

48    |    RLI Corp. 2023 Proxy Statement

representative of a target award for 2022. For Mr. Fick, the amount in column (d) reflects the amount he received as a payout under MIP for 2021, which is representative of a target award for 2022.
(3)	The amounts shown in column (e) reflect the maximum incentive award permitted under the RLI Corp. Annual Incentive Compensation Plan approved by shareholders in 2016 and amended in 2018 and 2020, which governs the MVP Program, MIP, and UPP.
(4)	Twenty percent of each option grant becomes exercisable one year after the date of the grant and each year thereafter in 20 percent increments. Options expire on the eighth anniversary of the grant date. The 2022 grants were granted pursuant to the 2015 LTIP. The stock option grants vest upon the death or the termination of employment of a stock option recipient due to Disability or Retirement. Retirement is defined as termination of employment of an employee with combined age and years of service of 75 or greater. Under FASB ASC Topic 718, option awards to recipients who are current employees, but who qualify for Retirement upon departure from the Company, are expensed at the time of grant, rather than over the five-year vesting period. Because Messrs. Bryant’s and Fick’s age and years of service exceeded 75, the HCCC decided to grant option awards to Messrs. Bryant and Fick on a quarterly basis (one fourth of aggregate annual grant awarded in May, August and November of the current year, and February of the subsequent year) to avoid a disproportionate expense in the quarter of grant if the option award was made in a single annual grant. The HCCC also sets and approves the date upon which each quarterly grant will be awarded following the same schedule each year: 1) the initial grant occurs on the same date of all other annual option awards in May in conjunction with the meeting of the Board; and 2) each remaining quarterly grant occurs on the first trading day in the months of August, November, and February.
(5)	Option exercise prices were adjusted to reflect a reduction in the exercise price equal to the $7.00 special dividend paid on December 20, 2022 to all of our shareholders in order to prevent dilution to stock option holders. The grant date fair value of stock option award did not change as a result of such exercise price adjustments.

RLI Corp. 2023 Proxy Statement    |    49

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END

The following table sets forth information with respect to the NEOs regarding the outstanding stock option awards as of December 31, 2022. As of December 31, 2022, none of our NEOs held outstanding RSUs or other equity-based awards with respect to the Company.

		Option Awards
				Equity
				Incentive
		Number of	Number of	Plan Awards
		Securities	Securities	Number of
		Underlying	Underlying	Underlying
		Unexercised	Unexercised	Unexercised	Option	Option
		Options (#)	Options (#)	Unearned	Exercise	Exercise
Name	Grant Date	Exercisable (1)	Unexercisable (1)	Options (#)	Price (2)	Date
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Craig W. Kliethermes	05/03/18	0	4,000		56.14	05/03/26
	05/02/19	10,500	7,000		75.66	05/02/27
	08/21/20	8,000	12,000		86.24	08/21/28
	05/06/21	2,800	11,200		106.02	05/06/29
	05/05/22	0	75,000		109.60	05/05/30
Todd W. Bryant	05/03/18	2,200	1,800		56.14	05/03/26
	05/02/19	2,250	1,500		75.66	05/02/27
	08/01/19	2,250	1,500		82.47	08/01/27
	11/01/19	2,250	1,500		89.32	11/01/27
	02/03/20	1,500	2,250		87.62	02/03/28
	08/21/20	2,000	3,000		86.24	08/21/28
	11/02/20	2,000	3,000		82.28	11/02/28
	02/01/21	1,000	4,000		90.64	02/01/29
	05/06/21	600	2,400		106.02	05/06/29
	08/02/21	600	2,400		101.07	08/02/29
	11/01/21	600	2,400		103.02	11/01/29
	02/01/22	0	3,000		97.85	02/01/30
	05/05/22	0	8,500		109.60	05/05/30
	08/01/22	0	8,500		103.56	08/01/30
	11/01/22	0	8,500		125.98	11/01/30
Jennifer L. Klobnak	05/03/18	16,000	4,000		56.14	05/03/26
	05/02/19	12,000	8,000		75.66	05/02/27
	08/21/20	8,000	12,000		86.24	08/21/28
	05/06/21	2,800	11,200		106.02	05/06/29
	05/05/22	0	43,000		109.60	05/05/30
Aaron P. Diefenthaler	05/05/16	9,000	0		57.09	05/05/24
	05/04/17	11,000	0		49.71	05/04/25
	05/03/18	7,200	1,800		56.14	05/03/26
	05/02/19	4,500	3,000		75.66	05/02/27
	08/21/20	5,000	7,500		86.24	08/21/28
	05/06/21	1,600	6,400		106.02	05/06/29
	05/05/22	0	19,000		109.60	05/05/30
Jeffrey D. Fick	05/03/18	6,000	3,000		56.14	05/03/26
	05/02/19	9,000	6,000		75.66	05/02/27
	08/21/20	1,666	2,501		86.24	08/21/28
	11/02/20	1,666	2,501		82.28	11/02/28
	02/01/21	833	3,333		90.64	02/01/29
	05/06/21	400	1,600		106.02	05/06/29
	08/02/21	400	1,600		101.07	08/02/29
	11/01/21	400	1,600		103.02	11/01/29
	02/01/22	0	2,000		97.85	02/01/30
	05/05/22	0	3,750		109.60	05/05/30
	08/01/22	0	3,750		103.56	08/01/30
	11/01/22	0	3,750		125.98	11/01/30
(1)	Options vest 20 percent per year over five years and expire on the eighth anniversary of the grant date.
(2)	Option exercise prices adjusted to reflect a reduction in the exercise price equal to the $7.00 special dividend paid on December 20, 2022 to all of our shareholders in order to prevent dilution to stock option holders.

2022 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to the NEOs regarding the exercise of options during 2022, and with respect to Mr. Diefenthaler, sets forth information with respect to RSUs that vested during 2022. Value realized on exercise

50    |    RLI Corp. 2023 Proxy Statement

is the excess of the fair market value of the underlying stock on the exercise date over the exercise price under the option and the value realized on the vesting of RSUs is based on the closing stock price on the date of vesting.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise (#)	on Exercise ($)	Acquired on Vesting (#)(1)	on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Craig W. Kliethermes	27,400	1,841,414	0	0
Todd W. Bryant	11,200	806,102	0	0
Jennifer L. Klobnak	33,000	2,360,490	0	0
Aaron P. Diefenthaler	12,000	1,094,880	321.27	37,033
Jeffrey D. Fick	15,200	1,063,708	0	0
(1)	Includes an award of 300 RSUs granted to Mr. Diefenthaler under the 2015 LTIP on May 2, 2019 which vested on May 2, 2022. RSUs have dividend rights that accrued as an additional 21.27 RSUs which were also paid upon vesting.

2022 NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth information on the non-qualified deferred compensation for the NEOs in 2022. The Company does not make contributions to the deferred compensation plan.

	Executive Contributions	Aggregate Earnings	Aggregate Withdraws/	Aggregate Balance
	in Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)
Craig W. Kliethermes (1)	0	253,043	0	1,603,360
Todd W. Bryant (2)	0	0	0	0
Jennifer L. Klobnak (2)	0	0	0	0
Aaron P. Diefenthaler (3)	33,280	29,935	0	246,895
Jeffrey D. Fick (4)	0	(46,559)	0	252,145
(1)	The amounts shown for Mr. Kliethermes in column (c) reflect the dividends paid on, and change in the value of, the investments held in his account under the Deferred Plan, which is described in further detail on page 46. Dividends paid on Company shares held in the Deferred Plan are also deferred and are used to purchase additional shares held in the Deferred Plan. Amounts deferred in previous years were included in the Summary Compensation Table in the year of such deferrals.
(2)	Mr. Bryant and Ms. Klobnak have not participated in the Deferred Plan in any prior years.
(3)	The amounts shown for Mr. Diefenthaler in column (b) reflect the amounts deferred compensation earned in 2022. These amounts were included in the amounts shown in the 2022 Summary Compensation Table for Mr. Diefenthaler. The amounts shown in column (c) reflect the dividends paid on, and change in the value of, the investments held in his account under the Deferred Plan, which is described in further detail on page 46. Dividends paid on Company shares held in the Deferred Plan are also deferred and are used to purchase additional shares held in the Deferred Plan. The amounts shown in column (c) were not included in amounts shown in the 2022 Summary Compensation Table for Mr. Diefenthaler. Amounts deferred in previous years were included in the Summary Compensation Table in the year of such deferrals.
(4)	The amounts shown for Mr. Fick in column (c) reflect the change in the value of, the investments held in his account under the Deferred Plan, which is described in further detail on page 46. The amounts shown in column (c) were not included in amounts shown in the 2022 Summary Compensation Table for Mr. Fick. Amounts deferred in previous years were included in the Summary Compensation Table in the year of such deferrals.

RLI Corp. 2023 Proxy Statement    |    51

ELEMENTS OF POST-TERMINATION COMPENSATION AND BENEFITS

The table below shows potential amounts payable to each NEO had their employment terminated on December 31, 2022 based on the following scenarios: departure other than death, Disability, or Retirement; departure from death, Disability, or Retirement; for cause; and change in control.

Post Termination Compensation

	Termination of
Name	Employment Scenarios	MVP/MIP/UPP ($)	LTIP ($)	Total ($)
Craig W. Kliethermes (2)	Departure Other Than Death, Disability, or Retirement	0	0	0
	Departure From Death, Disability, or Retirement	7,135,720	4,153,045	11,288,765
	For Cause	0	0	0
	Change in Control	7,135,720	4,153,045	11,288,765
Todd W. Bryant (1)	Departure Other Than Death, Disability, or Retirement	N/A	N/A	N/A
	Departure From Death, Disability, or Retirement	3,120,199	2,502,066	5,622,265
	For Cause	0	0	0
	Change in Control	3,120,199	2,502,066	5,622,265
Jennifer L. Klobnak	Departure Other Than Death, Disability, or Retirement	0	0	0
	Departure From Death, Disability, or Retirement	3,888,289	4,800,710	8,688,999
	For Cause	0	0	0
	Change in Control	3,888,289	4,800,710	8,688,999
Aaron P. Diefenthaler (2)	Departure Other Than Death, Disability, or Retirement	590,679	0	590,679
	Departure From Death, Disability, or Retirement	590,679	3,834,630	4,425,309
	For Cause	0	0	0
	Change in Control	590,679	3,834,630	4,425,309
Jeffrey D. Fick (2)	Departure Other Than Death, Disability, or Retirement	N/A	N/A	N/A
	Departure From Death, Disability, or Retirement	290,063	2,510,618	2,800,681
	For Cause	0	0	0
	Change in Control	290,063	2,510,618	2,800,681
(1)	Messrs. Bryant and Fick have met the requisite age and years of service to qualify for Retirement upon their departure from the Company, meaning any departure, other than termination for cause, would meet the definition of Retirement.
(2)	Each NEO participating in a Company deferred compensation plan, upon departure for any reason, is entitled to the amounts payable to them under the Plan. For amounts due to each NEO see the table on page 51.

The Company has not entered into any employment or severance agreements or arrangements with any of its executive officers that would compensate the executive officers for or after departing the Company. The following paragraphs describe the circumstances under which the Retirement or other termination of employment will result in a payment to a NEO under the Company’s annual and long-term incentive plans.

MVP/MIP/UPP. Under the Company’s MVP Program, an employee must be employed on the date bonuses are paid under the MVP Program in order to receive a bonus for that year, unless the employee’s termination of employment was due to death, Disability, or Retirement. Under the Company’s MIP and UPP Programs, an employee must be employed on the last calendar day of the year in order to receive a bonus for that year, unless the employee’s termination of employment was due to death, Disability, or Retirement. Retirement requires: in order to receive a bonus payout for that year, or from a bonus bank if applicable, (1) the termination of employment of an employee who has reached age and years of service equal to or greater than 75 at the time of departure; or (2) the termination of employment of an employee who satisfies a non-competition covenant or other terms and conditions specified by the Company. Under the UPP, an employee may receive award payouts for prior underwriting years until the payout period has expired. In order to receive continued UPP payout, an employee must satisfy the certain conditions for continued UPP payout described in the UPP guidelines. The amounts in the above table show annual incentives payable upon termination of employment in the event of a death, Disability, or Retirement assuming all NEOs would have met the definition of Retirement at year-end 2022. Messrs. Bryant and Fick have met the definition based on age and years of service.

Upon the termination of employment of a participant qualifying as Retirement, a positive MVP bonus bank calculated on the last day of the quarter during which the participant’s bonus participation ended will be paid to a participant in a lump sum on the first day of the seventh month after termination if the participant is age 65 or older, and as a quarterly annuity starting after the first day of the seventh month after termination, and continuing to age 65 using the interest rate for the five-year Treasury Note in effect at the date of Retirement if the Participant’s age is less than 65. A bonus bank balance will also be calculated at the end of the quarter prior to a participant’s bonus participation ending and the Company may, in its discretion, pay the lower of the calculated bonus banks. All such payments upon a termination of employment qualifying as Retirement are subject to ongoing restrictions on: the participant’s employment in the insurance industry; solicitation of Company employees for employment elsewhere; solicitation of business away from the Company; and disclosure of confidential information of the Company.

52    |    RLI Corp. 2023 Proxy Statement

Long-Term Incentives. Under the terms of the 2015 LTIP, stock option grants automatically vest upon the death or Disability of an optionee, but will vest upon the Retirement of an optionee only if the underlying stock option agreement so provides. The awards of stock options to the NEOs, and all other stock option recipients at the Company, provide for the immediate vesting of outstanding unvested stock options in the event of a recipient’s termination of employment qualifying as a Retirement. Retirement is defined under the 2015 LTIP as the termination of employment of a participant who has combined age and years of service of 75 or greater at the time of departure. Stock options must be exercised within the earlier of one year of the death of an optionee, or three years of the termination of employment due to the Disability or Retirement of an optionee, and the original expiration date of the stock option award. In the event of the termination of employment of an optionee for reasons other than death, Disability, or Retirement, vested options must be exercised within the earlier of 90 days of the termination of employment or the original expiration of the option award. In 2022, Messrs. Bryant and Fick met the definition of Retirement and, accordingly, upon their termination of employment with the Company, all of their respective unvested stock option grants will immediately vest, expiring on the earlier of the original expiration date or three years after termination.

For Cause. In the event of a termination for cause, all unpaid bonuses, amounts in a bonus bank, and unexercised stock options are forfeited.

Change in Control. In the event of a change in control of the Company, as defined under the 2015 LTIP, the Board must take one of two actions with respect to outstanding stock option awards. Under the first alternative, the Board must make appropriate provisions for the replacement of the outstanding awards by the substitution of equity-based awards of the surviving company with substantially similar terms and conditions, with full vesting for qualifying terminations of employment, such as involuntary termination by the Company or termination by the employee with good reason, in either case, within two years following the change in control. Alternatively, the Board must permit the options to be exercised prior to the change in control, or cashed out as part of the change in control. For illustration purposes, the table shown on the previous page assumes a change in control occurred followed immediately by an involuntary termination by the Company or termination by the employee with good reason as of December 31, 2022.

The 2016 RLI Corp. Annual Incentive Compensation Plan, which governs the MVP, MIP, and UPP bonus programs, includes a change in control provision, with “change in control” defined as in the 2015 LTIP. The Annual Incentive Compensation Plan provides that upon change in control, any amounts credited to a bonus bank and any amounts earned during a full or partial performance period shall not be forfeited, but will be paid out as specified under the applicable bonus program. The amounts shown in the table above show the full bonus bank balance under the MVP Program for Messrs. Kliethermes, Bryant, and Ms. Klobnak. For Mr. Diefenthaler, the amount shown is the full year bonus under the MIP and the full bonus bank balance under the UPP. For Mr. Fick, the amount shown is the full year bonus under the MIP.

RATIO OF CEO TO MEDIAN EMPLOYEE TOTAL COMPENSATION

Under the Dodd-Frank Act, the SEC requires disclosure of the CEO to median employee ratio of total compensation.

We determined the median employee for purposes of this disclosure by generating a report from our payroll system reflecting either the base salary, or wages and overtime, as appropriate, for the calendar year 2022 for every full-time, part-time, seasonal, and temporary employee (other than Mr. Kliethermes), annualizing that amount for any full-time or part-time employee who had worked for less than a full year. Because there were no changes to our employee population or employee compensation arrangements (base salary, incentive programs, or retirement programs) in 2022, the same median employee identified in 2020 was used for purposes of calculating the pay ratio in 2021 and 2022.

The median employee is a senior underwriter for the Company and is paid an annual salary, participated in the Company’s Underwriter Incentive Program, and participated in the Company’s retirement plans (401k and Employee Stock Ownership Plan.)  The median employee and Mr. Kliethermes receive the same percentage contributions of their respective base salaries to the retirement plans, except that the salary on which Mr. Kliethermes’s contribution is based was capped in 2022 pursuant to the IRS regulation at $305,000. We calculated the median employee’s total compensation for 2022 in the same manner used to calculate Mr. Kliethermes’ total compensation as reflected in the 2022 Summary Compensation Table on page 47. For the median employee, we included base salary, annual incentive payouts (which included a one-time incentive award paid to all employees who were not a NEO related to the Company’s sale of its shares of Maui Jim), and retirement contributions to the employee’s accounts under the Company’s retirement plans. Amounts reflected in Mr. Kliethermes’ total compensation in the form of long-term incentive awards and limited perquisites did not apply to the median employee.

Ratio of CEO to Median Employee Total Compensation
Median Employee 2022 Total Compensation	$134,626
Craig W. Kliethermes 2022 Total Compensation	$4,846,780
Ratio of CEO to Median Employee Compensation	36:1

RLI Corp. 2023 Proxy Statement    |    53

PAY FOR PERFORMANCE

The following table sets forth information regarding the Company’s performance and the Compensation Actually Paid (“CAP”) to our NEOs, as calculated in accordance with SEC disclosure rules:

											Value of Initial Fixed $100 Investment Based On:
Year (1)		Summary Compensation Table Total for PEO Kliethermes ($)(2)		Summary Compensation Table Total for PEO Michael ($)(2)		CAP to PEO Kliethermes ($)(3)		CAP to PEO Michael ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average CAP to Non-PEO NEOs ($)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)	Net Income ($)	Company Selected Measure (MVP) ($)(6)
(a)		(b)				(c)			(d)	(e)	(f)	(g)	(h)	(i)
2022		$4,846,780	$	N/A		$7,899,333	$	N/A	$1,838,301	$2,918,562	$163.00	$148.50	$580,000,000	$61,080,000
2021	$	N/A		$6,004,410	$	N/A		$7,205,891	$2,704,226	$3,239,253	$130.80	$125.00	$279,354,000	$240,593,000
2020	$	N/A		$4,712,442	$	N/A		$6,413,579	$1,846,944	$2,364,844	$118.10	$106.30	$157,091,000	$128,129,000

(1)	The Principal Executive Officer (“PEO”) and NEOs for the applicable years were as follows:

-	2022: Mr. Kliethermes served as the PEO for the entirety of 2022. The Company’s other NEOs for 2022 were: Todd W. Bryant, Jennifer L. Klobnak, Aaron P. Diefenthaler, and Jeffrey D. Fick.

-	2021: Mr. Michael served as the PEO for the entirety of 2021. The Company’s other NEOs for 2021 were: Craig W. Kliethermes; Todd W. Bryant; Jennifer L. Klobnak; and Aaron P. Diefenthaler.

-	2020: Mr. Michael served as the PEO for the entirety of 2020. The Company’s other NEOs for 2020 were: Craig W. Kliethermes; Todd W. Bryant; Jennifer L. Klobnak; and Aaron P. Diefenthaler.

(2)	Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in which the NEO served as PEO in the case of Messrs. Kliethermes and Michael and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs reported for the applicable year other than the individual serving as PEO during the applicable year. Because Mr. Kliethermes did not serve as PEO during 2021 or 2020, his compensation is included in the average for the Non-PEO NEOs for such years

(3)	To calculate Compensation Actually Paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Messrs. Kliethermes and Michael for the period they served as PEO and for the average of the other NEOs is set forth following the footnotes to this table.

(4)	Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019. Historic stock price performance is not necessarily indicative of future stock price performance.

(5)	The TSR Peer Group consists of the Standard & Poor’s 500 P&C Index (the “S&P 500 P&C Index”), an independently prepared index that includes companies in the property and casualty insurance industry.

(6)	As noted in “Compensation Discussion and Analysis,” “Market Value Potential” (“MVP”) provides a mechanism with which the HCCC can correlate incentive compensation to long-term shareholder value creation and it is a key metric used in the Company’s incentive programs and is a component of each of our NEO’s compensation. MVP measures the after-tax returns earned by the Company above its cost of capital, as a gauge of shareholder value creation. MVP is defined as (1) the Actual Return (the increase in adjusted GAAP book value), less (2) the Required Return (beginning capital multiplied by the blended cost of capital). To calculate MVP, the increase or decrease in GAAP book value is calculated as ending capital less beginning capital. Ending capital is defined as ending GAAP book value, less unrealized gains or losses net of tax on available-for-sale fixed income investments, plus outstanding long-term debt instruments at the end of the period; and adjusted for capital transactions during the year. Beginning capital is defined as beginning GAAP book value, less unrealized gains or losses net of tax on available-for-sale fixed maturity investments, plus outstanding long-term instruments at the beginning of the period. The Company’s blended cost of capital is defined as the weighted average of the cost of equity capital and the cost of debt capital.

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The cost of equity capital is the average ten-year U.S. Treasury Note rate, plus a market risk premium of five percent modified by the Company’s ten-year beta versus the S&P 500 index. The Company’s cost of debt capital is the forward market rate on its outstanding long-term debt. As noted in the “Compensation Discussion and Analysis,” in 2022, the HCCC revised the MVP calculation to provide that the net gain in 2022 from the sale of Maui Jim shares – net of tax; net of transaction costs; and net of one-time transactions bonuses paid to all employees other than the NEOs, a total of $434.4 million - would be excluded from the calculation of the Actual Return (increase in adjusted GAAP book value).

Reconciliation of CAP Adjustments

CAP Adjustments

		(Minus)		Plus	Plus/(Minus)	Plus	Plus/(Minus)	(Minus)	Equals
	Summary Compensation Table Total	Grant Date Fair Value of Stock Option Awards Granted in Fiscal Year		Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year	Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years	Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year	Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	CAP
Year	($)(a)	($)(b)		($)(c)	($)(d)	($)(e)	($)(f)	($)(g)	($)
Craig W. Kliethermes(h)
2022	$4,846,780	$(1,603,500)		$3,079,526	$1,439,227	$0	$137,300	$0	$7,899,333
Jonathan E. Michael
2021	$6,004,410	$(555,346)		$901,682	$714,328	$0	$140,817	$0	$7,205,891
2020	$4,712,442	$(525,258)		$951,982	$1,383,921	$0	$(109,508)	$0	$6,413,579
Average Other NEOs(i)
2022	$1,838,301	$(564,150)	$	$ 1,060,797	$533,977	$0	$49,636	$0	$2,918,562
2021	$2,704,226	$(279,908)	$	$ 383,201	$298,130	$0	$133,604	$0	$3,239,253
2020	$1,846,944	$(284,919)	$	$ 520,199	$519,221	$0	$(236,601)	$0	$2,364,844
(a)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the Average Other NEOs, amounts shown represent averages.

(b)	Represents the grant date fair value of the stock option awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(c)	Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested stock option awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(d)	Represents the change in fair value during the indicated fiscal year of the outstanding and unvested stock option and stock awards held by the applicable NEO as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes including the value associated with any dividend accruals.

(e)	Represents the fair value at vesting of the stock option awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(f)	Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock option and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes, including the value associated with any dividend accruals.

(g)	Represents the fair value as of the last day of the prior fiscal year of the stock option and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(h)	For 2021 and 2020, the compensation of Mr. Kliethermes, the Company’s current Chief Executive Officer, is reported in the Average Other NEOs section of this table as Mr. Kliethermes was not the PEO for any portion of those years.

(i)	See footnote 1 above for the NEOs included in the average for each year.

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Relationship Between Pay and Performance

We believe the “Compensation Actually Paid” in each of the years reported above and over the three-year cumulative period are reflective of the Human Capital & Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our incentive programs.

The relationship between compensation paid and the pay of our NEOs is further described below:

●	Relationship Between Compensation Paid to the PEO and Average Other NEOs and the Company’s Cumulative TSR – As calculated in accordance with the SEC disclosure rules, the Compensation Actually Paid to our PEO was $6,413,489 for 2020, primarily driven by our MVP and stock price performance. During 2020, the Company’s TSR, measured assuming a $100 investment in the Company’s stock, increased by over 18.1% to $118.10. Since December 31, 2020, our TSR, measured assuming a $100 investment in the Company’s common stock as of December 31, 2019, increased to $163.00 as of December 31, 2022 and, similarly, the “Compensation Actually Paid” to the PEO increased to $7,899,333 as of December 31, 2022, driven by the increase in our stock price as well as our MVP performance. While our PEO’s “Compensation Actually Paid” was most significantly impacted by our TSR performance given the significant portion of compensation delivered through stock options, the average “Compensation Actually Paid” for our other NEOs was also similarly impacted by our TSR performance, with the average “Compensation Actually Paid” for 2020 equal to $2,364,844 and increasing to $2,918,561 as of December 31, 2022.

●	Relationship Between Compensation Paid to the PEO and Average Other NEOs and the Company’s Net Income – As required by SEC disclosure rules, we are presenting the relationship between net income and the Compensation Actually Paid to our NEOs. Net income is not a component of our executive compensation program. Although our executive compensation program is not dependent on our net income performance, over the three-year period from 2020 to 2022, our net income increased by approximately 269% while our Compensation Actually Paid for the PEO position and the average of our NEOs increased by approximately 20% and 23%, respectively.

●	Relationship Between Compensation Paid to the PEO and Average Other NEOs and MVP – As noted above, the Company-Selected Measure is MVP. MVP measures the after-tax returns earned by the Company above its cost of capital, as a gauge of shareholder value creation. While MVP represents a significant component of our executive compensation program, the Compensation Actually Paid is also impacted by our stock price as equity awards represent a significant component of the Company’s executive compensation program. In particular, the equity awards granted to the NEOs in 2022 increased as compared to the equity awards granted in prior years, resulting in an increase in the 2022 Compensation Actually Paid as compared to prior years, which was also compounded by the increase in our stock price over the course of 2022. The Compensation Actually Paid for the PEO and the average of the other NEOs was $6,413,489 and $2,364,844, respectively, in 2020, while MVP was $128,129,000. In 2021, the Compensation Actually Paid to the PEO and the average for the other NEOs was $7,205,891 and $3,239,253, respectively, while MVP increased to $240,593,000 for 2021. For 2022, the MVP declined to $61,080,000, although the Compensation Actually Paid for the PEO and the average for the other NEOs was $7,899,333 and $2,918,561, respectively, which was driven, in part, by the equity awards granted in 2022, the appreciation in the value of the Company’s stock price over the course of 2022 and distributions of banked amounts for prior years’ performance under the Company’s incentive programs, as further described in the “Compensation Discussion and Analysis.” In addition, as described in the “Compensation Discussion and Analysis,” the 2022 MVP was impacted by the HCCC’s election to exclude the net gain from the sale of the Company’s interest in Maui Jim from the MVP calculation. In connection with the transaction, we recognized a net realized gain of $574.7 million. The RLI Corp. Annual Incentive Compensation Plan provides the HCCC authority to adjust annual performance goals or performance results to exclude the effects of an extraordinary, unusual or nonrecurring event; discontinued operations; or a divestiture, among other events. In 2022 the HCCC revised the MVP calculation to provide that the net gain in 2022 from the sale of Maui Jim shares – net of tax; net of transaction costs; and net of one-time transactions bonuses paid to all employees other than the NEOs, a total of $434.4 million - would be excluded from the calculation of the Actual Return (increase in adjusted GAAP book value), which in turn is used to calculate MVP. The HCCC made this determination on the basis of a number of factors including: the guiding principles of RLI executive compensation discussed at page 40; the unique one-time nature of the transaction; market precedent for the treatment on gains by other companies from a one-time sale or divestiture transaction; the longstanding nature of the Company’s investment in Maui Jim; RLI’s contractual obligation to sell its Maui Jim shares pursuant to a Shareholder’s Agreement with the majority owner of Maui Jim; and the minority interest held by RLI and resulting lack of direct control over Maui Jim’s business by RLI, among other factors. The election to exclude the net gain from the sale had the impact of reducing the MVP calculation for the year.

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●	Relationship Between Company TSR and Peer Group TSR – As noted in the table above, during 2020 - 2022, our TSR outperformed the TSR of our Peer Group. Assuming a $100 investment on December 31, 2019, (i) for the period ending December 31, 2020, our TSR increased to $118.10 compared to our Peer Group’s TSR of $106.30, (ii) for the period ending December 31, 2021, our TSR increased to $130.80 compared to our Peer Group’s TSR of $125.00, and (iii) for the period ending December 31, 2022, our TSR increased to $163.00 compared to our Peer Group’s TSR of $148.50.

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs

The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link Compensation Actually Paid to the NEOs for 2022. In addition to the metrics noted below, the Company’s MIP and MVP Program also incorporates annual objectives relating to customer experience, innovation and strategic fit, product adjacencies, cultural adaptability, people, technology alignment and financial and growth goals. Please see the “Compensation Discussion and Analysis” for a further description of the metrics used in the Company’s executive compensation programs, including “Market Value Potential Executive Incentive Program (MVP Program) – General”, “Market Value Potential Executive Incentive Program (MVP Program) – Annual Incentive Compensation Component”, “Management Incentive Program (MIP)”, Underwriting Profit-Sharing Program (UPP) – Annual Incentive Compensation Component”, “Market Value Potential Executive Incentive Program (MVP Program) – Long-Term Incentive Compensation Component and Forfeiture Provision (Clawback)”, and “Underwriter Profit-Sharing Program – Long-Term Incentive Compensation Component” on pages 39-44.

●	Market Value Potential (applicable to all NEOs)
●	Operating Return on Equity (applicable to Messrs. Diefenthaler and Fick)
●	Combined Ratio (applicable to Messrs. Diefenthaler and Fick)
●	Five-Year Growth in Book Value: Rank Among Peer Companies (applicable to Messrs. Kliethermes and Bryant, and Ms. Klobnak)
●	Underwriting Profit (applicable to Mr. Diefenthaler)
●	Stock Price (applicable to all NEOs through the use of stock options)

SAFEGUARDS AGAINST UNNECESSARY OR EXCESSIVE COMPENSATION RISK

Management of the Company, including leaders in legal and human resources, undertook analysis of the Company’s long-standing compensation structure considering the Company’s compensation policies and practices with respect to the NEOs, as well as the other employees of the Company, to determine whether incentives arising from compensation policies or practices relating to any of the Company’s employees would be reasonably likely to have a material adverse effect on the Company. Based on the analysis and discussions, the HCCC and management concluded that the Company’s compensation policies and practices do not create risks reasonably likely to have a material adverse effect on the Company, and again confirmed that the mix of compensation types and time frames tend to align risk-taking with appropriate medium and long-term rewards for the Company.

The following is a discussion of how the Company’s compensation policies and practices for its employees will affect risk management practices and risk-taking incentives. The Company is in the business of insurance and therefore takes on the risk of others in return for appropriate premiums. The Company is therefore particularly sensitive to matching the annual incentives it pays to its employees with the long-term risk and value created by the insurance business it writes. The following discussion is broken into four areas: (1) Senior Management Compensation; (2) Underwriting Compensation; (3) Investment Practices; and (4) Employee and Executive Equity Ownership.

SENIOR MANAGEMENT COMPENSATION

In 2022, the Company’s President & CEO, COO, and CFO participated in the MVP Program, an incentive program described in further detail on page 39. The MVP Program balances risk and opportunity by incorporating a risk-based cost of capital target. The MVP Program contains three features which adjust, for longer-term considerations, the annual measure of shareholder value creation used to determine incentive awards.

The first is a banking feature that deposits the financial component of MVP-based incentive awards (which may be positive or negative) into a “bonus bank,” paying out 33 percent of the bonus bank’s balance annually. A bonus bank balance is at risk based on future performance — future positive MVP will increase the bonus bank and payouts, while negative MVP will decrease the bank and payouts. By exposing the bonus bank balance to future performance, the MVP Program provides an incentive to sustain long-term shareholder value creation.

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The second is a Peer Company adjustment factor applicable to the financial component of an MVP Program award that rates the relative performance of the Company to that of the peer group with respect to growth in comprehensive earnings over a five-year period.

The third is Board discretion to reduce awards resulting from excessively risky actions by management, or for other subjective or objective criteria. Additionally, the MVP Program includes a Board approval mechanism, which requires the prior approval of the Independent Directors of the Board of the financial portion of any annual award (positive or negative) contributed to an MVP bonus bank that exceeds 300 percent of a participant’s base salary. This Board approval limit gives the Board the ability to reduce an award if the Board determines that MVP did not correspondingly increase shareholder value.

The HCCC believes that the risk-based cost of capital target, long-term banking feature, Peer Company adjustment factor for five-year growth in book value and Board discretion to reduce incentive awards significantly reduce the likelihood that senior management will take high-risk actions solely to improve short-term financial results to the detriment of long-term performance.

UNDERWRITING COMPENSATION

Underwriters are paid annual incentives under one of two annual incentive programs, the Underwriter Profit Program (“UPP”) or the Underwriting Incentive Plan (“UIP”). Participants in UPP, product group executives with oversight responsibility for respective product group underwriting, earn an annual incentive equal to a percentage of underwriting profit created. All other underwriters at the Company participate in UIP. UIP provides incentives based on specific performance factors such as individual and product group loss ratio, underwriting profit, combined ratio, Gross Premiums Written, and new business generation.

To calculate underwriting profit under UPP, actual and estimated losses are subtracted from premiums to ensure that the annual incentives based on underwriting profit reflect losses that occur over several years. For most products, actual and estimated losses are measured over a four to eight-year period. Over that four to eight-year period, only a partial incentive award is paid each year until all losses develop and a final underwriting profit figure can be determined for the applicable underwriting year. For earthquake and hurricane insurance, modeled expected losses are used to calculate underwriting profit for incentive purposes since losses are typically experienced over a significantly longer period of time.

The HCCC believes that by subjecting premiums to risk of actual and estimated losses, the Company’s underwriting incentive plans, UPP and UIP, ensure that the income and risk to the Company from underwriting results are closely aligned with the incentives paid to underwriters. In this manner, UPP and UIP are designed to ensure that underwriters are not given an incentive to produce short-term underwriting results without regard to the long-term income and risk consequences of their underwriting.

INVESTMENT PRACTICES

The HCCC believes that the following controls protect the Company against the Company taking excessive and unnecessary risk to maximize short-term investment results:

●	The Company's investment portfolio is managed pursuant to the oversight of the Finance & Investment Committee of the Board;
●	The Finance & Investment Committee has established an Investment Policy Statement setting forth detailed investment objectives, benchmarks, constraints, and operating policies for the portfolio;
●	All security transactions are confirmed by three Company officers; and
●	All investment actions must comply with state insurance regulatory provisions related to the investments in the portfolio.

EMPLOYEE AND EXECUTIVE EQUITY OWNERSHIP

Finally, the Company has a long-standing employee ownership culture, reflected by its ESOP implemented in 1975. The ownership culture creates strong alignment between the interests of employees and shareholders to foster a long-term shareholder value creation perspective. To further support the employee ownership culture, the HCCC has designed the executive compensation program to provide equity-based long-term incentives and has implemented a stock ownership guideline requiring significant levels of stock ownership for key executives, described in detail at page 46. The HCCC believes that significant stock holdings by employees and executives provide a strong incentive to grow long-term shareholder value and to avoid actions that increase short-term results in a manner that prevents excessive and unnecessary risk to long-term results.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2022, regarding Common Stock that may be issued under the Company’s equity compensation plans, including the Director Deferred Plan, the Deferred Plan, the 2010 LTIP, and the 2015 LTIP. As of December 31, 2022, the Company had 45,469,752 shares of Common Stock outstanding. Information is included for both equity compensation plans approved and not approved by the Company’s shareholders.

					Number of securities
	Number of securities				remaining available for
	to be issued upon exercise		Weighted-average exercise		future issuance under equity
	of outstanding options,		price of outstanding options		compensation plans (excluding
Plan Category	warrants and rights		warrants and rights		securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans
approved by shareholders (1)	1,739,868	(2)	82.42	(3)	784,121	(4)

Equity compensation plans not
approved by shareholders (5)	—		—		—	(6)

Total	1,739,868		$82.42		784,121

(1)	Consists of the 2010 LTIP and 2015 LTIP.
(2)	Includes 3,000 options to purchase shares exercisable under the 2010 LTIP, 1,692,660 options to purchase shares exercisable under the 2015 LTIP and 44,208 restricted share units (“RSU”) which will be issued upon vesting in May 2023 through May 2025 under the 2015 LTIP.
(3)	Only applies to outstanding options, as RSU’s do not have exercise prices.
(4)	Shares available for future issuance under the 2015 LTIP. Pursuant to the terms of the 2015 LTIP and for purposes of calculating the number of securities remaining available for future issuance under equity compensation plans, each RSU is a Full Value Award and therefore is counted as 2.5 shares.
(5)	Consists of the Director Deferred Plan and the Deferred Plan.
(6)	No specific number of shares of the Company’s Common Stock are reserved for future issuance under these plans. Under the Company’s Director Deferred Plan and Deferred Plan, executive officers and Directors may elect to defer compensation otherwise payable to them. Under the Director Deferred Plan and Deferred Plan, the Company must transfer to a bank trustee, under an irrevocable trust established by the Company, such number of shares of Common Stock as are equal to the compensation earned and deferred.

PROPOSAL THREE: APPROVE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCLUDE THE EXCULPATION OF OFFICERS

The Delaware General Corporation Law (the “DGCL”) was recently amended to permit Delaware companies to exculpate their officers, in addition to their directors, for personal liability in certain actions. After careful consideration, the Board approved an amendment and restatement of our Amended and Restated Certificate of Incorporation (the "Charter") to include the exculpation of officers pursuant to these recent amendments to the DGCL, subject to the approval of our shareholders.

As amended, the DGCL only permits, and our proposed amendment would only permit, exculpation of officers for claims that do not involve breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. In addition, the exculpation of officers would not apply to claims brought by or in the right of the Company, such as derivative claims. If the proposed amendment is adopted, the types of claims that would be barred against certain senior officers are a subset of those claims that are already barred against directors under our Charter, as permitted by Delaware law.

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Officers, like directors, are exposed to a substantial risk of lawsuits or proceedings seeking to impose personal monetary liability. Officer exculpation is intended to enable our officers to exercise their business judgment in furtherance of the interests of our shareholders while minimizing the potential for distraction posed by frivolous lawsuits and costs which are often borne by the Company either directly, through indemnification, or indirectly through higher insurance premiums. Without officer exculpation, the potential for such frivolous claims may impede the Corporation’s ability to attract and retain quality executives to work on its behalf, present barriers to the Corporation’s ability to accomplish its business objectives due to the diversion of management attention and result in a waste of corporate resources.

The Board believes that eliminating personal monetary liability for officers under the circumstances permitted by the DGCL is reasonable and appropriate. This limitation provides the proper balance between shareholders’ interest in accountability and their interest in limiting the assertion of potentially frivolous claims for negligence. We expect that many of our peers incorporated in Delaware, with whom we compete for executive talent, will adopt exculpation clauses that limit the personal liability of officers in their Certificates of Incorporation. Although the amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer, we believe a failure to adopt the proposed amendment could impact our recruitment and retention of exceptional officer candidates who may conclude that, without the protection of exculpation, the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Corporation.

Taking into account the limits on the type of claims for which officers’ liability would be exculpated, and the benefits the Board believes would accrue to the Company and its shareholders, the Board determined that it is in the best interests of the Company and our shareholders to amend the Charter as described herein.

The proposed amendments to Article Sixth of the Charter are as follows, with added text underlined.

SIXTH:        The personal liability of the directors and officers of the Corporation, to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as director or officer, is hereby eliminated to the fullest extent permitted by the DGCL, as the same may be amended and supplemented. Any amendment, repeal, or modification of this Article Sixth, or the adoption of any provision of the Amended and Restated Certificate of Incorporation inconsistent with this Article Sixth, shall not adversely affect any right or protection of a director or officer of the Corporation existing immediately prior to such amendment, repeal or modification. If the DGCL is amended after approval by the stockholders of this Article Sixth to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. For purposes of this Article Sixth, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as it presently exists or may hereafter be amended from time to time.

The full text of the proposed Amended and Restated Certificate of Incorporation is included in Exhibit A to this Proxy Statement.

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required to authorize the proposed amendment to the Charter. If this proposal to amend our Charter is approved by our shareholders, the resulting Amended and Restated Certificate of Incorporation for the Company will be filed with the Secretary of State of the State of Delaware shortly after the Annual Meeting. If this proposal to amend our Charter is not adopted and approved, the current Charter will remain unchanged.

The Board of Directors unanimously recommends that the shareholders vote “FOR” the Amendment of the Certificate of Incorporation to Include the Exculpation of Officers as Permitted by Delaware Law.

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PROPOSAL FOUR: APPROVAL OF THE RLI CORP. 2023 LONG-TERM INCENTIVE PLAN

On February 9, 2023, the Board approved the RLI Corp. 2023 Long-Term Incentive Plan (the “2023 LTIP”), subject to approval by our shareholders. The 2023 LTIP will replace the RLI Corp. 2015 Long-Term Incentive Plan (the “2015 LTIP”). If the 2023 LTIP is approved, no awards will be granted under the 2015 LTIP after the 2023 LTIP becomes effective. As of March 6, 2023, there were 754,121 shares of common stock that remained available for future issuance under the 2015 LTIP. Any shares reserved under the 2015 LTIP that have been unused at the time our shareholders approve the 2023 LTIP will cease to be available for future grants under the 2015 LTIP, and instead will be added to the 3,250,000 new shares reserved for future grant under the 2023 LTIP.

If the 2023 LTIP is approved by shareholders, we will continue to be able to make awards of long-term equity incentives, which we believe are critical for attracting, motivating, rewarding and retaining a talented team who will contribute to our success. If the 2023 LTIP is not adopted by our shareholders, the Company will continue to operate the 2015 LTIP pursuant to its current provisions and we may be required to increase the cash component of our compensation mix which would inhibit our ability to align our executives’ interests with the interests of our shareholders, to recruit and retain new executives, key employees and non-employee directors, and motivate our current executives and key employees over a long-term horizon.

EQUITY GRANT PRACTICES

As of March 6, 2023, there were approximately 45,808 full value awards (that is, awards other than stock options and stock appreciation rights) and approximately 1,582,026 stock options outstanding under the 2015 LTIP. As of that date, the weighted average exercise price of our outstanding stock options was $85.62, and the weighted average remaining contractual term for the outstanding stock options was 4.90 years. As noted above, as of March 6, 2023, 754,121 shares of common stock remained available for issuance under the 2015 LTIP.

Dilution

Annual dilution from our equity compensation program is measured as the total number of shares subject to equity awards granted in a given year, less cancellations and other shares returned to the reserve that year, divided by total shares outstanding at the end of the year. Annual dilution from our equity compensation program for fiscal year 2022 was 0.86%. Overhang is another measure of the dilutive impact of equity programs. Our overhang is equal to the number of shares subject to outstanding equity compensation awards plus the number of shares available to be granted, divided by the total number of outstanding shares. As of March 6, 2023, our overhang was 1.66%. As of March 6, 2023, the 3,250,000 additional shares being requested under the 2023 LTIP, together with the shares remaining available as of March 6, 2023 under the 2015 LTIP, would bring our aggregate overhang to approximately 8.84%. Overhang percentages are based on 45,551,955 shares of common stock outstanding as of March 6, 2023.

Burn Rate

Burn rate is a measure of the number of shares subject to equity awards that we grant annually, which helps indicate the life expectancy of our equity plans and is another measure of shareholder dilution. We determine our value-adjusted burn rate by calculating the number of shares granted each year divided by shares outstanding. The Company’s burn rate for the past three calendar years has been as follows:

Year	Options Granted	Restricted Stock Units Granted	Options + Restricted Stock Units Granted	Weighted Average Number of Ordinary Shares Outstanding	Burn Rate

2022	346,100	48,171	394,271	45,268,369	1.03%
2021	239,775	41,950	281,725	45,090,139	0.76%
2020	336,600	46,075	382,675	44,852,664	1.01%

Our three-year average Burn Rate is 0.93%.

CERTAIN FEATURES OF THE 2023 LTIP

The following features of the 2023 LTIP are designed to reinforce alignment between the equity compensation arrangements awarded pursuant to the 2023 LTIP and our shareholders’ interests:

●	Awards will be subject to a one-year minimum vesting period, other than awards with respect to up to 5% of the total number of shares initially available for awards under the 2023 Plan and subject to the Plan Committee’s (as

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defined below) ability to provide for accelerated exercisability or vesting of any award, including in cases of “Retirement” (as defined in the 2023 LTIP), death, “Disability” (as defined in the 2023 LTIP) or a change in control, in the terms of the Award Agreement or otherwise;
●	No discounting of the exercise price or base price of stock options or stock appreciation rights;
●	No repricing or replacement of underwater stock options or stock appreciation rights without shareholder approval other than in connection with a change in control or pursuant to the plan’s adjustment provisions, such as in connection with a recapitalization, stock split, stock dividend, or extraordinary dividend.;
●	No dividend equivalents on stock options or stock appreciation rights;
●	Any dividends or dividend equivalents accrued on unvested awards are subject to the same vesting conditions as the underlying awards;
●	Prohibition of the recycling of shares used to pay the exercise price or taxes with respect to options and stock appreciation rights;
●	Annual non-employee director compensation limit, which cannot be amended without shareholder approval; and
●	No liberal definition of “change in control”.

PURPOSES OF THE 2023 LTIP

Equity-based compensation is a significant component of our compensation program and the 2023 LTIP is intended to serve the following purposes:

●	Align the interests of the Company’s shareholders and recipients of awards under the 2023 LTIP by increasing the proprietary interest of such recipients in the Company’s growth and success;
●	Advance the interests of the Company by attracting and retaining officers, other employees, non-employee directors, consultants, independent contractors and agents; and
●	Motivate such persons to act in the long-term best interests of the Company and its shareholders.

Under the 2023 LTIP, the Company may grant:

●	Non-qualified stock options;
●	Incentive stock options (within the meaning of Section 422 of the Internal Revenue Code);
●	Stock appreciation rights (“SARs”);
●	Restricted stock, restricted stock units and other stock awards (collectively “Stock Awards”); and
●	Performance Awards.

DESCRIPTION OF THE 2023 LTIP

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached as Appendix B and incorporated into this Proxy Statement by reference.

Administration

The 2023 LTIP will be administered by the Human Capital & Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board (the “Plan Committee”), in each case consisting of two or more members of the Board. Each member of the Plan Committee is intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) “independent” within the meaning of the rules of NYSE.

Subject to the express provisions of the 2023 LTIP, the Plan Committee has the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards are evidenced by an agreement containing such provisions not inconsistent with the 2023 LTIP as the Plan Committee approves. The Plan Committee also has authority to establish rules and regulations for administering the 2023 LTIP and to decide questions of interpretation or application of any provision of the 2023 LTIP. The Plan Committee may take any action such that (1) any outstanding options and SARs become exercisable in part or in full, (2) all or any portion of a restriction period on any outstanding awards lapse, (3) all or a portion of any performance period applicable to any outstanding awards lapse, and (4) any performance measures applicable to any outstanding award be deemed satisfied at the target, maximum or any other level.

The Plan Committee may delegate some or all of its power and authority under the 2023 LTIP to the Board, a subcommittee of the Board, a member of the Board, the President and the Chief Executive Officer or any other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to a member of the Board, the President and the Chief Executive Officer or any other executive officer with regard to awards to persons subject to Section 16 of the Exchange Act.

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Available Shares

Under the 2023 LTIP, the number of shares of common stock initially available for all awards, other than substitute awards granted in connection with a corporate transaction, will be equal to the sum of (i) 3,250,000 shares of Common Stock and (ii) the number of shares of common stock that remain available for issuance under the 2015 LTIP as of the effective date of the 2023 Plan, all of which may be delivered as incentive stock options. This amount is subject to adjustment in the event of any equity restructuring that causes the per share value of shares of common stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend. The number of available shares will be reduced by the sum of 1.0 times the number of shares of common stock that become subject to outstanding options or SARs and 2.5 times the number of shares of common stock that become subject to a Stock Award or a performance award. The number of shares of common stock subject to a performance award will be deemed to be the maximum number of shares that could be received under such performance award. On the record date of March 6, 2023, the closing sales price per share of our common stock as reported on NYSE was $137.62. At the time 2023 LTIP becomes effective, none of the shares of common stock available for future grant under the 2015 LTIP will be available for grant under the 2015 LTIP.

To the extent that shares of common stock subject to an outstanding award granted under the 2023 LTIP or the 2015 LTIP are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of common stock subject to an option canceled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of common stock will again be available under the 2023 LTIP; provided that shares of common stock subject to an award granted under the 2023 LTIP or the 2015 LTIP will not again be available for issuance under the 2023 LTIP if the shares are (x) shares that were subject to an option or a stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (y) shares delivered to or withheld by the Company to pay the withholding taxes payable with respect to such award, or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise.  The number of shares of common stock that again become available will be equal to one share of common stock for each share of common stock subject to an option or SAR and (ii) 2.5 shares of common stock for each share of common stock subject to a Stock Award or performance Award.

Change In Control

Unless otherwise provided in an award agreement, in the event of a change in control of the Company, the Board (as constituted prior to such change in control) may, in its discretion, require that (i) some or all outstanding options and SARs will become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the restriction period applicable to some or all outstanding Stock Awards will lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (iv) the performance measures applicable to some or all outstanding awards will be deemed satisfied at the target, maximum or any other level. In addition, in the event of a change in control, the Board may, in its discretion, require that shares of capital stock of the company resulting from or succeeding to the business of the Company pursuant to such change in control, or the parent thereof, be substituted for some or all of the shares of Company common stock subject to outstanding awards as determined by the Board, and/or require outstanding awards, in whole or in part, and whether vested or unvested, to be surrendered to the Company in exchange for a payment of cash, other property, shares of capital stock in the company resulting from the change in control, or the parent thereof, or a combination of cash and shares, in each case having a value equal to the surrendered award.  For the avoidance of doubt, except as explicitly authorized by an award agreement or the change in control provision of the 2023 LTIP or with the consent of the participant, the Board may not terminate or cancel any equity awards (whether vested or unvested) in connection with a Change in Control.

Under the terms of the 2023 LTIP, a change in control is generally defined as (i) certain acquisitions of 30% or more of the Company’s voting power; (ii) the consummation of certain mergers, consolidations, reorganizations, statutory share exchanges, exchange offers or similar transactions involving the Company in which either (a) Company shareholders immediately prior to the transaction would not, immediately after the transaction, as a result of their ownership of voting stock of the Company immediately prior to the transaction (x) hold shares sufficient to elect a majority of the members of the board of directors of the resulting entity and (y) hold shares of the resulting entity in substantially the same proportion as their ownership of the voting stock of the Company immediately prior to the transaction, or (b) directors of the Company immediately prior to the transaction would not, immediately after the transaction, constitute a majority of the directors of the resulting entity, (iii) the sale or disposition of all or substantially all of the  Company’s assets to a person other than an affiliate, or (iv) the number of directors of the Company who were not elected or nominated by the Board or its nominating/governance committee constitute a majority of directors of the Company.  The Plan Committee has authority to determine whether a change in control of the Company has occurred, and the date of the occurrence of such change in control and any incidental matters relating thereto.

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No Repricing

The Plan Committee may not, without the approval of shareholders, (i) reduce the purchase price or base price of any previously granted stock option or SAR, (ii) cancel any previously granted stock option or SAR in exchange for another stock option or SAR with a lower purchase price or base price or (iii) cancel any previously granted stock option or SAR in exchange for cash or another award if the purchase price of such stock option or the base price of such SAR exceeds the fair market value of a share of common stock on the date of such cancellation, in each case, other than in connection with a change in control or pursuant to the plan’s adjustment provisions, such as in connection with a recapitalization, stock split, stock dividend, or extraordinary dividend.

Clawback Of Awards

The awards granted under the 2023 LTIP and any cash payment or shares of common stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

Effective Date, Termination And Amendment

The 2023 LTIP will become effective as of the date of approval by the Company’s shareholders and will terminate as of the first annual meeting of the Company’s shareholders to occur on or after the tenth anniversary of such shareholder approval, unless earlier terminated by the Board. The Board may amend the 2023 LTIP at any time, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including any rule of NYSE, and provided that no amendment may be made that seeks to modify the non-employee director compensation limit or the prohibition on repricing of stock options and SARs without shareholder approval under the 2023 LTIP and no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

Eligibility

Participants in the 2023 LTIP will consist of such officers, other employees, non-employee directors, consultants, independent contractors and agents of the Company and its subsidiaries (and such persons who are expected to become any of the foregoing) as selected by the Plan Committee. As of March 6, 2023, 996 employees and nine non-employee directors would be eligible to participate in the 2023 LTIP.

Non-Employee Director Compensation Limit

Under the terms of the 2023 LTIP, the aggregate value of cash compensation and the grant date fair value of shares of common stock that may be awarded or granted during any fiscal year of the Company to any non-employee director will not exceed $600,000.

Minimum Vesting Conditions

No awards granted under the 2023 LTIP will become exercisable or vested prior to the one-year anniversary of the date of grant; provided, however, that, such restriction will not apply to awards granted under the 2023 LTIP with respect to the number of shares of common stock that, in the aggregate, does not exceed five percent (5%) of the total number of shares initially available for awards under 2023 LTIP. The foregoing restriction does not apply to the Plan Committee’s right to accelerate or continue the vesting or exercisability of an award upon or after a change in control or termination of employment or otherwise pursuant to the administrative provisions under the 2023 LTIP.

Stock Options And SARS

The 2023 LTIP provides for the grant of stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.

Each option will be exercisable for no more than ten (10) years after its date of grant, as determined by the Plan Committee. If the option is an incentive stock option and the optionee owns greater than ten percent (10%) of the voting power of all shares of capital stock of the Company (a “ten percent holder”), then the option will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of an option will not be less than 100% of the fair market value of a share of common stock on the date of grant, unless the option is an incentive stock option and the optionee is a ten percent holder, in which case the exercise price will be the price required by the Internal Revenue Code.

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Each SAR will be exercisable for no more than ten (10) years after its date of grant, as determined by the Plan Committee. Other than in the case of substitute awards granted in connection with a corporate transaction, the base price of a SAR will not be less than 100% of the fair market value of a share of common stock on the date of grant, provided that the base price of a SAR granted in tandem with an option (a “tandem SAR”) will be the exercise price of the related option. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of common stock (which may be restricted stock) or, to the extent set forth in the award agreement, cash or a combination thereof, with an aggregate value equal to the difference between the fair market value of the shares of common stock on the exercise date and the base price of the SAR.

All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs (i) upon a termination of employment of a participant, whether by reason of Disability, Retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, are determined by the Plan Committee; provided that, unless otherwise determined by the Plan Committee and set forth in the award agreement relating to the stock option or SAR, the following terms will apply:

●	Death. Upon a termination of employment with or service to the Company by reason of death, then any option or SAR that has not expired or been terminated will become fully vested and exercisable in full and may be exercised by the participant’s beneficiary at any time, or from time to time, within one year after the date of the participant’s death;

●	Disability. Upon a termination of employment with or service to the Company by reason of Disability, then any option or SAR that has not expired or been terminated will become fully vested and exercisable in full and may be exercised by the participant’s beneficiary at any time, or from time to time, within three years after the date of such termination of employment or service;

●	Retirement. Upon a termination of employment with or service to the Company by reason of Retirement, then any option or SAR (or portion thereof) that has not expired or been terminated, will, to the extent vested and exercisable as of the date of such termination of employment or service (including as a result of any acceleration that occurs under the award agreement) remain exercisable by the participant at any time, or from time to time, for three years after the date of such termination of employment or service, and the remaining portion of such option or SAR shall be forfeited.

●	Qualifying Termination. Upon an involuntary termination of employment without cause or a termination of employment for good reason that occurs within two years following a change in control (or, in certain circumstances prior to, but related to a change in control) (any such termination, a “qualifying termination”), then any option or SAR (or portion thereof) that has not expired or been terminated, will become fully vested and exercisable as of the date of such termination of employment or service and remain exercisable by the participant at any time, or from time to time, until the expiration of the term of such option or SAR.

●	Other Termination. Upon a termination of employment with or service to the Company for any reason other than death, Disability, Retirement, a qualifying termination or cause, then any option or SAR (or portion thereof) that has not expired or been terminated, will to the extent vested and exercisable as of the date of such termination of employment or service remain exercisable by the participant at any time, or from time to time, for three months after the date of such termination, and the remaining portion of such option or SAR shall be forfeited;

●	Cause. Upon a termination of employment with or service to the Company for cause, then any option or SAR that that has not expired or been terminated may be exercised, shall be forfeited without consideration, whether vested or unvested; and

●	Non-employee Director. Notwithstanding the foregoing, if the participant is a non-employee director, upon on a termination of service to the Company for any reason other than cause, then any option or SAR (or portion thereof) that has not expired or been terminated, will if (i) unvested and not exercisable as of the date of such termination of employment or service, be treated for vesting purposes in accordance with the terms described above based on the type of termination and (ii) vested and exercisable as of the date of such termination of employment or service, remain exercisable by the participant at any time, or from time to time, until the expiration of the term of such option or SAR.

Notwithstanding anything in the award agreement to the contrary, the holder of an option or SAR will not be entitled to receive dividend equivalents with respect to the shares of common stock subject to such option or SAR.

Stock Awards

The 2023 LTIP provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award as a restricted stock award, restricted stock unit award or as another stock award. Restricted stock awards and restricted stock unit awards are

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subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock has rights as a shareholder of the Company, including the right to vote and receive dividends with respect to shares of restricted stock and to participate in any capital adjustments applicable to all holders of the Company’s common stock; provided, however, that a distribution or dividend with respect to shares of common stock, including a regular cash dividend, will be deposited by the Company and will be subject to the same restrictions as the shares of Company common stock with respect to which such dividend or distribution was made.

The agreement awarding restricted stock units will specify (1) whether such award may be settled in shares of common stock, cash or a combination thereof; and (2) whether the holder will be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Plan Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of common stock subject to such award. Any dividend equivalents with respect to restricted stock units that are subject to vesting conditions will be subject to the same vesting conditions as the underlying awards. Prior to settlement of a restricted stock unit, the holder of a restricted stock unit has no rights as a shareholder of the Company.

The Plan Committee may grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of our common stock, including shares of common stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of our common stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Plan Committee. Any distribution, dividend or dividend equivalents with respect to other stock awards contemplated by this paragraph will be subject to vesting conditions will be subject to the same vesting conditions as the underlying awards.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period or performance period relating to a Stock Award, or the forfeiture and cancellation of a Stock Award (i) upon a termination of employment, whether by reason of Disability, Retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Plan Committee; provided that, notwithstanding the foregoing, unless otherwise determined by the Plan Committee and set forth in the applicable agreement relating to the performance award, upon a termination of employment during the restriction period as a result of (x) death or Disability, then all restrictions shall lapse with respect to a number of shares of common stock under the Stock Award that has been prorated for the portion of the restriction period prior to the such termination of employment and, in the case of performance-based awards, based on target performance, or (y) any other reason, then the holder will immediately forfeit any portion of the Stock Award that is unvested as of the date of such termination of employment or service.

Performance Awards

The 2023 LTIP also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of common stock (including shares of restricted stock) or cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Plan Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period and for the forfeiture of such award if the specified performance measures are not satisfied or met during the specified performance period. Any dividends or dividend equivalents with respect to a performance award will be subject to the same restrictions as such performance award. Prior to the settlement of a performance award in shares of common stock, the holder of such award has no rights as a shareholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon (i) a termination of employment, whether by reason of Disability, Retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Plan Committee; provided that, unless otherwise determined by the Plan Committee and set forth in the applicable agreement relating to the performance award, upon a termination of employment during the performance period as a result of (x) death or Disability, then all restrictions shall lapse with respect to a number of shares of common stock under the performance award that has been prorated for the portion of the performance period prior to the such termination of employment and based on target performance, or (y) any other reason, then the holder will immediately forfeit any portion of the performance award that is unvested as of the date of such termination of employment or service.

Performance Measures

Under the 2023 LTIP, the grant, vesting, exercisability or payment of certain awards, or the receipt of shares of common stock subject to certain awards, may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Plan Committee at the time of grant. Such performance criteria and objectives may include, without limitation, any one or more of the following business criteria for the Company, on a

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consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) on an individual basis: the attainment by a share of common stock of a specified fair market value for a specified period of time; increase in shareholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total shareholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; comprehensive earnings; growth in book value; combined ratio (or corollary underwriting profit); and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, and acquisitions or divestitures, or such other goals as the Plan Committee may determine whether or not listed herein.

Each such goal may be determined on a pre-tax or post-tax basis or on an absolute or relative basis, and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a performance measure or determining the achievement of a performance measure, the Plan Committee may provide that achievement of the applicable performance measures may be amended or adjusted to include or exclude components of any performance measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance measures will be subject to such other special rules and conditions as the Plan Committee may establish at any time.

NEW PLAN BENEFITS

The number of stock options or other forms of award that will be granted under the 2023 LTIP is not currently determinable. Information regarding awards granted in 2022 under the 2015 LTIP to the Named Executive Officers is provided in the “2022 Summary Compensation Table” and the “2022 Grants of Plan-Based Awards” table. Information regarding awards granted in 2022 under the 2015 LTIP to non-employee directors is provided in the “2022 Director Compensation” table.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2023 LTIP. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2023 LTIP that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2023 LTIP. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) Of The Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer, the corporation’s chief financial officer and certain other current and former executive officers of the corporation.

Stock Options

A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-

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term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (1) the lesser of the amount realized upon that disposition and the fair market value of those shares on the date of exercise over (2) the exercise price, and the Company will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

SARS

A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

Stock Awards

A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company as compensation expense, subject to the deduction limits under Section 162(m) of the Internal Revenue Code. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

The tax treatment, including the timing of taxation, of other stock awards will depend on the terms of such awards at the time of grant.

Performance Awards

A participant will not recognize taxable income at the time performance awards are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

The Board of Directors unanimously recommends that the shareholders vote “FOR” the approval of the RLI Corp. 2023 Long-Term Incentive Plan.

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PROPOSAL FIVE: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for 2023, and the Board and the Audit Committee are recommending that shareholders ratify that selection. 2023 will be the fourth year that Deloitte will serve as the independent registered public accounting firm for the Company.

Although current law, rules and regulations, as well as the Charter of the Audit Committee, require our independent auditor to be appointed, retained and supervised by the Audit Committee, the Board considers the selection of an independent auditor to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an important opportunity for shareholders to provide direct feedback to the Board on an important issue of corporate governance. If the appointment of Deloitte is not ratified by shareholders, the Audit Committee will take such action, if any, with respect to the appointment of the independent auditor as the Audit Committee deems appropriate, which may include continued retention of such audit firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of Deloitte are expected to be present at the virtual Annual Meeting with the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from the shareholders.

The affirmative vote of the holders of at least a majority of votes cast is required for approval of this proposal.

The Board of Directors and the Audit Committee recommend that the shareholders vote “FOR” the proposal to ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm of the Company for the current fiscal year.

AUDIT COMMITTEE REPORT

The following report by the Company’s Audit Committee is required by the rules of the SEC to be included in this Proxy Statement and shall not be considered incorporated by reference in other filings by the Company with the SEC.

The Audit Committee is currently composed of four Independent Directors and operates under a written charter adopted by the Board of Directors.

The primary role of the Audit Committee is to assist the Board of Directors in its oversight of (a) the Company’s corporate accounting and reporting practices, (b) the quality and integrity of the Company’s financial statements, (c) the performance of the Company’s system of internal control over financial reporting, (d) the Company’s compliance with related legal and regulatory requirements over financial reporting, (e) the qualifications, independence and performance of the Company’s independent registered public accounting firm (the “Auditor”), Deloitte & Touche LLP (“Deloitte”) for 2022, including a review of the performance of the lead engagement partner and other partners involved in the audit of the Company’s financial statements, and (f) the performance of the Company’s internal audit function. In addition to those primary roles, the Audit Committee also performs other roles and functions as outlined in its charter, including preliminary review of earnings releases and other activities. The Audit Committee also acts as the audit committee for each of the Company’s insurance company subsidiaries. A more detailed description of the Audit Committee’s roles, functions and activities is set forth in the description of Board committees elsewhere in this Proxy Statement and in the Committee’s charter, which is available on the Company’s website under the Investors section at www.rlicorp.com.

The Board of Directors has determined that each of the members of the Audit Committee qualifies as “Independent” within the meaning of the NYSE Listing Standards and the rules of the SEC. The Board of Directors has further determined that each the members are an “audit committee financial expert” within the meaning of the SEC rules.

The Audit Committee oversees the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the Auditor. The Company’s Internal Audit Services department provides objective assurance and consulting services designed to add value and improve the organization’s operational, financial, and compliance controls. The Company’s internal audit function operates under the terms of the RLI Internal Audit Services Charter, which is reviewed by the Audit Committee and approved by the Audit Committee’s chair and the Company’s CEO. To assist with this oversight, the Internal Audit Services department

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provides an annual risk-based audit plan to the Audit Committee and periodic reports are made to the Audit Committee summarizing results of internal audit activities.

The Audit Committee also provides assistance to the members of the Board of Directors in fulfilling their oversight functions of the financial reporting practices, including satisfying obligations imposed by Section 404 of the Sarbanes Oxley Act of 2002, and financial statements of the Company. It is not the duty of the Audit Committee, however, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles (“GAAP”). The Auditor is responsible for planning and conducting audits of the financial statements and internal controls over financial reporting; and the Company’s management is responsible for preparing the financial statements, designing, and assessing the effectiveness of internal control over financial reporting, and determining that the Company’s financial statements, including disclosures, are complete and accurate and in accordance with GAAP and applicable laws and regulations.

The Audit Committee contracts with and sets the fees paid to the Auditor. The fees for Deloitte’s audit services during the past two fiscal years are set forth on the next page.

The Audit Committee appoints and annually evaluates the performance of the Auditor. The Audit Committee obtains and reviews, at least annually, a report by the Auditor describing; the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, and peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the Auditor’s independence) all relationships between the Auditor and the Company. Finally, the Audit Committee also reviews the most recently available Public Company Accounting Oversight Board (“PCAOB”) annual inspection reports of the Auditor, and the Auditor’s responses thereto, including quality improvement initiatives undertaken to address inspection report observations.

Pursuant to the Sarbanes Oxley Act of 2002 and the rules of the PCAOB, the Auditor’s lead engagement partner is required to rotate every five years. The current Deloitte lead engagement partner was in the 3rd year of the five-year rotation requirement for the 2022 audit and will be on the 4th year for the 2023 audit. In addition to the Audit Committee’s evaluation of the Auditor, the Audit Committee also interviews and evaluates the experience of the audit partner and other supporting partners to help ensure they possess the requisite experience and knowledge to conduct and lead the audit team’s integrated audit of the Company’s financial statements and internal control over financial reporting.

For 2022, the Audit Committee reviewed and discussed the audit of the Company’s financial statements and internal control over financial reporting with management and Deloitte. The Audit Committee also discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee received from Deloitte the written disclosures and letter required by the applicable PCAOB requirements regarding Deloitte’s communications with the Audit Committee concerning independence. The Audit Committee also discussed Deloitte’s independence with representatives from Deloitte. Additionally, the Audit Committee promotes Deloitte’s independence by ensuring that the lines of communication are always open and constant between the Auditor and the Audit Committee. The Chair of the Audit Committee was in contact with Deloitte numerous times throughout the year. This includes regularly scheduled in-person or virtual meetings, executive sessions, and periodic discussions in between regularly scheduled meetings. The purpose of this was to allow open and unobstructed access to the Audit Committee should Deloitte need to bring anything to the Audit Committee’s attention.

Based on the review and discussions referred to above, as well as the Audit Committee’s reliance on the representation of management that the Company’s consolidated financial statements were prepared in accordance with GAAP, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC.

The foregoing report has been approved by all members of the Audit Committee.

MEMBERS OF THE AUDIT COMMITTEE

Michael E. Angelina (Chair)

Kaj Ahlmann

John T. Baily

Paul B. Medini

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FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees for services rendered by Deloitte during fiscal year 2022, the Company’s independent registered public accounting firm, for the past two fiscal years for each of the following categories of services, are set forth below:

	Fiscal Year	Fiscal Year
	2022	2021
Audit Fees	$1,110,000	$1,095,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
Tax Compliance	$—	$—
Other Tax Services	$—	$—
All Other Fees	$—	$—
Total Fees	$1,110,000	$1,095,000

Audit fees relate to professional services rendered for the audit of the consolidated financial statements of the Company, audits of the statutory financial statements of certain subsidiaries, review of quarterly consolidated financial statements and assistance with review of documents filed with the SEC, including attestation as required under Section 404 of the Sarbanes-Oxley Act of 2002.

There were no non-audit services provided by Deloitte in 2022 or 2021. Any non-audit services must be reviewed and preapproved by the Chair of the Audit Committee. The Chair will report such non-audit services to the Audit Committee no later than the next scheduled Committee meeting.

SHAREHOLDER PROPOSALS

To be included in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act, a shareholder proposal must be received by the Company no later than November 24, 2023, and otherwise comply with all applicable federal securities laws. Proposals should be directed to the attention of the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois 61615.

Pursuant to our Bylaws, in order for a shareholder to nominate a Board candidate or propose other business at the Company’s annual shareholder meetings, such nomination  or notice of other business must be delivered to, or mailed and received at, the Company’s principal executive offices, in writing to the Company not less than 90 days prior, nor more than 120 days prior, to the one-year anniversary of the preceding year’s annual shareholder meeting, and otherwise comply with the information and procedural requirements set forth in our Bylaws. Therefore, in order for a shareholder to nominate a candidate for Director or raise other business at the 2024 Annual Meeting of Shareholders, the Company must have received proper notice of the nomination or the other matter no earlier than the close of business on January 5, 2024, nor any later than February 4, 2024. In addition to satisfying the requirements in out Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of direction nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 5, 2024.

These descriptions are summaries only, and for the complete provisions, shareholders should refer to the Company’s Bylaws.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented at the virtual Annual Meeting; however, if any other matters do properly come before the meeting, it is intended that the persons appointed as proxies will vote in accordance with their best judgment.

It is important that proxies be voted promptly so the presence of a quorum may be assured well in advance of the Annual Meeting, thus avoiding the expense of follow-up solicitations. Accordingly, even if you expect to attend the virtual Annual Meeting, you are requested to promptly submit your proxy in one of the manners described on page 9.

By Order of the Board of Directors

Jeffrey D. Fick
Chief Legal Officer & Corporate Secretary
Peoria, Illinois
March 23, 2023

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INVESTOR INFORMATION

ANNUAL SHAREHOLDERS MEETING

The 2023 Annual Meeting of Shareholders will be held at 9:00 a.m., CDT, on May 4, 2023, via live webcast at www.virtualshareholdermeeting.com/rli2023. Please note that there is no in-person meeting for you to attend.

INTERNET VOTING

As a convenience, you may submit your proxies via the Internet at http://www.proxyvote.com. Instructions are in your E-Proxy Notice or in the proxy card that you receive. Registered shareholders may sign up to access the Company’s Annual Report to Shareholders and Proxy Statement over the Internet in the future by following the instructions provided when submitting your proxy by telephone or over the Internet or provided in the E-Proxy Notice. Beneficial owners may contact the brokers, banks, or other holders of record of their stock to find out whether electronic delivery is available.

SHAREHOLDER INQUIRIES

Shareholders of record with requests concerning individual account balances, stock certificates, dividends, stock transfers, tax information or address corrections should contact the Company’s transfer agent and registrar:

First Class/Registered/Certified Mail:	Courier Services:
Computershare Investor Services P.O. Box 43006 Providence, RI 02940-3006	Computershare Investor Services 150 Royall St., Suite 101 Canton, MA 02021
Shareholder Services Number(s): 1-800-736-3001	Investor Centre™ portal: www.computershare.com/investor

REQUESTS FOR ADDITIONAL INFORMATION

Electronic versions of the following documents are available on our website: 2022 Annual Report to Shareholders, which contains our 2022 Annual Report on Form 10-K Annual Report, and 2023 Proxy Statement. Printed copies of these documents are available without charge to any shareholder. To request printed copies, please contact our Assistant Corporate Secretary, Christina Dean, at 309-689-3836, at christina.dean@rlicorp.com or at 9025 N. Lindbergh Drive, Peoria, Illinois 61615.

MULTIPLE SHAREHOLDERS HAVING THE SAME ADDRESS

If you and other residents at your mailing address own shares of common stock “in street name,” your broker or bank may have sent you a notice that your household will receive only one copy of this Proxy Statement, 2022 Annual Report to Shareholders and/or E-Proxy Notice. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you reside at the same address as another shareholder of the Company and wish to receive a separate copy of the applicable materials, you may do so by sending your name, the name of your brokerage firm, and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. This revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement, 2022 Annual Report to Shareholders and/or E-Proxy Notice, or if you wish to receive individual copies of this Proxy Statement, 2022 Annual Report to Shareholders and/or E-Proxy Notice, we will send a copy to you promptly upon your written or oral request. Please contact our Assistant Corporate Secretary at the telephone number or address provided above. Shareholders who share the same address and currently receive multiple copies of the Proxy Statement, 2022 Annual Report to Shareholders and/or E-Proxy Notice who wish to receive only one copy in the future may contact their bank, broker or other holder of record, or our Assistant Corporate Secretary, Christina Dean, at the telephone number or address provided above.

CONTACTING RLI

For investor relations requests, please contact Aaron Diefenthaler, Vice President, Chief Investment Officer & Treasurer at 309-693-5846 or at aaron.diefenthaler@rlicorp.com.

RLI ON THE WEB

Our corporate website is www.rlicorp.com. Information on the website is not incorporated by reference into this Proxy Statement.

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EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RLI CORP.

The name of the corporation is RLI Corp. (the “Corporation”). The Corporation was incorporated under the name RLI Corp. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 20, 2017.  This Amended and Restated Certificate of Incorporation of the Corporation, which amends and restates in its entirety the Corporation’s original Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).  The original Certificate of Incorporation of the Corporation is hereby amended, integrated and restated to read in its entirety as follows:

FIRST:The name of the Corporation is RLI Corp.

SECOND:The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, County of New Castle, Delaware, 19808, and the name of its registered agent at such address is Corporation Service Company.

THIRD:The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL, as it now exists or may hereafter be amended and supplemented.

FOURTH:The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares of capital stock which the Corporation shall have authority to issue is 205,000,000. The total number of shares of Common Stock that the Corporation is authorized to issue is 200,000,000, having a par value of $0.01 per share, and the total number of shares of Preferred Stock that the corporation is authorized to issue is 5,000,000, having a par value of $0.01 per share.

FIFTH:The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A.	COMMON STOCK.
1.General.The voting, dividend, liquidation, conversion and stock split rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) upon any issuance of the Preferred Stock of any series.
2.Voting.Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held by such holder. Each holder of Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation (as in effect at the time in question) (the “Bylaws”) and applicable law on all matters put to a vote of the stockholders of the Corporation.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3.Dividends. Subject to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, the holders of Common Stock shall be entitled to the payment of dividends when and as declared by the Board of Directors in accordance with applicable law and to receive other distributions from the Corporation. Any dividends declared by the Board of Directors to the holders of the then outstanding Common Stock shall be paid to the holders thereof pro rata in accordance with the number of shares of Common Stock held by each such holder as of the record date of such dividend.
4.Liquidation. Subject to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.
B.	PREFERRED STOCK

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

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Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the DGCL, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL.  Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

SIXTH:        The personal liability of the directors and officers of the Corporation, to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as director or officer, is hereby eliminated to the fullest extent permitted by the DGCL, as the same may be amended and supplemented. Any amendment, repeal or modification of this Article Sixth, or the adoption of any provision of the Amended and Restated Certificate of Incorporation inconsistent with this Article Sixth, shall not adversely affect any right or protection of a director or officer of the Corporation existing immediately prior to such amendment, repeal or modification. If the DGCL is amended after approval by the stockholders of this Article Sixth to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. For purposes of this Article Sixth, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL, as it presently exists or may hereafter be amended from time to time.

SEVENTH:The Corporation shall, through the Bylaws or otherwise, to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended and supplemented, indemnify, advance expenses and hold harmless any person who was or is a director or officer of the Corporation or its subsidiaries. The Corporation may, by action of the Board of Directors, provide rights to indemnification and to advancement of expenses to such other employees or agents of the Corporation or its subsidiaries to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the DGCL. Any amendment, repeal or modification of this Article Seventh shall not adversely affect any rights or protection existing hereunder immediately prior to such repeal or modification. Notwithstanding the foregoing, the Corporation shall be required to indemnify a person in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (each a “Proceeding”), initiated by such person only if the Proceeding was authorized in the specific case by the Board of Directors.

EIGHTH:From time to time any of the provisions of this Amended and Restated Certificate of Incorporation may be amended, altered, changed or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article Eighth.

NINTH:In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the DGCL or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws, without any action on the part of the stockholders, but the stockholders may make additional Bylaws and may alter, amend or repeal any Bylaw whether adopted by them or otherwise.  The Corporation may in its Bylaws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

IN WITNESS WHEREOF, the Corporation has executed this Amended and Restated Certificate of Incorporation on this [●] day of May, 2023

Craig W. Kliethermes

President & Chief Executive Officer

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EXHIBIT B

RLI CORP.

2023 LONG-TERM INCENTIVE PLAN

I. INTRODUCTION
1.1Purposes. The purposes of the RLI Corp. 2023 Long-Term Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, Non-Employee Directors, consultants and independent contractors and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.
1.2Certain Definitions.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Automatic Exercise Date” shall mean the last business day of the term of an option or SAR.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean the participant’s:  (i) failure to comply with any material policies and procedures of the Company or any Subsidiary; (ii) conduct reflecting dishonesty or disloyalty to the Company or any Subsidiary, or which may have a negative impact on the reputation of the Company or any Subsidiary; (iii) commission of a felony, theft or fraud, or violations of law involving moral turpitude; (iv) failure to perform the material duties of his or her employment; (v) excessive absenteeism; (vi) unethical behavior.  If a participant’s employment is terminated for “Cause,” the date on which the participant’s employment is considered to be terminated, for purposes hereof, shall be the time at which such participant is instructed or notified to cease performing job responsibilities for the Company or any Subsidiary, whether or not for other reasons, such as payroll, benefits or compliance with legal procedures or requirements, he or she may still have other attributes of an employee.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Human Capital & Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean RLI Corp., a corporation organized under the laws of the State of Delaware, or any successor thereto.

“Disabled” or “Disability,” with respect to a participant, means that the participant satisfies the requirements to receive long-term disability benefits under the Company-sponsored group long-term disability plan in which the participant participates (or in the case of a Non-Employee Director, would have satisfied the requirements of the Company-sponsored long-term disability plan had the Non-Employee Director participated) without regard to any waiting periods, or that the participant has been determined by the Social Security Administration to be eligible to receive Social Security disability benefits. In addition, if Disability constitutes a payment event with respect to any award which provides for the deferral of compensation and is subject to Code Section 409A, the disability described in the preceding sentences of this Section 2(i) must be a “disability” within the meaning of Treasury Regulation Section 1.409A-3(i)(4). A participant shall not be considered to be “Disabled” unless the participant furnishes proof of the Disability to the Company in such form and manner as the Company may require.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the New York Stock Exchange on the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next following date for which transactions were reported; provided, however, the Company may in its discretion use the closing transaction price of a share of Common Stock on the day preceding the date as of which such value is being determined to the extent the Company determines such method is more practical for administrative purposes, such as for purposes of tax withholding.  If the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

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“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

“Good Reason” means any of the following conditions arising without the consent of the participant: (i) a material diminution in base salary or in the opportunity for any bonus or incentive compensation; (ii) a material diminution in the participant’s authority, duties or responsibilities; (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the participant is required to report, including a requirement that the participant report to an officer or employee instead of directly to the Board; (iv) a material diminution in the budget over which the participant retains authority; (v) a material change in the geographic location at which the participant must perform services; or (vi) any action or inaction that results in a material breach in the terms of an applicable employment agreement.  A termination will only be considered to have been made for Good Reason if the participant provides written notice of the existence of such condition to the Company or any successor employer within 90 days after the participant first becomes aware of such condition, the Company or successor employer fails to cure such condition within 30 days after receipt of such notice and the participant terminates employment within six months after the existence of such condition.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Non-Employee Director” shall mean any director of the Board who is considered a non-employee director within the meaning of Rule 16b-3(b)(3) of the Exchange Act or its successor provision.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Other Stock Award” shall mean an award granted pursuant to Section 3.4 of the Plan.

“Performance Award” shall mean a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award, Other Stock Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award.  Such performance criteria and objectives may include, without limitation, any one or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) on an individual basis:  the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; increase in stockholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; comprehensive earnings; growth in book value; combined ratio (or corollary underwriting profit); and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, and acquisitions or divestitures, or such other goals as the Committee may determine whether or not listed herein.   Each such goal may be determined on a pre-tax or post-tax basis or on an absolute or relative basis, and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a Performance Measure or determining the achievement of a Performance Measure, the Committee may provide that achievement of the applicable Performance Measures may be amended or adjusted to include or exclude components of any Performance Measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.

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“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Prior Plan” shall mean the RLI Corp. 2015 Long-Term Incentive Plan.

“Qualifying Termination” means an involuntary termination of employment without Cause or a termination of employment for Good Reason that occurs within two years following a Change in Control. In addition, if the participant’s termination of employment occurs prior to a Change in Control and it is determined that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who subsequently effectuates a Change in Control or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, for purposes of this definition, the date of a Change in Control with respect to the participant shall mean the date immediately prior to the date of the participant’s termination of employment.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof and to the extent set forth in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award or Other Stock Award shall remain in effect.

“Retirement” or “Retires” means a participant’s termination of employment on or after the date when the participant’s age plus years of service equals at least 75. For this purpose, (i) a participant’s age shall be measured in whole and partial years (with partial years measured in days) as of the date of the participant’s termination of employment and (ii) a participant’s years of service shall be based only on the participant’s actual service with the Company or a Subsidiary (and not with any other employer that may be acquired by the Company with respect to service prior to the acquisition, except as otherwise provided by the Company in writing) and shall be calculated based on the number of whole and partial years of employment (with partial years measured in days) that the participant has completed from the date of the participant’s initial employment with the Company or a Subsidiary through the date of the participant’s termination of employment.  Notwithstanding the foregoing, the Committee may specify, in its discretion, in a written Agreement, policy or guideline that a participant will be considered to have had a “Retirement” if the participant satisfies the terms of a non-competition covenant or under such other terms and conditions as specified by the Committee in its discretion.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock Awards; and (iv) Performance Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award

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and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award.  The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the President and the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the President and the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the President and the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the President and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants and independent contractors, and persons expected to become officers, other employees, Non-Employee Directors, consultants and independent contractors of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time.  The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as otherwise provided for in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director, consultant or independent contractor. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during an approved leave of absence. The aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be awarded or granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $600,000.
1.5Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, the number of shares of Common Stock that shall initially be available for all awards under this Plan, other than Substitute Awards, shall be the sum of (i) 3,250,000 and (ii) the number of Shares that remain available for issuance under the Prior Plan as of the effective date of this Plan, all of which may be issued under the Plan in connection with Incentive Stock Options.  To the extent the Company grants an option or a Free-Standing SAR under the Plan, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by an amount equal to the number of shares subject to such option or Free-Standing SAR. To the extent the Company grants a Stock Award or settles a Performance Award in shares of Common Stock, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by an amount equal to 2.5 times the number of shares subject to such Stock Award or Performance Award. The number of shares of Common Stock subject to a Performance Award shall be deemed to be the maximum number of Shares that could be received under such Performance Award.

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To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under the Plan or the Prior Plan, other than Substitute Awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan; provided, however, that shares of Common Stock subject to an award under this Plan or the Prior Plan shall not again be available for issuance under this Plan if such shares are (x) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise.  The number of shares that again become available pursuant to this paragraph shall be equal to (i) one share for each share subject to an option or Free-Standing SAR described herein and (ii) 2.5 shares for each share subject to a Stock Award or Performance Award described herein. At the time this Plan becomes effective, none of the shares of Common Stock available for future grant under the Prior Plan shall be available for grant under the Prior Plan.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

1.6Minimum Vesting Requirements. No award granted under the Plan shall become exercisable or vested prior to the one-year anniversary of the date of grant; provided, however, that, such restriction shall not apply to awards granted under this Plan with respect to the number of shares of Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares initially available for awards under this Plan. This Section 1.7 shall not restrict the right of the Committee to accelerate or continue the vesting or exercisability of an award upon or after a Change in Control or termination of employment or otherwise pursuant to Section 1.3 of the Plan.
II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
2.1Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee; provided that an Incentive Stock Option may be granted only to an employee of the Company or one of its Subsidiaries in accordance with Section 422 of the Code. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

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(b)Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.
(c)Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request; provided that, notwithstanding anything in this Section 2.1(c) to the contrary, payment shall not be permitted with shares of Common Stock if, in the opinion of the Committee, payment in such manner could have adverse financial accounting consequences for the Company.  No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).
(d)Automatic Exercise. The Company may, in its discretion, provide in an Agreement or adopt procedures that an option outstanding on the Automatic Exercise Date that has a “Specified Minimum Value” shall be automatically and without further action by the participant (or in the event of the participant’s death, the participant’s personal representative or estate), be exercised on the Automatic Exercise Date. Payment of the exercise price applicable to such option may be made pursuant to such procedures as may be approved by the Company from time to time and the Company shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 5.5. For purposes of this Section 2.1(d), the term “Specified Minimum Value” means that the Fair Market Value per share of Common Stock exceeds the exercise price of a share of Common Stock subject to an expiring option by at least such amount as the Company shall determine from time to time. The Company may elect to discontinue the automatic exercise of options pursuant to this Section 2.1(d) at any time upon notice to a participant or to apply the automatic exercise feature only to certain groups of participants. The automatic exercise of an option pursuant to this Section 2.1(d) shall apply only to an option that has been timely accepted by a participant under procedures specified by the Company from time to time.
2.2Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).

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Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b)Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that (i) no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and (ii) no Free-Standing SAR shall be exercised later than ten years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.
(c)Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).
(d)Automatic Exercise. The Company may, in its discretion, provide in an Agreement or adopt procedures that an SAR outstanding on the Automatic Exercise Date that has a “Specified Minimum Value” shall be automatically and without further action by the participant (or in the event of the participant’s death, the participant’s personal representative or estate), be exercised on the Automatic Exercise Date. The Company shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 5.5. For purposes of this Section 2.2(d), the term “Specified Minimum Value” means that the Fair Market Value per share of Common Stock exceeds the base price of a share of Common Stock subject to an expiring SAR by at least such amount as the Company shall determine from time to time. The Company may elect to discontinue the automatic exercise of SARs pursuant to this Section 2.2(d) at any time upon notice to a participant or to apply the automatic exercise feature only to certain groups of participants. The automatic exercise of an SAR pursuant to this Section 2.2(d) shall apply only to an SAR that has been timely accepted by a participant under procedures specified by the Company from time to time.
2.3Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of Disability, Retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement; provided that, notwithstanding the foregoing, unless otherwise determined by the Committee and set forth in the applicable Agreement, the following terms shall apply to an option or SAR:
(a)Death. Upon a termination of employment with or service to the Company by reason of death, then any option or SAR that has not expired or been terminated shall become fully vested and exercisable in full and may be exercised by the participant’s beneficiary at any time, or from time to time, within one year after the date of the participant’s death.
(b)Disability. Upon a termination of employment with or service to the Company by reason of Disability, then any option or SAR that has not expired or been terminated shall become fully vested and exercisable in full and may be exercised by the participant’s beneficiary at any time, or from time to time, within three years after the date of such termination of employment or service.
(c)Retirement. Upon a termination of employment with or service to the Company by reason of Retirement, then any option or SAR (or portion thereof) that has not expired or been terminated, shall, to the extent vested and exercisable

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as of the date of such termination of employment or service, including as a result of any acceleration that occurs pursuant to the terms of the applicable Agreement, remain exercisable by the participant at any time, or from time to time, for three years after the date of such termination of employment or service, and any remaining portion of such option or SAR shall be forfeited as of the date of such termination.
(d)Qualifying Termination. Upon a Qualifying Termination, then any option or SAR (or portion thereof) that has not expired or been terminated, shall become fully vested and exercisable as of the date of such termination of employment or service, remain exercisable by the participant at any time, or from time to time, until the expiration of the term of such option or SAR.
(e)Other Termination. Upon a termination of employment with or service to the Company for any reason other than death, Disability, Retirement, a Qualifying Termination or Cause, then any option or SAR (or portion thereof) that has not expired or been terminated, shall, to the extent vested and exercisable as of the date of such termination of employment or service, remain exercisable by the participant at any time, or from time to time, for three months after the date of such termination, and any remaining portion of such option or SAR shall be forfeited as of the date of such termination.
(f)Cause. Upon a termination of employment with or service to the Company for Cause, then any option or SAR that that has not expired or been terminated may be exercised, shall be forfeited without consideration, whether vested or unvested.
(g)Non-Employee Director. Notwithstanding the foregoing, if the holder is a Non-Employee Director, upon on a termination of service to the Company for any reason other than Cause, then any option or SAR (or portion thereof) that has not expired or been terminated, shall if (i) unvested and not exercisable as of the date of such termination of service, be treated for vesting purposes in accordance with the terms of clauses (a)-(e) based on the type of termination and (ii) vested and exercisable as of the date of such termination of service, remain exercisable by the participant at any time, or from time to time, until the expiration of the term of such option or SAR.
2.4No Repricing. The Committee shall not, without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5.7.
2.5No Dividend Equivalents. Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.
III. STOCK AWARDS
3.1Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award or, in the case of an Other Stock Award, the type of award being granted.
3.2Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.
(b)Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

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(c)Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award.  All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part.  Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.
(d)Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution or dividend with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.
3.3Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award, including the number of shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.
(b)Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(c)Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award.  Any dividend equivalents with respect to Restricted Stock Units that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying awards. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.
3.4Other Stock Awards.  Subject to the limitations set forth in the Plan, the Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, including without limitation shares of Common Stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of Common Stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee.  The Committee shall determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion. Any distribution, dividend or dividend equivalents with respect to Other Stock Awards that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying awards.
3.5Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by

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reason of Disability, Retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement; provided that, notwithstanding the foregoing, unless otherwise determined by the Committee and set forth in the applicable Agreement, if the holder of an award has a termination of employment during the Restriction Period or the Performance Period as a result of (i) the holder’s death or Disability, then all restrictions shall lapse with respect to a number of Shares under the Stock Award that has been prorated for the portion of the Restriction Period or Performance Period prior to the holder’s termination of employment, based on target performance, or (y) any other reason, the holder will immediately forfeit any portion of the Stock Award that is unvested as of the date of the holder’s termination of employment or service.
IV. PERFORMANCE AWARDS
4.1Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.
4.2Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a)Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.
(b)Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.
(c)Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d). Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.
4.3Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of Disability, Retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement; provided that, notwithstanding the foregoing, unless otherwise determined by the Committee and set forth in the applicable Agreement, if the holder of an award has a termination of employment during the Performance Period as a result of (i) the holder’s death or Disability, then all restrictions shall lapse with respect to a number of Shares under the Award that has been prorated for the portion of the Performance Period prior to the holder’s termination of employment, based on target performance, or (y) any other reason, the holder will immediately forfeit any portion of the Performance Award that is unvested as of the date of the holder’s termination of employment or service.
V. GENERAL
5.1Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2023 annual meeting of stockholders and shall become effective as of the date on which the Plan is approved by stockholders. This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than ten years after the date on which the Plan was approved by the Board. In the event that

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this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect, and the RLI Corp. 2015 Long-Term Incentive Plan shall remain in effect in accordance with its terms.

5.2Amendments. The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including any rule of the New York Stock Exchange, or any other stock exchange on which the Common Stock is then traded, or (ii) such amendment seeks to modify the Non-Employee Director compensation limit set forth in Section 1.3 or the prohibition on repricing set forth in Section 2.4 hereof; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.
5.3Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, executed or electronically accepted by the recipient of such award. Upon such execution or acceptance and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.
5.4Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a domestic relations order, in each case, without consideration.  Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.
5.5Tax Withholding.  The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award.  Shares of Common Stock to be withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.
5.6Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.
5.7Adjustment. In the event of any Fundamental Change or equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number

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and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Stock Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Award (including the number and class of securities subject thereto, if applicable), shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code.  In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
5.8Change in Control.
(a)Subject to the terms of the applicable Agreements, in the event of a “Change in Control,” the Board, as constituted prior to the Change in Control, may, in its discretion:
(1) require that (i) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the Restriction Period applicable to some or all outstanding Stock Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (iv) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;
(2) require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or
(3) require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (i) a cash payment or other property in an amount equal to (A) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (B) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i), whether or not vested, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (C) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i); (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.

For the avoidance of doubt, except as explicitly authorized in an Agreement, by this Section 5.8(a) or by a participant in writing, the Board may not terminate or cancel any equity awards (whether vested or unvested) in connection with a Change in Control.

(b)For purposes of this Plan, a “Change in Control” shall be deemed to have occurred if:
(1) any “Person,” within the meaning of Section 13(d) or 14(d) under the Exchange Act, including any group (within the meaning of Section 13(d)(3) under the Exchange Act), becomes the “Beneficial Owner,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of 30% or more of the combined voting power of the Company’s outstanding shares, other than beneficial ownership by (A) the Company or any subsidiary of the Company, (B) any employee benefit plan of the Company

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or any subsidiary of the Company or (C) any entity of the Company for or pursuant to the terms of any such plan.

Notwithstanding the foregoing, a Change in Control shall not occur as the result of an acquisition of outstanding shares of the Company by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by a Person to 30% or more of the shares of the Company then outstanding; provided, however, that if a Person becomes the Beneficial Owner of 30% or more of the shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of the Company, then a Change in Control shall be deemed to have occurred; or

(2) the Company consummates a merger or consolidation with another entity, or engages in a reorganization with or a statutory share exchange or an exchange offer for the Company’s outstanding voting stock of any class with another entity or acquires another entity by means of a statutory share exchange or an exchange offer, or engages in a similar transaction; provided that no Change in Control shall have occurred by reason of this paragraph unless either:
1(A)  the stockholders of the Company immediately prior to the consummation of the transaction would not, immediately after such consummation, as a result of their beneficial ownership of voting stock of the Company immediately prior to such consummation

(I)be the Beneficial Owners, directly or indirectly, of securities of the resulting or acquiring entity entitled to elect a majority of the members of the board of directors or other governing body of the resulting or acquiring entity; and

(II)be the Beneficial Owners of the resulting or acquiring entity in substantially the same proportion as their beneficial ownership of the voting stock of the Company immediately prior to such transaction; or

1(B)    those persons who were directors of the Company immediately prior to the consummation of the proposed transaction would not, immediately after such consummation, constitute a majority of the directors of the resulting entity; or
(3) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person (as defined in paragraph (1) above) other than a Subsidiary; or
(4) the number of duly elected and qualified directors of the Company who were not either elected by the Board or nominated by the Board or its nominating/governance committee for election by the shareholders constitute a majority of the total number of directors of the Company as fixed by its Bylaws;

provided, that with respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (1), (2), (3) or (4) also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) if required in order for the payment not to violate Section 409A of the Code.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

5.9Deferrals and Section 409A. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder, other than awards of options or SARs, shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code. Awards under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Although the Company does not guarantee any particular tax treatment, to the extent that any award is subject to Section 409A of the Code, it shall be paid in a manner that is intended to comply with Section 409A of the Code, including regulations and any other guidance issued by the Secretary of the Treasury and the Internal Revenue

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Service with respect thereto. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. Notwithstanding anything in the Plan or any Agreement to the contrary, each participant shall be solely responsible for the tax consequences of awards, and in no event shall the Company have any responsibility or liability if an award does not meet any applicable requirements of Section 409A. Although the Company intends to administer the Plan to prevent taxation under section 409A, the Company does not represent or warrant that the Plan or any award complies with Section 409A or any other provision of federal, state, local or other tax law.
5.10No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company or any Subsidiary or affect in any manner the right of the Company or any Subsidiary to terminate the employment or service of any person at any time without liability hereunder.
5.11Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.
5.12Designation of Beneficiary. To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property authority shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.
5.13Awards Subject to Clawback. The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to such an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
5.14Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
5.15Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

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© 2023 RLI CORP.

RLI®

DIFFERENT WORKS

9025 N. LINDBERGH DRIVE
PEORIA, IL 61615-1431
P: 309.692.1000 | RLICORP.COM

90    |    RLI Corp. 2023 Proxy Statement

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V02435-P89765 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! RLI CORP. RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 Nominees: 1b. Michael E. Angelina 1a. Kaj Ahlmann 1e. Jordan W. Graham Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign. 1c. David B. Duclos 1d. Susan S. Fleming 1f. Craig W. Kliethermes 1g. Paul B. Medini 1h. Jonathan E. Michael 1i. Robert P. Restrepo 1j. Debbie S. Roberts 1k. Michael J. Stone 2. Non-Binding, Advisory Vote to Approve the Compensation of the Company's Named Executive Officers (the "Say-on-Pay" vote). 3. Approval of an Amendment to the Company's Certificate of Incorporation to Include the Exculpation of Officers. 4. Approval of the 2023 RLI Corp. Long-Term Incentive Plan. 5. Ratification of the Selection of Independent Registered Public Accounting Firm. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1. Election of Directors The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 3, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 1, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/rli2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 3, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 1, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V02436-P89765 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com. THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEE OF RLI CORP. The undersigned hereby appoints Michael E. Angelina and Jordan W. Graham, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either one of them, to represent and to vote, as indicated on the other side of this form or as indicated by phone or Internet, the shares of Common Stock of RLI Corp. held of record by the undersigned on March 6, 2023, at the RLI Corp. Annual Meeting of Shareholders to be held on May 4, 2023 or any adjournments thereof. If no vote is provided, the Proxies shall vote (a) for each of the director nominees listed on the reverse side of this form, (b) for Proposals 2, 3, 4 and 5, and in their discretion, upon such other business as may properly come before the meeting. (Continued and to be signed and dated on the reverse side.)

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V02437-P89765 For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! RLI CORP. RLI CORP. 9025 NORTH LINDBERGH DRIVE PEORIA, IL 61615 Nominees: 1b. Michael E. Angelina 1a. Kaj Ahlmann 1e. Jordan W. Graham Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign. 1c. David B. Duclos 1d. Susan S. Fleming 1f. Craig W. Kliethermes 1g. Paul B. Medini 1h. Jonathan E. Michael 1i. Robert P. Restrepo 1j. Debbie S. Roberts 1k. Michael J. Stone 2. Non-Binding, Advisory Vote to Approve the Compensation of the Company's Named Executive Officers (the "Say-on-Pay" vote). 3. Approval of an Amendment to the Company's Certificate of Incorporation to Include the Exculpation of Officers. 4. Approval of the 2023 RLI Corp. Long-Term Incentive Plan. 5. Ratification of the Selection of Independent Registered Public Accounting Firm. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1. Election of Directors The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 3, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 1, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/rli2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 3, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 1, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V02438-P89765 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com. Confidential Voting Instructions THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEE OF RLI CORP. EMPLOYEE STOCK OWNERSHIP PLAN By signing on the reverse side or by voting by phone or Internet, you direct the Trustee of the RLI Corp. Employee Stock Ownership Plan (ESOP) to vote (in person or by proxy), as provided, the number of shares of RLI Corp. Common Stock credited to this account as of March 6, 2023 under the RLI Corp. ESOP, at the RLI Corp. Annual Meeting of Shareholders to be held on May 4, 2023 or any adjournments thereof. If no vote is provided, the Trustee shall vote (a) for each of the director nominees listed, (b) for Proposals 2, 3, 4 and 5, and in their discretion, all on a pro rata basis with all shares of Common Stock held in the RLI Corp. ESOP (based upon the vote of all other participants who provide voting instructions unless contrary to applicable law), and, in its discretion, upon such other business as may properly come before the meeting. (Continued and to be signed and dated on the reverse side.)